UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Kaiser Aluminum Corporation
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Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610-2831

April [ ], 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Kaiser Aluminum Corporation to be held at the company's corporate office, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610 on Tuesday, June 2, 2015, at 9:00 a.m., local time.

During the Annual Meeting, stockholders will consider and vote upon (i) the election of three members to the board of directors, (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, (iii) the approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, (iv) the amendment of our amended and restated certificate of incorporation to implement a majority voting standard in uncontested director elections, and (v) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting.

While the company does not expect to make a separate presentation, certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have.

Whether or not you plan to attend the Annual Meeting, we urge you to review carefully the accompanying material and to vote by proxy without delay. To do so, please submit your voting instructions over the Internet or by telephone as indicated on the enclosed proxy card or by completing, signing and dating the enclosed proxy card and returning it by mail in the accompanying envelope. If you attend the Annual Meeting, you may vote in person even if you have previously submitted your voting instructions over the Internet, by telephone or by mail.

Jack A. Hockema
President, Chief Executive Officer and
Chairman of the Board

Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610-2831

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kaiser Aluminum Corporation will be held at the company's corporate office, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610 on Tuesday, June 2, 2015, at 9:00 a.m., local time, for the following purposes:

(1)	To elect three members to our board of directors for three-year terms to expire at our 2018 annual meeting of stockholders;

(2)	To approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this Proxy Statement;

(3)	To approve the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

(4)	To amend our amended and restated certificate of incorporation to implement a majority voting standard in uncontested director elections;

(5)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and

(6)	To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

The close of business on April 10, 2015 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

We urge stockholders to vote by proxy by submitting voting instructions over the Internet or by telephone as indicated on the enclosed proxy card or by completing, signing and dating the enclosed proxy card and returning it by mail in the accompanying envelope, which does not require postage if mailed in the United States.

By Order of the Board of Directors

John M. Donnan
Executive Vice President - Legal,
Compliance and Human Resources

April [ ], 2015
Foothill Ranch, California

Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610-2831

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2015
_________________________________________________
TABLE OF CONTENTS

Page
GENERAL QUESTIONS AND ANSWERS	1
PROPOSALS REQUIRING YOUR VOTE	5
Proposal for Election of Directors	5
Proposal for Advisory Vote on Executive Compensation	9
Proposal for Approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code	11
Proposal for the Amendment of our Amended and Restated Certificate of Incorporation to Implement Majority Voting Standard in Uncontested Director Elections	19
Proposal for Ratification of the Selection of our Independent Registered Public Accounting Firm	20
CORPORATE GOVERNANCE	21
Stockholder Communications with the Board of Directors	21
Board and Committee Meetings and Consents in 2014	21
Annual Meetings of Stockholders	21
Director Independence	22
Annual Performance Reviews	22
Stock Ownership Guidelines and Securities Trading Policy	22
Director Designation Agreement	22
Board Leadership Structure and Risk Oversight	23
Risks Arising from Compensation Policies and Practices	24
Board Committees	25
EXECUTIVE OFFICERS	29
EXECUTIVE COMPENSATION	31
Compensation Committee Report	31
Compensation Discussion and Analysis	32
Summary Compensation Table	44
All Other Compensation	45
Grants of Plan-Based Awards in 2014	46
Employment-Related Agreements and Certain Employee Benefit Plans	47
Outstanding Equity Awards at December 31, 2014	52
Option Exercises and Stock Vested in 2014	53
Pension Benefits as of December 31, 2014	54
Nonqualified Deferred Compensation for 2014	54
Potential Payments and Benefits Upon Termination of Employment	55
DIRECTOR COMPENSATION	76
Director Compensation for 2014	76
Director Compensation Arrangements	76
EQUITY COMPENSATION PLAN INFORMATION	77
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP	78
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	79
AUDIT COMMITTEE REPORT	80
INDEPENDENT PUBLIC ACCOUNTANTS	82
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	82
OTHER MATTERS	82
FORM 10-K	83
STOCKHOLDER PROPOSALS	83
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2015: The Proxy Statement and our Annual Report to Stockholders are available at www.envisionreports.com/kalu.

GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being sent to stockholders and what is its purpose?

A:	This Proxy Statement is first being sent to our stockholders on or about May [ ], 2015 at the direction of our board of directors in order to solicit proxies for our use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Tuesday, June 2, 2015, at 9:00 a.m., local time, at our corporate office, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610.

Q:	Who may attend the Annual Meeting?

A:	All of our stockholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on April 10, 2015 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:

•	The election of three members to our board of directors to serve until our 2018 annual meeting of stockholders;

•	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement;

•
The approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, which we refer to as the Equity Incentive Plan and a copy of which is attached as Appendix A to this Proxy Statement, for purposes of Section 162(m) of the Internal Revenue Code;

•	The amendment of our amended and restated certificate of incorporation to implement a majority voting standard in uncontested director elections.

•	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and

•	Such other business as may properly come before the Annual Meeting or any adjournments.

Q:	How does the board of directors recommend that I vote?

A:	The board of directors recommends that you vote your shares:

•	“FOR ALL” the director nominees identified in “Proposals Requiring Your Vote - Proposal for Election of Directors” below;

•	“FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement;

•	"FOR" the approval of the Kaiser Aluminum Corporation Amended and Restated Equity and Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

•	"FOR" the amendment of our amended and restated certificate of incorporation to implement a majority voting standard in uncontested director elections; and

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

Q:	How can I vote?

A:	You can vote in person at the Annual Meeting or you can vote prior to the Annual Meeting by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy without delay.

Q:	How do I vote by proxy?

A:	If you choose to vote your shares by proxy, you have the following options:

•
Over the Internet: You can vote over the Internet at the website shown on your proxy card. Internet voting will be available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Monday June 1, 2015.

•
By telephone: You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting will be available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Monday, June 1, 2015.

•	By mail: You can vote by mail by completing, signing and dating your proxy card and returning it in the enclosed prepaid envelope.

Q:	I want to attend the Annual Meeting and vote in person. How do I obtain directions to the Annual Meeting?

A:	You may obtain directions to the Annual Meeting by calling us at (949) 614-1740.

Q:	What constitutes a quorum?

A:
As of April 10, 2015, the record date, 17,220,496 shares of our common stock were issued and outstanding. A majority of these shares present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If you properly vote by proxy by submitting your voting instructions over the Internet, by telephone or by mail, then your shares will be counted as part of the quorum. Abstentions or votes that are withheld on any matter will be counted towards a quorum but will be excluded from the vote relating to the particular matter under consideration. Broker non-votes are counted towards a quorum but are excluded from the vote with respect to the matters for which they are applicable. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Among our proposals, brokers will have discretionary voting power only with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

Q:	What are the voting requirements for the proposals?

A:	There are different voting requirements for the proposals.

•
Directors will be elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the highest number of votes will be elected. If you withhold authority to vote for any particular director nominee, your shares will not be counted in the vote for that nominee and will have no effect on the outcome of the vote.

•
The approval of the holders of a majority of the total number of outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and actually voted on the proposal is necessary (1) to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, (2) to approve the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, and (3) to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. If you abstain from voting on the proposal to approve the compensation of our named executive officers as disclosed in this Proxy Statement, the proposal to approve the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code, and/or the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015, your shares will not be counted in the vote for such proposal(s) and will have no effect on the outcome of the vote.

•
The affirmative vote of the holders of at least 67% of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve the amendment to our amended and restated certificate of incorporation to implement a majority voting standard in uncontested director elections. If you abstain from voting on the proposal to amend our amended and restated certificate of incorporation, your shares will effectively be a vote against that proposal.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
As discussed above, among our proposals, brokers will have discretionary voting power only with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. To be sure your shares are voted, you should instruct your broker to vote your shares using the instructions provided by your broker.

Q:	What will happen if the compensation of the company's named executive officers is not approved by the stockholders?

A:
Because this is an advisory vote, our board of directors and compensation committee will not be bound by the approval of, or the failure to approve, the executive compensation of our named executive officers as disclosed in this Proxy Statement. The board of directors and the compensation committee, however, value the opinions that our stockholders express in their votes and will consider the outcome of the vote when determining future executive compensation programs.

Q:
What will happen if the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan is not approved by the stockholders for purposes of Section 162(m) of the Internal Revenue Code?

A:
If the Equity Incentive Plan is approved by our stockholders for purposes of Section 162(m) of the Internal Revenue Code, we would continue to have the flexibility to grant awards that qualify for the performance-based exclusion from the deduction limitations under Section 162(m). Section 162(m) generally limits the deductibility of compensation in excess of $1 million paid to our principal executive officer and our next three highest-paid executive officers, other than the principal financial officer, unless certain criteria are satisfied. If the Equity Incentive Plan is not approved by our stockholders, we will cease to have the flexibility to grant awards that qualify for the performance-based exclusion from the deduction limitations under Section 162(m).

Q:	What will happen if the proposed amendment of our amended and restated certificate of incorporation is not approved by stockholders?

A:
If the amendment of our amended and restated certificate of incorporation to implement a majority voting standard in uncontested director elections is not approved by stockholders at the Annual Meeting, the amendment will not become effective, the voting standard in uncontested director elections will remain a plurality standard and our amended and restated certificate of incorporation, bylaws and corporate governance guidelines will not be amended as described in this Proxy Statement.

Q:	What will happen if the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 is not ratified by the stockholders?

A:
Pursuant to the audit committee charter, the audit committee of our board of directors has sole authority to appoint our independent registered public accounting firm, and the audit committee will not be bound by the ratification of, or failure to ratify, the selection of Deloitte & Touche LLP. The audit committee will, however, consider any failure to ratify the selection of Deloitte & Touche LLP in connection with the appointment of our independent registered public accounting firm the following year.

Q:	Can I change my vote after I give my proxy?

A:	Yes. If you vote by proxy, you can revoke that proxy at any time before voting takes place at the Annual Meeting. You may revoke your proxy by:

•voting again over the Internet or by telephone no later than 11:59 p.m., Eastern Time, on Monday, June 1, 2015;

•submitting a properly signed proxy card with a later date;

•delivering, no later than 5:00 p.m., Eastern Time, on Monday, June 1, 2015, written notice of revocation to our
Secretary, c/o Computershare, P.O. Box 43126, Providence, Rhode Island 02940-5138; or

•	attending the Annual Meeting and voting in person.

Your attendance alone will not revoke your proxy. To change your vote, you must also vote in person at the Annual Meeting. If you instruct a broker to vote your shares, you must follow your broker's directions for changing those instructions.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are held in more than one account. You must vote each proxy card to ensure that all of your shares are voted at the Annual Meeting.

Q:	Who will count the votes?

A:	Representatives of Computershare, our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	How much will this proxy solicitation cost?

A:
We have hired MacKenzie Partners, Inc. to assist us in the distribution of proxy materials and solicitation of votes at a cost not to exceed $4,500, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. In addition to the use of the mail, proxies may be solicited personally or by telephone by our employees or by MacKenzie Partners.

PROPOSALS REQUIRING YOUR VOTE

Proposal for Election of Directors

General

Our board of directors currently has 11 members, consisting of our President and Chief Executive Officer and 10 independent directors. William F. Murdy will retire from our board of directors upon the expiration of his current term on June 2, 2015. To facilitate this transition, we temporarily increased the size of our board of directors from 10 to 11 in September 2014 and appointed L. Patrick Hassey to our board of directors. Following Mr. Murdy's retirement, the size of our board of directors will be reduced back to 10 members. Our current directors are:

Carolyn Bartholomew	William F. Murdy

David Foster	Alfred E. Osborne, Jr., Ph.D.

L. Patrick Hassey	Jack Quinn

Jack A. Hockema	Thomas M. Van Leeuwen

Teresa A. Hopp	Brett E. Wilcox

Lauralee E. Martin

Mr. Hockema, our President and Chief Executive Officer, serves as our Chairman of the Board, and Dr. Osborne serves as our Lead Independent Director.

Our board of directors represents a breadth of experience and diversity in perspective and background, as reflected in the summary of their collective qualifications below. Additionally, our directors have a broad range of tenures, from less than one year to nine years of service. This balances institutional knowledge and experience with new perspectives and ideas, as well as ensures a smooth succession over time.

Experience/Qualifications	Bartholomew	Foster	Hassey	Hockema	Hopp	Martin	Murdy	Osborne	Quinn	Van Leeuwen	Wilcox
Board of Directors	•	•	•	•	•	•	•	•	•	•	•
Leadership / Management			•	•	•	•	•				•
Aluminum Industry			•	•							•
Economic, Regulatory and/or Policy	•	•	•	•		•	•	•	•	•	•
Labor / Talent Management & Development	•	•	•	•		•	•		•		•
Financial / Investment			•	•	•	•		•		•	•

Our amended and restated certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes. The term of our Class III directors expires at this year's annual meeting of stockholders; the term of our Class I directors will expire at the 2016 annual meeting of stockholders; and the term of our Class II directors will expire at the 2017 annual meeting of stockholders.

The nominating and corporate governance committee of our board of directors has recommended, and our board of directors has approved, the nomination of the three nominees listed below. The nominees have indicated their willingness to serve as members of the board of directors if elected; however, in case any nominee becomes unavailable for election to the board of directors for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote proxies for a substitute nominee. Proxies cannot be voted for more than three nominees.

The board of directors recommends a vote “FOR ALL” of the persons nominated by the board of directors.

Nominees for Class III Directors

Set forth below is information about the Class III director nominees, including their ages, present principal occupations, other business experiences, directorships in other public companies, membership on committees of our board of directors, and reasons why each individual nominee's specific experience, qualifications, attributes or skills led the nominating and corporate governance committee to recommend and our board of directors to conclude that the nominee should serve as a director of the company.

David Foster, 67, has served as a director of Kaiser since June 2009. Mr. Foster has been Senior Advisor to the Office of the Secretary of the U.S. Department of Energy since June 2014 and an adjunct faculty member of the University of Minnesota since January 2003. Prior to that, Mr. Foster was Executive Director of Blue Green Alliance, a strategic national partnership between labor unions and environmental organizations to expand the job-creating potential of the green economy and improve the rights of workers at home and around the world, from June 2006 to June 2014. Mr. Foster was also previously a director of the United Steel, Paper and Foresting, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (referred to herein as the “USW”) for District #11. Mr. Foster has been a member of the board of directors of Evraz North America, d/b/a Oregon Steel Manufacturing, a subsidiary of Evraz, a global steel company, since June 2006. Mr. Foster serves on the nominating and corporate governance and talent development committees of our board of directors. Pursuant to the terms of the Director Designation Agreement described below, Mr. Foster was designated by the USW as a director candidate in connection with our 2009 and 2012 annual meetings of stockholders and again in 2015 in connection with the upcoming Annual Meeting. However, his experience with our company exceeds 18 years and includes his role as the primary USW negotiator of our master labor agreement with the USW. Mr. Foster's extensive labor experience representing the USW and with the Blue Green Alliance allow him to provide guidance and insight to our board and management regarding labor relations, including with the USW, relations with our hourly workforce, the impact of environmental and regulatory initiatives on US based manufacturers and sustainability.

L. Patrick Hassey, 69, has served as a director of Kaiser since September 2014. Prior to his retirement in May 2011, Mr. Hassey served as Chairman and Chief Executive Officer of Allegheny Technologies Incorporated ("ATI"), a global leader in the production of specialty materials for the aerospace, chemical and oil and gas industries, where he was elected to the board of directors in July 2003, appointed as the President and Chief Executive Officer in October 2003, and became Chairman in May 2004. Mr. Hassey served as ATI's President until August 2010. Before joining ATI, Mr. Hassey served as Executive Vice President and as a member of the corporate executive committee of Alcoa, as Executive Vice President of Alcoa and Group President of Alcoa Industrial Components, and as Executive Vice President of Alcoa and President of Alcoa Europe, Inc. Mr. Hassey is a member of the board of directors of Ryder Systems, Inc., a global leader of transportation and supply chain management solutions, where he is chairman of the compensation committee and a member of the corporate governance and nominating committee, and of Alpha Natural Resources, one of America's leading producers of coal, where he is a member of the audit committee and the compensation committee. Mr. Hassey’s extensive experience and background and qualification as a chief executive officer in the aluminum and specialty metal industries allows him to provide guidance and insight to our board of directors and management regarding business and strategic issues.

Teresa A. Hopp, 55, has served as a director of Kaiser and chair of the audit committee since July 2006. Prior to Ms. Hopp's retirement, she was the Chief Financial Officer for Western Digital Corporation, a hard disk drive manufacturer, where she also served as Vice President, Finance. Prior to that, Ms. Hopp was with Ernst & Young LLP, where she served as an audit partner for four years, managed audit department resource planning and scheduling, and served as internal education director and information systems audit and security director. Ms. Hopp also served on the board of directors of On Assignment, Inc and as its audit committee chair. Ms. Hopp serves on the executive, audit, and talent development committees of our board of directors. Ms. Hopp was selected by a search committee consisting of our creditors (referred to herein as the “search committee”) to serve as a director of our company upon our emergence from chapter 11 bankruptcy in 2006 because of her accounting and finance experience and background, including her prior experience with Ernst & Young, and because of her prior experience as a board member and audit committee chair. Ms. Hopp's experience and background, qualification as an audit committee financial expert, experience as a director of our company and chair of the audit committee of our board of directors since 2006, and understanding of our company's financial statements allow her to provide guidance and insight to our board of directors and management regarding accounting and financial issues.

Continuing Directors

Set forth below is information about our continuing directors, including their ages, present principal occupations, other business experiences, directorships in other public companies, membership on committees of our board of directors, and reasons why each individual director's specific experience, qualifications, attributes or skills led our board of directors to conclude that the director should serve on our board of directors.

Class I Directors

Alfred E. Osborne, Jr., Ph.D., 70, has served as a director of Kaiser since July 2006. Dr. Osborne has been the Senior Associate Dean at the UCLA Anderson School of Management since July 2003 and a Professor of Global Economics and Management since July 2008. Dr. Osborne was previously an Associate Professor of Global Economics and Management and served as the Director of the Harold and Pauline Price Center for Entrepreneurial Studies at the UCLA Anderson School of Management. Dr. Osborne has served on the board of directors of Nuverra Environmental Solutions, Inc. (formerly Heckmann Corporation), an environmental services company, since August 2007, of First Pacific Advisor's International Value Fund since August 2011, of First Pacific Advisor's New Income Fund, Capital Fund, and Crescent Fund since December 1999, and of Wedbush, Inc., a financial services and investment firm, since January 1998. Dr. Osborne also previously served on the board of directors of AFH Acquisition VII, Inc., EMAK Worldwide, Inc., K2, Inc. and Nordstrom, Inc. Dr. Osborne serves on the audit and nominating and corporate governance committees of our board of directors and is our Lead Independent Director. Dr. Osborne has served on many boards and board committees of public companies and investment funds over a more than 25-year period. During that time, Dr. Osborne worked extensively on the development of board and director best practices, as well as director training and governance programs sponsored by the UCLA Anderson School of Management. Dr. Osborne was one of the original directors selected by the search committee to serve as a director of our company upon our emergence from chapter 11 bankruptcy in 2006 and was selected because of his public company experience and governance background. During his service on our board of directors, Dr. Osborne has gained an understanding of our company and the environment in which we operate. Dr. Osborne's experience as a director of public companies, as a member of various board committees of public companies, and as an educator in the fields of business management and corporate governance allow him to draw on his experience and offer guidance to our board of directors and management on issues that affect our company, including governance and board best practices.

Jack Quinn, 64, has served as a director of Kaiser since July 2006. Mr. Quinn has been the President of Erie Community College in Buffalo, New York since April 2008. From September 2013 to December 2013, Mr. Quinn was Commissioner of the Tax Relief Commission, which was formed to investigate and explore methods to reduce taxes for New York residents under the state's 2014 budget plan. From January 2013 to March 2013, Mr. Quinn was Commissioner of the Hurricane Sandy Task Force for the State of New York, assisting the state in securing federal funding for the repairs of damages caused by Hurricane Sandy. Mr. Quinn was previously the President of Cassidy & Associates, a government relations firm which assists clients promoting policy and appropriations objectives in Washington, D.C. with a focus on transportation, aviation, railroad, highway, infrastructure, corporate and industry clients. Mr. Quinn served as a United States Congressman for the state of New York. While in Congress, Mr. Quinn was Chairman of the Transportation and Infrastructure Subcommittee on Railroads. He was also a senior member of the Transportation Subcommittees on Aviation, Highways and Mass Transit. In addition, Mr. Quinn was Chairman of the Executive Committee in the Congressional Steel Caucus. Prior to his election to Congress, Mr. Quinn served as supervisor of the town of Hamburg, New York. Mr. Quinn has served as a trustee of the AFL-CIO Housing Investment Trust since 2005. Mr. Quinn serves on the compensation and nominating and corporate governance committees of our board of directors. Mr. Quinn was selected by the search committee to serve as a director of our company upon our emergence from chapter 11 bankruptcy in 2006 because of his background and experience in Washington, D.C. Mr. Quinn was designated by the USW as a director candidate in connection with the search process, and pursuant to the terms of the Director Designation Agreement, Mr. Quinn was designated by the USW as a director candidate in connection with our 2007, 2010 and 2013 annual meetings of stockholders. During his service on our board of directors, Mr. Quinn has gained an understanding of our company and the environment in which we operate. Mr. Quinn's experience in Washington, D.C., including as a U.S. Congressman, and his working relationship with the USW allow him to offer guidance and insight to our board of directors and management regarding government relations, policy and appropriations for defense and other government funded programs that utilize our products and labor relations.

Thomas M. Van Leeuwen, 58, has served as a director of Kaiser since July 2006. Prior to his retirement, Mr. Van Leeuwen served as a Director - Senior Equity Research Analyst for Deutsche Bank Securities Inc. Mr. Van Leeuwen also previously served as a Director - Senior Equity Research Analyst for Credit Suisse First Boston and as First Vice President of Equity Research with Lehman Brothers. Mr. Van Leeuwen held the positions of research analyst with Sanford C. Bernstein & Co., Inc. and systems analyst with The Procter & Gamble Company. Mr. Van Leeuwen is also a Chartered Financial Analyst. Mr. Van Leeuwen serves on the audit, compensation and nominating and corporate governance committees of our board of directors. Mr. Van Leeuwen was selected by the search committee to serve as a director of our company upon our emergence from chapter 11 bankruptcy in 2006 because of his experience working with investment banks, including as an analyst in the aluminum industry. Mr. Van Leeuwen's experience as an equity research analyst and service as a director of our company since 2006 allow him to provide guidance and insight to our board of directors and management with respect to financial analyses of our company, whether generated internally or externally, as well as other financial issues, and with respect to the investment community's understanding of our company.

Class II Directors

Carolyn Bartholomew, 57, has served as a director of Kaiser since June 2007. Ms. Bartholomew has served as Commissioner of the U.S.-China Economic and Security Review Commission since April 2003. She also served as its Vice Chairman for 2006, 2008 and 2010 and as its Chairman for 2007 and 2009. In addition, from October 2012 to April 2014, Ms. Bartholomew also served as Vice President - Development and Corporate Initiatives of the Blue Green Alliance, a partnership between labor unions and environmental organizations formed to increase support for building a more efficient and more competitive sustainable American clean economy. In such role, she developed strategies for funding and initiatives to create and strengthen relationships between business and the labor and environmental communities on issues of shared interest. She is also a Visiting Professor at Antioch University New England. Ms. Bartholomew also served as Legislative Director, District Director and Chief of Staff to Congresswoman Nancy Pelosi. Ms. Bartholomew serves on the audit and nominating and corporate governance committees of our board of directors. Pursuant to the terms of the Director Designation Agreement, Ms. Bartholomew was designated by the USW to fill a vacancy on our board of directors in 2007, and Ms. Bartholomew was designated by the USW as a director candidate in connection with our 2008, 2011 and 2014 annual meetings of stockholders. Ms. Bartholomew's experience in Washington, D.C., and with the U.S.-China Economic and Security Review Commission and the Blue Green Alliance, allow her to provide guidance and insight to our board of directors and management regarding government relations, policy and appropriations for defense and other government funded programs that utilize our products, and our efforts to expand into Chinese markets and effectively compete with Chinese manufacturers, as well as environmental, regulatory and labor initiatives potentially impacting U.S.-based manufacturers.

Jack A. Hockema, age 68, our President and Chief Executive Officer, serves as Chairman of the Board and serves on the executive committee of our board of directors. For information as to Mr. Hockema, see “Executive Officers” below. Mr. Hockema's substantial experience with our company and in the metals industry allows him to provide a unique perspective to our board of directors regarding our business and strategic direction for our company.

Lauralee E. Martin, 64, has served as a director of Kaiser since September 2010. Ms. Martin has served as Chief Executive Officer and President of HCP, Inc., a real estate investment trust focusing on properties serving the healthcare industry, since October 2013. Ms. Martin also serves as a member of HCP, Inc.’s board of directors. Prior to joining HCP, Inc., Ms. Martin served as Chief Executive Officer of the Americas Division of Jones Lang LaSalle, Inc., a financial and professional services firm specializing in real estate services and investment management, from January 2013 to October 2013. Prior to that, Ms. Martin served as Executive Vice President and Chief Financial Officer of Jones Lang LaSalle since January 2002 and was appointed Chief Operating and Financial Officer in October 2005 . She joined Jones Lang LaSalle after 15 years with Heller Financial, Inc., a commercial finance company with international operations, where she was Vice President, Chief Financial Officer, Senior Group President, and President of the Real Estate group. Prior to joining Heller Financial, Ms. Martin held certain senior management positions with General Electric Credit Corporation. She was a member of the board of directors of each of Jones Lang LaSalle, Inc. from October 2005 to October 2013, Key Corp, a bank holding company, from December 2003 to November 2010, Gables Residential Trust, a real estate investment trust and Heller Financial. Ms. Martin serves on the audit, compensation, and talent development committees of our board of directors. Having served as both the chief financial officer and the head of the real estate lending group at Heller Financial and having served as the chief operating and financial officer for Jones Lang LaSalle for more than seven and 12 years, respectively, as well as having served as the Chief Executive Officer of the Americas division of Jones Lang LaSalle, Inc. and being the Chief Executive Officer of HCP, Inc., Ms. Martin has significant experience in all aspects of corporate financial and operational matters, including the oversight of complex financial, accounting and corporate infrastructure functions. Her service as a member of the boards of directors of two real estate investment trusts and a major bank holding company have reinforced those qualifications and also have deepened her expertise in corporate governance and matters relating to the Sarbanes-Oxley Act of 2002. Ms. Martin also has a deep foundation in evaluating acquisition opportunities, managing banking relationships and investor relations. Ms. Martin's experience and background, qualification as an audit committee financial expert, and understanding of our company's financial statements allow her to provide guidance and insight to our board of directors and management regarding business, strategic, accounting and financial issues.

Brett E. Wilcox, 61, has served as a director of Kaiser since July 2006. Mr. Wilcox has been an active investor in, on the board of directors of, or an executive consultant for, a number of metals and energy companies since 2005. From June 2005 to December 2011, Mr. Wilcox served as Chief Executive Officer of Summit Power Alternative Resources where he managed the development of wind generation and new energy technologies. Prior to that, Mr. Wilcox served as Chief Executive Officer of Golden Northwest Aluminum Company and its predecessors. Mr. Wilcox has also served as Executive Director of Direct Services Industries, Inc., a trade association of large aluminum and other energy-intensive companies; an attorney with Preston, Ellis & Gates in Seattle, Washington; Vice Chairman of the Oregon Progress Board; Chairman of the Oregon Economic and Community Development Commission; a member of the Oregon Governor's Comprehensive Review of the Northwest Regional Power System; and a member of the Oregon Governor's Task Forces on structure and efficiency of state government, employee benefits and compensation, and government performance and accountability. Mr. Wilcox serves on the executive, audit, compensation and talent development committees of our board of directors. Mr. Wilcox was selected by the search committee to serve as a director of our company upon our emergence from chapter 11 bankruptcy in 2006 because of his business and financial background and experience, including his experience as the Chief Executive Officer of Golden Northwest Aluminum Company and its predecessors, his experience working successfully with the USW and his experience in the power industries, and because of his qualification as an audit committee financial expert. Mr. Wilcox was designated by the USW as a director candidate in connection with the search process, and, pursuant to the terms of the Director Designation Agreement, Mr. Wilcox was designated by the USW as a director candidate in connection with our 2008, 2011 and 2014 annual meetings of stockholders. Mr. Wilcox's experience as a chief executive officer, his financial expertise and his working relationship with the USW allow him to offer guidance and insight to our board of directors and management on business, finance, strategic and labor issues.

Proposal for Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote on a non-binding, advisory resolution regarding executive compensation. Our board of directors has adopted a policy to hold annual advisory votes on executive compensation until the next advisory vote on the frequency of stockholder votes on executive compensation at the 2017 annual meeting of stockholders, or until our board of directors determines to hold such advisory vote at a different frequency. The vote is not intended to address any specific component of our executive compensation program, but rather the overall compensation of our named executive officers as described in this Proxy Statement. The text of the resolution is as follows:

RESOLVED, that the compensation paid to the named executive officers of Kaiser Aluminum Corporation, as described in the proxy statement for the company's 2015 annual meeting of stockholders pursuant to Item 402 of SEC Regulation S-K (which disclosure includes the “Executive Compensation - Compensation Discussion and Analysis” section and the Summary Compensation Table and other compensation tables and related narrative discussion within the “Executive Compensation” section), is hereby APPROVED.
As described in further detail in the “Executive Compensation - Compensation Discussion and Analysis” section of this Proxy Statement, or CD&A, our 2014 compensation structure was developed and designed to:

•	align the interest of our named executive officers and stockholders by tying a significant portion of compensation to enhancing stockholder return;

•	attract, motivate and retain highly experienced executives vital to our short-term and long-term success, profitability and growth;

•	deliver a mix of fixed and at-risk compensation with the portion of compensation at risk increasing with seniority; and

•	tie our executive compensation to our ability to pay and safety, quality, delivery, cost and individual performance.

The compensation of our named executive officers is targeted at the 50th to 65th percentile of our compensation peer group and, in 2014, consisted primarily of the following components:

•
a base salary targeted at the 50th percentile of our compensation peer group (1) compensating each named executive officer based on the level of responsibility, individual expertise and prior experience and (2) providing a fixed amount of cash compensation upon which our named executive officers can rely;

•
a short-term annual cash incentive targeted at the 50th percentile of our compensation peer group (1) payable only if our company achieves a certain adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, performance goal determined using an economic value added, or EVA, calculation reflecting the adjusted pre-tax operating income, or PTOI, of our core Fabricated Products business less a capital charge calculated as a percentage of our adjusted net assets as more fully described below, and (2) adjusted based on (a) our safety performance based on our total case incident rate, or TCIR, which is the average number of work-related injuries incurred by 100 workers during a one-year period, (b) our quality performance based on our no-fault claim rate, (c) delivery performance based on our on-time delivery rate, (d) cost performance based on actual manufacturing costs compared to historical manufacturing costs and (e) individual performance based on individual, facility, and/or functional performance; and

•
an equity-based, long-term incentive targeted at between the 50th and 65th percentile of our compensation peer group and designed to align compensation with the interests of our stockholders and to enhance retention of our named executive officers consisting of (1) restricted stock with three-year cliff vesting and (2) performance shares that vest, if at all, based on our total shareholder return, or TSR, compared to our peers in the S&P SmallCap 600 Materials Index.

We no longer maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including our named executive officers, are provided through a defined contribution retirement program consisting of a 401(k) plan (which we refer to as our Savings Plan) and a nonqualified and unsecured deferred compensation plan intended to restore benefits that would be payable to designated participants but for the limitations on benefit accruals and payments imposed by the Internal Revenue Code of 1986 (which we refer to as our Restoration Plan).

For 2014, approximately 75% of our chief executive officer's target total compensation, and approximately 67% of the target total compensation of our other named executive officers, consisted of at-risk compensation, which we define as compensation that either (1) will be realized, if at all, only if certain financial performance levels are achieved as in the case of our annual short-term incentive and the portion of our long-term incentive consisting of performance shares or (2) is substantially impacted by the overall performance of the company as in the case of the portion of our long-term incentive compensation consisting of restricted stock.

Our compensation structure is also supported by our corporate governance practices, which further align the interests of senior management and our stockholders. The table below sets forth the best practice compensation features we adopted.

Best Practice Compensation Features
What We Do •		What We Don't Do •
•
DO align pay and performance by linking a significant portion of total compensation to company performance, including financial, safety, quality, delivery and cost performance, as well as individual performance
		•	NO compensation or incentive that encourages unnecessary or excessive risk taking
•	DO balance both short-term (one-year) and long-term (three-years) performance across our incentive programs	•	NO repricing or buyout of "underwater" stock options or appreciation rights without stockholder approval
•	DO enhance retention with time-based, three-year cliff vesting schedule for restricted stock awards	•	NO pledging of our securities
•	DO subject the vesting of 50% (64% for our CEO) of long-term incentive awards to performance targets based on relative TSR over a three-year performance period	•	NO hedging or speculative transactions involving our securities
•	DO maintain rigorous stock ownership guidelines (6x base salary for CEO and non-employee directors and 3x for executive officers)	•	NO guaranteed payout for cash incentive compensation or equity grants
•	DO maintain a clawback policy for both equity and cash awards	•	NO excessive perquisites or other benefits
•	DO cap payouts for awards under both of our short- and long-term incentive plans	•	NO equity plan evergreen provisions
•	DO strive to award incentive compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code
•	DO appoint a compensation committee comprised solely of independent directors
•	DO use an independent compensation consultant

We urge our stockholders to review our CD&A which describes our compensation philosophy and programs in detail and to approve the compensation of our named executive officers. While this vote on executive compensation is non-binding and solely advisory in nature, our board of directors and the compensation committee value the opinions that our stockholders express in their votes and will consider the outcome of the vote when determining future executive compensation programs. At our 2014 annual meeting, the advisory vote on our executive compensation received the approval of 96% of the votes cast.

The board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal for Approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code

General

The Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, which we refer to herein as the Equity Incentive Plan, initially became effective on July 6, 2006. Thereafter, our board of directors amended and restated the Equity Incentive Plan effective as of February 6, 2008, again effective as of June 2, 2009 and again effective as of March 1, 2010; these amendments were not material and did not affect the number of shares available for delivery under the Equity Incentive Plan. Subsequently, the Equity Incentive Plan was amended and restated by our board of directors and approved by our stockholders effective as of June 8, 2010; in this instance, the amendments increased the number of shares available for issuance under the Equity Incentive Plan. Following June 8, 2010, our board of directors amended and restated the Equity Incentive Plan as of February 8, 2012 and again effective as of April 10, 2013, to read as set forth in Appendix A to this Proxy Statement; these amendments were not material and did not affect the number of shares available for issuance under the Equity Incentive Plan.

We are requesting our stockholders’ approval of the Equity Incentive Plan solely so that we continue to have the flexibility to grant awards that qualify for the performance-based exclusion from the deduction limitations under Section 162(m) of the Internal Revenue Code as described below. No increase in the number of shares of common stock available for issuance in respect of awards will result from our stockholders’ approval of the Equity Incentive Plan.

Flexibility to Grant Performance-Based Compensation Under Section 162(m)

Section 162(m) generally limits the deductibility of compensation in excess of $1 million paid to our principal executive officer and our next three highest-paid executive officers other than the principal financial officer (each, a “covered employee”). However, certain types of compensation are not subject to the limit, including compensation that is “performance-based” within the meaning of Section 162(m) and related regulations promulgated by the Internal Revenue Service. Generally, compensation will be considered to be “performance-based” if:

(1)the compensation is to be paid solely on account of attainment of one or more pre-established performance goals pursuant to an objective compensation formula;

(2)such performance goal(s) are established by a compensation committee comprised solely of two or more independent directors;

(3)the compensation committee certifies, in writing, prior to payment of the compensation that the performance goal(s) and any other material terms were satisfied; and

(4)the material terms of the performance goals in respect of which the compensation is to be paid are disclosed to, and approved by, stockholders before the compensation is paid.

Since March 2012, the compensation committee has annually approved umbrella arrangements under our Equity Incentive Plan (which were designed to allow the qualification of awards under Section 162(m)) to preserve the deductibility of the compensation paid under our incentive programs. Although we could from time to time pay compensation to our executives that is not fully deductible, the compensation committee routinely evaluates steps that can be taken to increase or otherwise preserve deductibility in the future. Accordingly, we are seeking our stockholders' renewed approval of the Equity Incentive Plan for purposes of Section 162(m), so that we maintain the flexibility to grant awards that qualify for the performance-based exclusion from the limitations that otherwise affect the deductibility of compensation in excess of $1 million paid to covered employees. However, even if we grant awards intended to qualify for the performance-based exclusion, there can be no assurance that those awards will so qualify or ultimately be deductible.

The board of directors recommends a vote “FOR” approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

Description of the Equity Incentive Plan

The Equity Incentive Plan authorizes the issuance of option rights, appreciation rights, restricted stock, restricted stock units, performance shares, performance units, awards to non-employee directors and directors emeritus, and other awards, including awards in the forms of cash, shares of common stock, notes or other property. The following is a general description of the Equity Incentive Plan and is qualified in its entirety by the complete text of the Equity Incentive Plan, which is attached as Appendix A to this Proxy Statement.

Shares Available for Awards

The Equity Incentive Plan provides that, subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, a maximum of 2,722,222 shares of common stock may be issued pursuant to the Equity Incentive Plan, taking into account all shares issued or reserved under the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan since it initially became effective on July 6, 2006. As of the date of this Proxy Statement, approximately [ ] shares are available for additional awards.

Any shares issued or reserved and subject to awards that expire or are forfeited or are cancelled will again become available for issuance under the Equity Incentive Plan, but shares withheld by us to satisfy the tax withholding obligation will not again become available for issuance under the Equity Incentive Plan. Shares of common stock issued pursuant to the Equity Incentive Plan may be shares of original issuance or treasury shares or a combination of both.

Administration of the Plan

The Equity Incentive Plan is administered by a committee of non-employee directors of our board of directors, currently the compensation committee. The compensation committee has the authority to interpret and construct, and make any determination pursuant to, any provision of the Equity Incentive Plan and any document evidencing the grant of any award, and such interpretation, construction and determination will be final and conclusive. The compensation committee may also delegate all or any part of its authority under the Equity Incentive Plan to a subcommittee of the compensation committee. Members of the compensation committee are appointed by the board of directors and may be removed from the compensation committee by the board of directors from time to time.

Eligibility

Officers and other key employees (and persons who have agreed to commence serving in any of those capacities within 90 days) who are selected by the compensation committee, as well as our non-employee directors, are eligible to participate in the Equity Incentive Plan. Any director emeritus and any person who provides services to us or any of our subsidiaries that are equivalent to those typically provided by employees and who are selected by the compensation committee are also eligible to participate in the Equity Incentive Plan. Additionally, all of our non-employee directors are eligible to receive awards under the Equity Incentive Plan.

As of the date of this Proxy Statement, approximately 60 members of management, including our named executive officers, and other key employees had been selected by the compensation committee to receive awards under the Equity Incentive Plan.

Participant Award Limits

No Equity Incentive Plan participant may be granted option rights, appreciation rights, restricted stock, restricted stock units, performance shares, performance units or other awards under the Equity Incentive Plan, in the aggregate, for more than 500,000 shares of common stock during any calendar year. No Equity Incentive Plan participant may receive an award of performance shares, performance units or other awards under the Equity Incentive Plan having an aggregate maximum value, determined as of their respective dates of grants, in excess of $5 million.

Form of Awards Available Under the Equity Incentive Plan

The forms of awards authorized under the plan are described below. Individual grants may have different terms and conditions, as determined by the compensation committee consistent with the provisions of the Equity Incentive Plan.

Stock Options. A stock option represents the right to purchase a share of our common stock at a predetermined price. The compensation committee may authorize the grant of incentive stock options that are intended to qualify as such under

Section 422 of the Internal Revenue Code (“incentive stock options”) or stock options that are not intended to qualify as incentive stock options (“non-qualified stock options”).

The exercise price of each stock option granted may not be less than the market value per share on the date of the grant, and in the case of incentive stock options granted to an employee possessing more than 10% of the total combined voting power of all classes of our shares or one of our subsidiaries (a “10% stockholder”), the option price per share may not be less than 110% of the market value per share on the date of the grant.

Generally, no option will be exercisable more than 10 years from the date of the grant, and, in the case of incentive stock options granted to 10% stockholders, no such option will be exercisable more than five years from the date of the grant.

Vesting of stock options will be based on the required period or periods of continuous service by the optionee, and may also be contingent upon the optionee’s achievement of certain management objectives. In addition, a grant of option rights may provide for earlier exercise in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control.

Each option grant must specify whether payment for shares of common stock purchased upon the exercise of an option may be made:

•in cash or by check acceptable to us or by wire transfer of immediately available funds;

•	by transfer to us of shares of common stock, having a value at the time of exercise equal to the total option price, that are owned by the participant for at least six months;

•	by a combination of such methods of payment; or

•	by such other methods as may be approved by the compensation committee.

The compensation committee may determine, at or after the date of the grant, that payment of the option price of any non-qualified stock options may be made in whole or in part in the form of restricted stock or other shares of common stock that are forfeitable or subject to restrictions on transfer, or in the form of restricted stock units.

Appreciation Rights. An appreciation right entitles the recipient to receive a payment in cash, shares of common stock, or a combination thereof. The compensation committee may specify that the amount payable on exercise of appreciation rights may not exceed a specified amount and may grant to the recipient or retain in the compensation committee the right to elect among these payment alternatives. An appreciation right may be granted independent of (a “free-standing appreciation right”) or in tandem with (a “tandem appreciation right”) an option.

A free-standing appreciation right entitles the participant to receive from us an amount determined by the compensation committee, which is expressed as a percentage of the spread (not exceeding 100%) of the market value per share over the base price established for the appreciation right at the time of exercise. The base price of a free-standing appreciation right may not be less than the market value per share on the date of grant. No free-standing appreciation right may be exercisable more than 10 years from the date of grant.

A tandem appreciation right entitles the optionee to receive from us, upon exercise by surrendering the related option, an amount determined by the compensation committee, which is expressed as a percentage of the spread (not exceeding 100%) of the market value per share over the base price established for the appreciation right at the time of exercise. The base price of the tandem appreciation right is the option price of the related option. Tandem appreciation rights may be granted at any time prior to the exercise or termination of the related option rights, except that a tandem appreciation right awarded in relation to an incentive stock option must be granted concurrently with such incentive stock option. A tandem appreciation right may be exercised only (1) at a time when the related option right is exercisable and the spread is positive, and (2) by surrendering the related option right for cancellation. Similarly, the exercise of an option will result in the cancellation on a share-for-share basis of a tandem appreciation right in respect of such option.

Vesting of appreciation rights will be based on waiting periods before exercise and permissible exercise dates and may also be contingent upon the participant’s achievement of certain management objectives. In addition, the grant of an appreciation right may specify that the appreciation right may be exercised only in the event of, or earlier in the event of, termination of employment, whether by retirement, death, disability or otherwise, or a change in control.

Restricted Stock. Restricted stock consists of shares of our common stock that are awarded subject to restrictions on transfer and vesting requirements as may be determined by the compensation committee in accordance with the Equity Incentive Plan. Recipients of restricted stock have the same rights as stockholders, including the right to vote the shares and receive dividends in the form of cash or stock. Except for grants to non-employee directors (discussed below), each grant of restricted stock will provide that the restricted stock covered by the grant will be subject to a substantial risk of forfeiture for a period of not less than one year and may provide for earlier lapse of such substantial risk of forfeiture in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control. Subject to the foregoing, any grant of restricted stock may specify management objectives that, if achieved, will result in the termination or early termination of the restriction applicable to such restricted stock.

Restricted Stock Units. A restricted stock unit represents a right to receive our common stock or cash, subject to the fulfillment of conditions (which may include the achievement of management objectives) during the restriction period specified by the compensation committee. Each restricted stock unit is subject to a restriction period of not less than one year, determined by the compensation committee at the date of the grant, and may provide for the earlier lapse or other modification of such restriction period in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control. During the applicable restriction period, the participant will have no right to transfer any rights under the award, will have no rights of ownership in the shares of common stock underlying restricted stock units and will have no right to vote such shares.

Performance Shares and Performance Units. Performance shares or performance units entitle the recipient to receive cash, common stock or a combination thereof upon achievement of specified performance goals during the performance period. The compensation committee may grant to the participant or retain in the compensation committee the right to elect among these payment alternatives and may specify that the amount payable with respect thereto may not exceed a specified amount. The performance period with respect to each performance share or performance unit may not be less than one year from the date of grant, and may be subject to earlier lapse or other modification in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control.

Other Awards. The compensation committee may grant other stock or performance-based awards, subject to limitations under applicable law, and determine the terms and conditions of such awards. The compensation committee may also grant cash awards as an element of or supplement to any other award. Additionally, the compensation committee may grant shares of common stock as a bonus, or may grant other awards in lieu of our obligations under the Equity Incentive Plan or under our other plans or compensatory arrangements.

Performance Goals

Performance goals may be described in terms of company-wide objectives or in terms of objectives that are related to the performance of the individual participant or function within our company or the subsidiary, division, department, region or function within our company in which the participant is employed or on which the participant’s efforts have the most influence. In connection with the establishment of performance goals, the compensation committee may provide that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including (1) asset write downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items; (6) acquisitions or divestitures; and (7) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to recipients that are intended to qualify as performance-based compensation under Section 162(m), they must be prescribed in a form that meets the requirements of Section 162(m) for deductibility. The performance goals may be made relative to the performance of other companies, and performance goals applicable to any award to a recipient that is intended to qualify as performance-based compensation under Section 162(m) will be based on specified levels of, growth in or performance relative to peer company performance in, one or more of the following criteria, either alone or in any combination:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Cash flow;

(d)	Return measures (including, but not limited to, return on assets, revenue, equity or sales);

(e)	Cash flow return on investments;

(f)	Earnings before or after taxes, interest, depreciation and amortization;

(g)	Growth in sales or revenues;

(h)	Share price (including, but not limited to, growth measures and total shareholder return);

(i)	Operating measures (including, but not limited to, operating margin and operating costs); and

(j)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the compensation committee, including, but not limited to, the S&P’s 500 Stock Index.

If the compensation committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the performance goals unsuitable, the compensation committee may in its discretion modify such performance goals or the related minimum acceptable level of achievement, in whole or in part, as the compensation committee deems appropriate and equitable, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m). In such case, the compensation committee will not make any modification of the performance goals or minimum acceptable level of achievement with respect to such covered employee.

Awards to Non-Employee Directors

Our board of directors may grant to non-employee directors options, appreciation rights or other awards and may grant or sell to non-employee directors shares of common stock, restricted stock or restricted stock units.

Options granted to a non-employee director may not have an option price per share that is less than the market value per share on the date of the grant. No option may be exercisable more than 10 years from the date of the grant. The payment to us to exercise the option rights may be made in cash or in shares of common stock then owned by the optionee for at least six months or in a combination of cash and such shares. Restricted stock, appreciation rights and restricted stock units may be granted to non-employee directors as described above, except that the period for which the restricted stock will be subject to substantial risk of forfeiture and the restriction period for the restricted stock units may be less than one year.

The Equity Incentive Plan also permits non-employee directors to elect to receive shares of our common stock in lieu of any or all of the annual cash retainers paid to non-employee directors, including retainers for serving as a committee chair or Lead Independent Director.

Foreign Employees and French Sub-Plan

The compensation committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by us or any of our subsidiaries outside of the United States or who provide services to us under an agreement with a foreign nation or agency, as the compensation committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Additionally, the compensation committee may approve such supplements to or amendments, restatements or alternative versions of the Equity Incentive Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Equity Incentive Plan as in effect for any other purpose, and our Secretary or other appropriate officer may certify any such document as having been approved and adopted in the same manner as the Equity Incentive Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Equity Incentive Plan as then in effect unless the Equity Incentive Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

In December 2008, the compensation committee approved a French sub-plan for issuance of restricted stock units to eligible employees of our French subsidiary. Under the French sub-plan, the restriction period on the restricted stock units may not be less than two years from the date of the grant and the recipient of such restricted stock units is not entitled to dividend equivalent payments in the event that we declare dividends on shares of our common stock. The recipient is also subject to a holding period of not less than two years after the expiration of the restriction period during which the recipient may not transfer shares of our common stock issued pursuant to the vesting of such restricted stock units. Under no circumstances may the recipient sell such common stock: (1) during the 10 trading days preceding and following the date on which we release our earnings, and (2) during a period starting from the date on which management becomes aware of any non-public information which, if made public, could significantly affect our stock price and ending on the close of the tenth trading day after such information is made public.

Detrimental Activity by Participants

Under the Equity Incentive Plan, any award agreement may provide that, if the compensation committee determines that a participant has engaged in any detrimental activity, either during employment by us, or within a specified period after termination of employment, the participant is required to, among other things:

•	forfeit any award under the Equity Incentive Plan held by the participant,

•
return to us (in exchange for our payment to the participant of any cash amount that the participant paid to us for such an award) all shares of our common stock acquired under the Equity Incentive Plan that the participant has not disposed of, and

•
with respect to any shares acquired under the Equity Incentive Plan that the participant has disposed of, pay to us the difference between the market value of those shares on the date they were acquired and any amount that the participant paid for such shares.

Under the Equity Incentive Plan, “detrimental activity” is generally defined to include (1) conduct resulting in an accounting restatement due to material noncompliance with any financial reporting requirements under U.S. federal securities laws, (2) competing with us, (3) soliciting any of our employees to terminate his or her employment with us, (4) disclosing our confidential business information, (5) failing or refusing to promptly disclose and assign to us rights in certain intellectual property that the participant conceived during his or her employment with us, and (6) activity that results in the termination of the participant’s employment by us for cause, which we typically define to include violation of our code of business conduct and ethics. Since the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan initially became effective on July 6, 2006, each award agreement thereunder, other than award agreements with non-employee directors and director emeritus, has contained such provisions that are applicable if the compensation committee determines the participant has engaged in detrimental activity, either during employment by us or generally within one year after termination of employment.

Transferability

Generally, no option, appreciation right or other derivative security or award will be transferable by the recipient except by will or the laws of descent and distribution. To the extent authorized in an evidence of award, a non-qualified stock option, appreciation right or other derivative security or award may be transferable upon the death of the recipient, without payment of consideration, to any one or more family members of the recipient properly designated in writing by the recipient. To the extent authorized in an evidence of award, a non-qualified stock option, appreciation right or other derivative security or award may also be transferable by the recipient, without payment of consideration, to any one or more family members of the recipient, except that such transfer will not be effective until notice of such transfer is delivered to us and any such transferee will be subject to the same terms and conditions as the recipient. Except as otherwise determined by the compensation committee, options and appreciation rights will be exercisable during the recipient’s lifetime only by him or her or, in the event of the recipient’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

Term

The Equity Incentive Plan will expire on July 6, 2016. No grants will be made under the plan after that date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Equity Incentive Plan. We plan to seek shareholder approval of a new equity and performance incentive plan prior to the expiration of the Equity Incentive Plan.

Termination and Amendment of the Plan

Our board of directors may, in its discretion, terminate the Equity Incentive Plan at any time. The termination of the Equity Incentive Plan would not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Our board of directors may at any time and from time to time amend the Equity Incentive Plan in whole or in part. Any amendment which must be approved by our stockholders in order to comply with applicable law or the rules of the principal securities exchange, association or quotation system on which our common stock is then traded or quoted will not be effective unless and until such approval has been obtained. The compensation committee will not, without the further approval of the stockholders: (i) amend any outstanding stock option or appreciation right to reduce the exercise price or base price of such outstanding stock option or appreciation right; (ii) cancel any outstanding stock option or appreciation right in exchange for an award with an exercise price or base price that is less than the original option price or base price; or (iii) cancel any outstanding stock option or appreciation right with an exercise price or base price that is greater than the then-current market value per share in exchange for cash or other property.

Tax Withholding

To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an award recipient under the Equity Incentive Plan, and the amounts available to us for such withholding are insufficient, it is a condition to the receipt of such payment or the realization of such benefit that the recipient makes arrangements satisfactory to us for payment of such taxes required to be withheld. Such arrangement, in the discretion of the compensation committee, may include relinquishment of a portion of such payment or benefit, provided that the number of shares relinquished may not exceed the minimum number of shares required to satisfy the payment of the statutory minimum amount of taxes that the company is required to withhold in connection with the realization of such benefit.

United States Federal Income Tax Consequences

The following is a brief discussion of the principal U.S. federal income tax consequences to award recipients and us with respect to participation in the Equity Incentive Plan. This summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which an award recipient may reside. Tax consequences may vary depending on particular circumstances and administrative and judicial interpretations of the application of the federal income tax laws are subject to change.

Grants of Stock Options and Other Awards

Non-Qualified Stock Options. In general, no income will be recognized by a recipient at the time a non-qualified stock option is granted. At the time of exercise of the stock option, the recipient will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of the sale of the shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will generally be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if applicable holding period requirements are satisfied. The deductibility of capital losses is subject to certain limitations which are not addressed in this summary.

Incentive Stock Options. In general, no income will be recognized by a recipient upon the grant of an option intended to be an incentive stock option, as defined under Section 422 of the Internal Revenue Code, and generally no income will be recognized by the recipient upon the exercise of an incentive stock option if the option is exercised while the recipient is employed by us or our subsidiary or not later than three months after terminating employment (12 months if the recipient is disabled). The exercise of an incentive stock option, however, may result in alternative minimum tax, or AMT liability, as discussed below. If shares of common stock are issued to the recipient pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of the shares is made by the recipient within two years after the date of grant or within one year after the transfer of such shares to the recipient, then upon the sale of the shares, any amount realized in excess of the option price will be taxed to the recipient as a capital gain and any loss sustained will be a capital loss.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the recipient generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

Individuals are subject to an AMT based upon an expanded tax base to the extent that the AMT exceeds the regular tax liability. The AMT is generally imposed on the taxpayer’s alternative minimum taxable income in excess of an exemption amount. Alternative minimum taxable income generally is the taxpayer’s taxable income, increased or decreased by certain adjustments and increased by certain preferences. For AMT purposes, incentive stock options are generally treated in a manner similar to the regular tax treatment of non-qualified stock options described above. Thus, for example, for AMT purposes, upon the exercise of an incentive stock option, the amount of the spread between the exercise price of the option and the fair market value of the underlying shares of common stock on the date of exercise will be included in alternative minimum taxable income, and the basis of the shares will equal their fair market value when the stock option is exercised. A tax credit may be available in a subsequent taxable year for some or all of any AMT paid.

Appreciation Rights. Generally, the recipient of an appreciation right will not recognize income when the right is granted. Upon exercise of an appreciation right, the amount of any cash received and the fair market value on the exercise date of any unrestricted shares of common stock received are taxable to the recipient as ordinary income.

Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for the restricted stock) at such time as the stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (the "restrictions"). However, a recipient who makes an election under Section 83(b) within 30 days of the date of transfer of the stock will have taxable ordinary income on the date of transfer of the stock equal to the excess of the fair market value of such stock (determined without regard to the restrictions) over the purchase price, if any, paid for the restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not as dividend income.

Restricted Stock Units. A recipient generally will not recognize income upon the grant of restricted stock units. Any subsequent transfer of cash or shares of common stock in satisfaction of the grant will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the amount of cash and the fair market value of the shares at the time of such transfer (reduced by any amount paid by the participant). If the shares transferred constitute substantially non-vested property within the meaning of Section 83, the rules described above for restricted stock will generally apply to such shares.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. The recipient generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received in satisfaction of a grant of performance shares or performance units.

Special Rules Applicable to Directors and Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject a director or officer to suit to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934 (a “short-swing profit recovery suit”), the tax consequences to the director or officer may differ from the tax consequences described above. In these circumstances, unless a Section 83(b) election has been made so that the insider was taxed on the date of grant of the award, the principal difference will usually be to postpone valuation and taxation of the stock received from the time of the insider’s receipt of the stock until the sale of stock received could no longer subject the director or officer to a short-swing profit recovery suit, but not longer than six months.

Tax Consequences to our Company

To the extent that an award recipient recognizes ordinary income in the circumstances described above, we or the subsidiary for whom the recipient performs services would be entitled to a corresponding federal income tax deduction, provided in general that (1) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness, (2) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m), and (3) certain statutory provisions relating to so-called “excess parachute payments” do not apply. Awards granted under the Equity Incentive Plan may be subject to acceleration in the event of a change in control of our company. Therefore, it is possible that these change in control features may affect whether amounts will be deductible by us under the “excess parachute payments” provisions of the Internal Revenue Code of 1986.

Future Awards Under the Equity Incentive Plan

The granting of awards under the Equity Incentive Plan is subject to the discretion of the compensation committee. Accordingly, as of the date of this Proxy Statement, the type or amount of awards, if any, that will be received by or allocated to the following persons or groups under the Equity Incentive Plan in the future are not determinable: (1) our chief executive officer, (2) each of our other named executive officers, (3) our executive officers as a group, (4) our non-employee directors as a group, and (5) our employees (other than our executive officers) as a group.

Proposal to Amend our Amended and Restated Certificate of Incorporation to Implement a Majority Voting Standard in Uncontested Director Elections

At the Annual Meeting, our stockholders will be asked to consider a proposal to approve an amendment to Section 1 of Article VII of our amended and restated certificate of incorporation that would implement a majority voting standard in uncontested elections of directors.

The proposed amendment would provide that, in an uncontested election of directors, a candidate would be elected as a director only if the votes cast for the candidate exceed the votes withheld from the candidate. Abstentions and broker non-votes would not be counted as votes cast for or withheld from a candidate. If, however, the board of directors were to determine that an election of directors is contested (i.e., the number of candidates exceeds the number of directors to be elected), a plurality voting standard would apply and the candidates receiving the greatest number of votes would be elected.

We believe that the adoption of a majority voting standard in uncontested director elections will give our stockholders a greater voice in determining the composition of our board of directors by limiting the opportunity for a director nominee to be elected when withheld votes exceed the votes for the director nominee.

We believe, however, that a plurality voting standard should continue to apply in situations where the number of candidates exceeds the number of directors to be elected. If a majority voting standard is used in that circumstance, it is possible that not all of the director positions up for election would be filled, since it is possible that no candidate would receive a majority of the votes cast in his or her election.

If the proposed amendment becomes effective, our bylaws would be amended to remove references to plurality voting. Additionally, if the proposed amendment becomes effective, in order to address the issue of “holdover” directors who are not re-elected but remain directors because their successor has not been elected or appointed, our corporate governance guidelines would be amended to implement a director resignation policy. This policy would provide that an incumbent director who is not re-elected by a majority vote in an uncontested election must tender to the board of directors his or her resignation as a director promptly following the certification of the election results. The nominating and corporate governance committee would promptly consider the resignation and make a recommendation to the board of directors as to whether to accept or reject the tendered resignation and whether other action should be taken. The board of directors would then consider each tendered resignation and act on each, taking into account its fiduciary duties to the company and its stockholders. Within 90 days following certification of the election results, the company would publicly disclose the decision of the board of directors whether to accept or reject each tendered resignation and, if applicable, the reasons for rejecting a tendered resignation. Pursuant to the provisions of our amended and restated certificate of incorporation and bylaws, if a director’s tendered resignation is rejected, he or she would continue to serve until his or her successor is elected, or until his or her earlier resignation, removal or death. If a director’s tendered resignation is accepted, then the board of directors would have the sole discretion to fill any resulting vacancy or decrease the number of directors, in each case pursuant to the provisions of and to the extent permitted by our amended and restated certificate of incorporation and bylaws. Any director who tenders his or her resignation pursuant to this policy would be required to abstain from participating in the nominating and corporate governance committee’s deliberations and recommendation and in the decision of the board of directors as to whether to accept or reject the tendered resignation.

The proposed amendment consists of the deletion of the reference to plurality voting in the fifth sentence of Section 1 of Article VII of the company’s amended and restated certificate of incorporation and the addition, immediately following such sentence, of four new sentences describing the new voting requirements for the election of directors. The text of the revised sentence, marked to show the proposed deletion from that sentence and the addition immediately following that sentence of the four new sentences, is included in Appendix B to this Proxy Statement. The description of the proposed amendment to the company’s amended and restated certificate of incorporation included above is only a summary of the amendment and is qualified in its entirety by reference to the actual text of the proposed amendment included in Appendix B to this Proxy Statement. If adopted, the amendment to our amended and restated certificate of incorporation to implement a majority voting standard in uncontested elections of directors will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware, which is expected to occur promptly following a favorable stockholder vote.

The board of directors recommends a vote “FOR” the amendment of our amended and restated certificate of incorporation to implement a majority voting standard in uncontested director elections.

Proposal for Ratification of the Selection of our Independent Registered Public Accounting Firm

Pursuant to the audit committee charter, the audit committee has the sole authority to retain an independent registered public accounting firm for our company. The board of directors requests that the stockholders ratify the audit committee's selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

The audit committee will not be bound by the ratification of, or failure to ratify, the selection of Deloitte & Touche LLP, but the audit committee will consider any failure to ratify the selection of Deloitte & Touche LLP in connection with the appointment of our independent registered public accounting firm for 2016.

The board of directors recommends a vote “FOR” the ratification of the audit committee's selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

CORPORATE GOVERNANCE

Our board of directors is responsible for providing effective governance over the affairs of our company. Our corporate governance practices are designed to align the interests of our board of directors and management with those of our stockholders and to promote honesty and integrity throughout the company. Highlights of our corporate governance practices are described below.

A copy of the current charter, as approved by our board of directors, for each of the executive committee, audit committee, compensation committee, nominating and corporate governance committee and talent development committee, and a copy of our corporate governance guidelines and code of business conduct and ethics, which applies to all of our employees, including our executive officers, are available on our website at www.kaiseraluminum.com under “Investor Relations - Corporate Governance.” Copies are also available to stockholders upon request from our Corporate Communications Department, Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 200, Foothill Ranch, CA 92610-2831. Furthermore, we will post any amendments to our code of business conduct and ethics, or waivers of the code for our directors or executive officers, on our website at www.kaiseraluminum.com under “Investor Relations - Corporate Governance.”

Stockholder Communications with the Board of Directors

Our stockholders may communicate with our board of directors as a group or with the chair of the executive committee, audit committee, compensation committee or nominating and corporate governance committee by sending an email to boardofdirectors@kaiseraluminum.com, execchair@kaiseraluminum.com, auditchair@kaiseraluminum.com, compchair@kaiseraluminum.com, or nominatingchair@kaiseraluminum.com, respectively, or by writing to such group or person at Kaiser Aluminum Corporation, Attn: Corporate Secretary (Board of Directors), 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831. Communications that are intended specifically for any other group of directors or for any individual director, such as the independent directors as a group or the Lead Independent Director, should be sent to the attention of our corporate secretary at the address above or via email to corpsecretary@kaiseraluminum.com and should clearly state the individual director or group of directors that is the intended recipient of the communication.

Our corporate secretary will review each communication and determine whether or not the communication is appropriate for delivery. Communications that, in the judgment of our corporate secretary, are clearly of a marketing nature, that advocate that our company engage in illegal activity, that do not reasonably relate to our company or our business or that are similarly inappropriate will not be furnished to the intended recipient. If, in the judgment of the corporate secretary, any communication pertains to an accounting matter, it will be forwarded to our compliance officer.

Communications that, in the judgment of our corporate secretary, are appropriate for delivery will, unless requiring immediate attention, be assembled and delivered to the intended recipients on a periodic basis, generally at or in advance of each regularly scheduled meeting of our board of directors. Any communication that, in the judgment of our corporate secretary, requires immediate attention will be promptly delivered. In no case will the corporate secretary provide anyone but a member of our board of directors with access to any such communication, except as noted above with respect to communications pertaining to accounting matters.

Board and Committee Meetings and Consents in 2014

During 2014, our board of directors held seven meetings and acted by unanimous written consent four times. In addition to meetings of our full board of directors, directors attended meetings of committees of our board of directors. Each incumbent director attended at least 75% of the aggregate number of meetings that our full board of directors held during the period he or she was a director in 2014 and that each committee on which he or she served held during the period he or she served on such committee in 2014.

Annual Meetings of Stockholders

Members of our board of directors are expected to make reasonable efforts to attend our annual meetings of stockholders. All directors then serving attended our 2014 annual meeting of stockholders.

Director Independence

Our corporate governance guidelines require that a majority of the members of our board of directors satisfy the independence requirements set forth in the rules of the Nasdaq Stock Market. We refer to these requirements as the general independence criteria. Additionally, the audit committee charter, compensation committee charter and nominating and corporate governance committee charter require that all respective committee members satisfy the general independence criteria. There are no family relationships among our officers or directors.

Based upon information requested from and provided by each of our directors concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Mmes. Bartholomew, Hopp and Martin and Messrs. Foster, Hassey, Murdy, Osborne, Quinn, Van Leeuwen and Wilcox, representing 10 of our 11 directors, satisfies the general independence criteria and is independent within the meaning of such term under our corporate governance guidelines. The eleventh director, Mr. Hockema, cannot meet the independence requirement as our President and Chief Executive Officer. In making such determination, our board of directors considered the relationships that each of our directors had with our company and all other facts and circumstances our board of directors deemed relevant in determining the independence of each of our directors in accordance with the general independence criteria.

Annual Performance Reviews

Under our corporate governance guidelines, our board of directors is required to conduct an annual self-evaluation to determine whether our board of directors and its committees are functioning effectively. Additionally, the charter for each committee of our board of directors requires each committee to annually evaluate its performance. In addition to the evaluation performed by the nominating and corporate governance committee with respect to whether an incumbent director should be nominated for re-election to the board of directors upon expiration of such director's term, the chair of the nominating and corporate governance committee conducts performance reviews of individual directors. We further strengthen the performance evaluation process by having one-on-one interviews with each individual director conducted by a member of our senior management to discuss, among other things, the annual self-evaluation. The results from the one-on-one interviews are summarized and reviewed with the nominating and corporate governance committee and the board of directors.

Stock Ownership Guidelines and Securities Trading Policy

Our stock ownership guidelines require our non-employee directors to own company stock equal to six times their annual base retainer within five years of becoming a member of our board of directors. For purposes of measuring our non-employee directors' compliance with our stock ownership guidelines, restricted stock is valued at the closing price of our common stock on the grant date and all other shares of common stock purchased or acquired are valued at the purchase price of such shares. Currently, each of our non-employee directors satisfies the applicable stock ownership requirements under the stock ownership guidelines. Our stock ownership guidelines also apply to senior management. For additional information regarding our stock ownership guidelines, see "Executive Compensation - Stock Ownership Guidelines."

Our securities trading policy contains anti-hedging and anti-pledging provisions prohibiting our directors and employees, including our named executive officers, from engaging in any speculative transactions involving our securities, including (1) buying or selling puts or calls, (2) short sales, (3) buying on margin or holding our securities in a margin account, or (4) pledging our securities as collateral for a loan or any other obligations.

Director Designation Agreement

On July 6, 2006, we entered into a Director Designation Agreement with the USW under which the USW has certain rights to designate director nominees. In connection with the renewal and ratification of a new five-year collective bargaining agreement with members of the USW at our Spokane, Washington and Newark, Ohio facilities, in January 2015, the rights of the USW under the Director Designation Agreement which were set to expire on September 30, 2015 were extended to December 31, 2020. Under the Director Designation Agreement, the USW generally has the right to designate the minimum number of director candidates necessary to ensure that, assuming the nominated candidates are elected by our stockholders, at least 40% of the members of our board of directors have been nominated by the USW.

The Director Designation Agreement contains requirements as to the timeliness, form and substance of the notice the USW must give to the nominating and corporate governance committee in order to nominate candidates. The nominating and corporate governance committee is required to determine in good faith whether each properly submitted candidate satisfies the qualifications set forth in the Director Designation Agreement. Pursuant to the terms of the Director Designation Agreement, if the nominating and corporate governance committee determines that a nominated candidate satisfies the qualifications, the committee will, unless otherwise required by its fiduciary duties, recommend the candidate to our board of directors for inclusion in the slate of directors to be recommended by the board of directors in our proxy statement. Similarly, the board of directors will, unless otherwise required by its fiduciary duties, accept the recommendation and include the candidate in the slate of directors that the board of directors recommends.

A candidate nominated by the USW may not be an officer, employee, director or member of the USW or any of its local or affiliated organizations as of the date of his or her designation as a candidate or election as a director. In addition, the Director Designation Agreement requires the USW to meet with us not less than annually to discuss each director designated for nomination by the USW and requires the USW to obtain approval prior to re-designating an incumbent for nomination.

The Director Designation Agreement also provides that the USW will have the right to nominate an individual to fill a vacancy on the board of directors resulting from the death, resignation, disqualification or removal of a director nominated by the USW. The Director Designation Agreement further provides that, in the event of newly created directorships resulting from an increase in the number of our directors, the USW will have the right to nominate the minimum number of individuals to fill the newly created directorships necessary to ensure that at least 40% of the members of the board of directors have been nominated by the USW, except that we have the ability to increase the size of the board of directors from 10 to up to 12 members without increasing the number of candidates that the USW has the right to designate for nomination. In each case, the USW, the nominating and corporate governance committee and the board of directors will be required to follow the nomination and approval procedures described above. Upon the termination of the Director Designation Agreement, the USW is required to cause each director designated by the USW to submit his or her resignation to the board of directors, which submission the board of directors may accept or reject in its discretion.

Each candidate nominated by the USW must also satisfy:

•the general independence criteria;

•
the qualifications to serve as a director as set forth in any applicable corporate governance guidelines adopted by the board of directors and policies adopted by the nominating and corporate governance committee establishing criteria to be utilized by it in assessing whether a director candidate has appropriate skills and experience; and

•	any other qualifications to serve as director imposed by applicable law.

Finally, the Director Designation Agreement provides that, so long as our board of directors maintains an audit committee, executive committee or nominating and corporate governance committee, each of these committees will, unless otherwise required by the fiduciary duties of our board of directors, include at least one director nominated by the USW (provided at least one director nominated by the USW is qualified to serve on the applicable committee as determined in good faith by our board of directors). Current members of our board of directors that have been nominated by the USW are Ms. Bartholomew and Messrs. Foster, Quinn and Wilcox.

Board Leadership Structure and Risk Oversight

Mr. Hockema, our President and Chief Executive Officer, serves as the Chairman of the Board, and Dr. Osborne serves as our Lead Independent Director. We believe that Mr. Hockema's experience with our company and in the metals industries, the independence of the other directors, our governance structure and the interaction between and among Mr. Hockema, our Lead Independent Director and the other directors make our board leadership structure the most appropriate for our company and our stockholders. As a result of his substantial experience with our company and in the metals industries, Mr. Hockema is uniquely qualified to provide clear leadership for our company and a single point of accountability. Our corporate governance guidelines and governance structure require an Independent Lead Director to be selected by a majority of the independent directors, thereby ensuring that there is independent leadership within our board of directors and allowing our independent directors to function as a body distinct from management and to evaluate the performance of Mr. Hockema and our management independently and objectively. In addition, each of the audit, compensation and nominating and corporate governance committees consists solely of independent directors.

Under our corporate governance guidelines, each member of our board of directors may submit items to be included on the agenda for any meeting of our board of directors and raise subjects that are not on the agenda at any meeting of our board of directors, and our independent directors are required to meet at least quarterly in executive sessions at which only independent directors are present. Our Lead Independent Director establishes the agenda for executive sessions, may call a meeting of independent directors upon the request of a majority of independent directors and serves as a liaison between our independent directors and our chief executive officer. Our Lead Independent Director has other responsibilities that the independent directors designate, presides at meetings of our independent directors, solicits advice and input from our independent board members, and routinely meets and confers with our chief executive officer to address comments, issues and areas of interest expressed or identified by our independent directors, to assess the governance of our board of directors and our company, and to review board responsibilities, meeting schedules, meeting agenda and information requested or otherwise provided to our directors routinely or in connection with meetings of our board of directors. The chair of each committee of our board of directors serves as a liaison to keep our full board of directors and our chief executive officer apprised of the work performed by such committee at each of our regularly scheduled board meetings and as otherwise required. Finally, under our bylaws, special meetings of our board of directors may be called by a majority of our board members, 10 of 11 of whom are currently independent.

We encourage direct communication among our directors and with our chief executive officer before, during and after formal board and committee meetings and facilitate those communications around our scheduled meetings. Our directors also have full access to our officers, employees and advisors. The nominating and corporate governance committee of our board of directors is specifically charged with responsibility for, among other things, identifying new director candidates, evaluating incumbent directors, evaluating our chief executive officer, evaluating stockholder recommendations, recommending nominees for election at annual stockholder meetings, reviewing our corporate governance guidelines and assisting in management succession planning, including with respect to the chairman of our board of directors and our chief executive officer.

We have policies in place to identify, assess and manage potential risks and to continually review the procedures that we have designed and implemented to mitigate such risks. We believe that our board of directors provides effective oversight of the risk management function. Under its charter, the audit committee of our board of directors is responsible for discussing our risk management policies, including, without limitation, the steps to be taken to monitor and control our major financial risk exposures. In addition, our full board of directors is actively engaged in the review and assessment of our risk management policies, conducts a comprehensive review at least annually during a regularly scheduled board meeting and routinely requests that specific risk-related items be included on board and committee meeting agendas. Since 2009, we have engaged in an ongoing enterprise risk management process pursuant to which we formally identify, categorize and assess our risks and risk mitigation strategies and have routinely updated the audit committee and our full board of directors regarding this process.

Risks Arising from Compensation Policies and Practices

Our compensation policies and practices, discussed more fully below, are designed to create and maintain alignment between our employees and stockholders by rewarding employees, including our senior management, for achieving strategic goals that successfully drive our operations and enhance stockholder value and to preclude the taking of unreasonable risks through the use of incentive compensation that rewards decisions that result in strong performance in both the short- and long-term. We do not believe that our compensation policies and practices for our employees are likely to have a material adverse effect on our company. Our determination is based on, among other factors, the following:

•	Potential payouts under our incentive plans are capped, and overall variable compensation does not materially impact our financial results;

•	Our overall compensation is comprised of a mix of long- and short-term compensation which discourages short-term decisions that could be at the expense of long-term results;

•
A significant portion of the variable compensation is in the form of restricted stock and performance shares with three-year vesting and performance periods, which ensure that three years of unvested grants are outstanding at any time and encourage decisions that create long-term value for our stockholders;

•
All of our incentive programs contain clawback provisions, described in more detail in the “Proposal Requiring Your Vote - Proposal for approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code” above, which provide for the forfeiture of outstanding unvested awards and the return of vested awards;

•	Our short-term incentive plan and our performance shares require the attainment of threshold company performance levels before any payments are earned or performance shares vest; and

•
Our stock ownership guidelines require our board of directors and senior management to retain significant equity interests in our company to ensure the ongoing alignment of senior management and our stockholders.

Board Committees

Currently, we have five standing committees of the board of directors: an executive committee; an audit committee; a compensation committee; a nominating and corporate governance committee; and a talent development committee.

The following table sets forth the chair and members of each committee of our board of directors, the number of meetings each committee held during 2014, and the number of times each committee acted by unanimous written consent.

Committee	Members	Number of Meetings Held in 2014	Number of Times Acted By Unanimous Written Consent
Executive Committee	Jack A. Hockema*	-	2
	Teresa A. Hopp
	William F. Murdy
	Alfred E. Osborne, Jr.
	Brett E. Wilcox
Audit Committee	Carolyn Bartholomew	8	1
	Teresa A. Hopp*
	Lauralee E. Martin
	Alfred E. Osborne, Jr.
	Thomas M. Van Leeuwen
	Brett E. Wilcox
Compensation	Lauralee E. Martin	7	4
Committee	William F. Murdy*
	Jack Quinn
	Thomas M. Van Leeuwen
	Brett E. Wilcox
Nominating and	Carolyn Bartholomew	6	1
Corporate Governance	David Foster
Committee	William F. Murdy
	Alfred E. Osborne, Jr.*
	Jack Quinn
	Thomas M. Van Leeuwen
Talent Development	David Foster	1	-
Committee	Teresa A. Hopp
	Lauralee E. Martin
	William F. Murdy
	Brett E. Wilcox*

*Committee chair

Executive Committee

The executive committee of our board of directors manages our business and affairs requiring attention prior to the next regular meeting of our board of directors. However, the executive committee does not have the power to (1) approve or adopt, or recommend to our stockholders, any action or matter expressly required by law to be submitted to our stockholders for approval, (2) adopt, amend or repeal any bylaw of our company, or (3) take any other action reserved for action by our board of directors pursuant to a resolution of our board of directors or otherwise prohibited to be taken by the executive committee by law or pursuant to our amended and restated certificate of incorporation or bylaws.

The executive committee charter requires that a majority of the members of the executive committee satisfy the general independence criteria. In addition, the members of the executive committee must include the chairman of our board of directors and at least one of the directors nominated by the USW. The executive committee is currently comprised of the chairman of our board of directors and the chair of each of the committees of the board of directors.

Audit Committee

The audit committee of our board of directors oversees our accounting and financial reporting practices and processes and the audits of our financial statements on behalf of our board of directors. The audit committee is responsible for appointing, compensating, retaining and overseeing the work of our independent accounting firm. Other duties and responsibilities of the audit committee include:

•	establishing hiring policies for employees or former employees of the independent accounting firm;

•	reviewing our systems of internal accounting controls;

•	discussing risk management policies;

•	approving related-party transactions;

•	establishing procedures for complaints regarding financial statements or accounting policies; and

•	performing other duties delegated to the audit committee by our board of directors from time to time.

The audit committee charter requires that all members of the audit committee satisfy the general independence criteria. The charter also requires that no audit committee member may have participated in the preparation of our financial statements during the three years prior to his or her appointment as a member and that each audit committee member be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of the audit committee must have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience which results in that individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and that member or another member must have sufficient education or experience to have acquired the attributes necessary to meet the criteria of an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC. In addition, the members of the audit committee must include at least one of the directors nominated by the USW.

Our board of directors has determined that all six members of the audit committee (1) meet the general independence criteria, as well as the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act, and (2) are able to read and understand fundamental financial statements. Our board of directors also determined that no member of the audit committee participated in the preparation of our financial statements during the three years prior to their appointment as members of the committee. Finally, our board of directors has determined that Mmes. Hopp and Martin and Mr. Wilcox satisfy the financial sophistication criteria described above and satisfy the criteria necessary to serve as the “audit committee financial expert,” in each case based on his or her experience described in “Proposals Requiring Your Votes - Proposal for Election of Directors” above.

Compensation Committee

General

The compensation committee of our board of directors establishes and administers our policies, programs and procedures for compensating our senior management, including determining and approving the compensation of our executive officers. Other duties and responsibilities of the compensation committee include:

•	administering plans adopted by our board of directors that contemplate administration by the compensation committee, including the Equity Incentive Plan;

•	overseeing regulatory compliance with respect to compensation matters;

•	reviewing director compensation; and

•	performing other duties delegated to the compensation committee by our board of directors from time to time.

The compensation committee solicits the views of our chief executive officer on compensation matters, including as they relate to our compensation of the other members of senior management reporting to our chief executive officer. The compensation committee has retained Meridian Compensation Partners, LLC (referred to herein as Meridian) to advise the compensation committee on all matters related to compensation of our chief executive officer and other members of senior management. The compensation committee has reviewed the factors that could affect Meridian's independence. Based on this review, the compensation committee has determined there are no conflicts of interest.

Meridian's services include (1) providing competitive market data and related assessments of executive compensation as background against which the compensation committee considers executive compensation, (2) preparing and reviewing tally and compensation summary sheets for our named executive officers, (3) apprising the compensation committee of trends and best practices associated with executive and director compensation, (4) providing support with respect to legal, regulatory and accounting considerations impacting compensation and benefit programs, (5) the development and review of a list of compensation peer group companies, and (6) attending meetings of the compensation committee and our board of directors when requested. These services are typically directed by the compensation committee and coordinated with our human resources department.

The compensation committee charter requires that all members of the compensation committee satisfy the general independence criteria, as well as qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act. Additionally, each of our compensation committee members also qualifies as an outside director, allowing us to make awards that qualify as performance based compensation under 162(m) of the Internal Revenue Code.

The compensation committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to the subcommittee any or all of the powers and authority of the committee.

Compensation Committee Interlocks and Insider Participation

Neither Ms. Martin or Messrs. Murdy, Quinn, Van Leeuwen or Wilcox, the members of the compensation committee during 2014, (1) was an officer or employee of our company during 2014, (2) was formerly an officer of our company, or (3) had any relationships requiring disclosure by us under the SEC's rules with respect to certain relationships and related-party transactions. Furthermore, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors identifies individuals qualified to become members of our board of directors, recommends candidates to fill vacancies and newly-created positions on our board of directors, recommends director nominees for election by stockholders at the annual meetings of stockholders and develops and recommends to our board of directors our corporate governance guidelines.

We believe that the nominating and corporate governance committee considers an appropriate range of criteria in assessing candidates for a position on the board of directors. Our corporate governance guidelines require that the criteria utilized by the corporate governance committee in assessing such candidates include factors such as judgment, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of a candidate's experience with the experience of other members of the board of directors and anything else that may bear upon the extent to which a candidate would be a desirable addition to our board of directors and any committees of our board of directors. The policies relating to the recommendation of director candidates adopted by the nominating and corporate governance committee are designed to ensure flexibility with respect to the process of evaluating candidates and do not establish specific minimum qualifications that an individual must meet to become a member of our board of directors. The nominating and corporate governance committee believes that our company is best served when it can draw from a variety of experiences and backgrounds provided by members of our board of directors. However, the nominating and corporate governance committee also believes that our company is best served when each member of the board of directors:

•	exhibits strong leadership in his or her particular field or area of expertise;

•	possesses the ability to exercise sound business judgment;

•	has a strong educational background or equivalent life experiences;

•	has substantial experience both in the business community and outside the business community;

•	contributes positively to the existing collaborative culture among members of our board of directors;

•	represents the best interests of all of our stockholders and not just one particular constituency;

•	has experience as a senior executive of a company of significant size or prominence or another business or organization comparable to our company;

•	possesses skills and experience which make him or her a desirable addition to a standing committee of our board of directors;

•	consistently demonstrates integrity and ethics in his or her professional and personal life; and

•
has the time and ability to participate fully in activities of our board of directors, including attendance at, and active participation in, meetings of our board of directors and the committee or committees of which he or she is a member.

Other duties and responsibilities of the nominating and corporate governance committee include:

•	assisting in management succession planning, including with respect to the chairman of our board of directors and our chief executive officer;

•	considering possible conflicts of interest of members of our board of directors and management and making recommendations to prevent, minimize or eliminate such conflicts of interests;

•	evaluating whether an incumbent director should be nominated for re-election to our board of directors upon expiration of the incumbent's term;

•	making recommendations to our board of directors regarding the appropriate size of our board of directors; and

•	performing other duties delegated to the nominating and corporate governance committee by our board of directors from time to time.

The nominating and corporate governance committee has adopted policies and procedures by which our stockholders may submit director candidates to the nominating and corporate governance committee for consideration. If the nominating and corporate governance committee receives, by a date not less than 120, nor more than 150, calendar days before the anniversary of the date that the proxy statement was mailed to stockholders in connection with our previous year's annual meeting, a recommendation for a director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our outstanding common stock for at least one year as of the date of the recommendation, then such director candidate will be considered and evaluated by the nominating and corporate governance committee for the annual meeting immediately succeeding the date that proper written notice was timely delivered to and received by the nominating and corporate governance committee. When the date of our annual meeting of stockholders changes by more than 30 calendar days from the previous year's annual meeting, the written notice of the recommendation for the director candidate will be considered timely if, and only if, it is received by the nominating and corporate governance committee no later than the close of business on the tenth calendar day following the first day on which notice of the date of the upcoming annual meeting is publicly disclosed by us.

Written notice from an eligible stockholder or group of eligible stockholders to the nominating and corporate governance committee recommending a director candidate must contain or be accompanied by:

•	proof that the stockholder or group of stockholders submitting the recommendation has beneficially owned, for the required one-year holding period, more than 5% of our outstanding common stock;

•
a written statement that the stockholder or group of stockholders intends to continue to beneficially own more than 5% of our outstanding common stock through the date of the next annual meeting of our stockholders;

•
the name and record address of each stockholder submitting a recommendation for the director candidate, the written consent of each such stockholder and the director candidate to be publicly identified (including, in the case of the director candidate, to be named in the company's proxy materials) and the written consent of the director candidate to serve as a member of our board of directors (and any committee of our board of directors to which the director candidate is assigned to serve by our board of directors) if elected;

•
a description of all arrangements or understandings between or among any of the stockholders or group of stockholders submitting the recommendation, the director candidate and any other person or persons (naming such person or persons) pursuant to which the submission of the recommendation is to be made by such stockholder or group of stockholders;

•
with respect to the director candidate, (1) his or her name, age, business and residential address and principal occupation or employment, (2) the number of shares of our common stock beneficially owned by him or her, (3) a resume or similar document detailing his or her personal and professional experiences and accomplishments, and (4) all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Securities Exchange Act, the rules of the SEC or the rules of the Nasdaq Stock Market; and

•
a written statement that each submitting stockholder and the director candidate shall make available to the nominating and corporate governance committee all information reasonably requested in connection with the committee's evaluation of the candidate.

The notice must be signed by each stockholder submitting the proposal and the director candidate. The notice must be sent to the following address by registered or certified mail: Kaiser Aluminum Corporation, Attn: Corporate Secretary (Nominating and Corporate Governance Committee), 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831.

The nominating and corporate governance committee charter requires that all members of the nominating and governance committee satisfy the general independence criteria. In addition, the members of the nominating and corporate governance committee must include at least one of the directors nominated by the USW so long as at least one such director is appropriately qualified.

Talent Development Committee

The talent development committee of our board of directors was formed in 2014 to review and evaluate (1) the succession planning for our executive officers, other than the chief executive officer, and (2) the leadership and development training of key employees with the potential to succeed our executive officers, including the progression of such key employees. The talent development committee meets with our chief executive officer to review its observations and management’s criteria for evaluating the performance and advancement potential of key employees and reports regularly its activities to our board of directors.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of our executive officers and the positions they held as of April 10, 2015, the record date.

Name	Age	Position(s)
Jack A. Hockema	68	President, Chief Executive Officer and Chairman of the Board; Director
Daniel J. Rinkenberger	56	Executive Vice President and Chief Financial Officer
John M. Donnan	54	Executive Vice President - Legal, Compliance and Human Resources
Keith A. Harvey	55	Executive Vice President - Fabricated Products
John Barneson	64	Senior Vice President - Corporate Development
Melinda C. Ellsworth	56	Vice President and Treasurer
Mark R. Krouse	63	Vice President - Human Resources
Ray Parkinson	56	Vice President - Advanced Engineering
Jason Walsh	35	Vice President - Financial Planning and Analysis
Neal E. West	56	Vice President and Chief Accounting Officer
_________________

Set forth below are brief descriptions of the business experience of each of our executive officers.

Jack A. Hockema has served as our President and Chief Executive Officer and a director since October 2001 and as Chairman of the Board since July 2006. He previously served as Executive Vice President of Kaiser Aluminum Corporation (referred to herein as Kaiser) and President of the Kaiser Fabricated Products division from January 2000 to October 2001, and Executive Vice President of Kaiser from May 2000 to October 2001. He served as Vice President of Kaiser from May 1997 to May 2000. Mr. Hockema was President of Kaiser Engineered Products from March 1997 to January 2000. He served as President of Kaiser Extruded Products and Engineered Components from September 1996 to March 1997. Mr. Hockema served as a consultant to Kaiser and acting President of Kaiser Engineered Components from September 1995 to September 1996. Mr. Hockema was an employee of Kaiser from 1977 to 1982, working at our Trentwood facility in Spokane, Washington, and serving as plant manager of our former Union City, California can plant and as operations manager for Kaiser Extruded Products. In 1982, Mr. Hockema left Kaiser to become Vice President and General Manager of Bohn Extruded Products, a division of Gulf+Western, and later served as Group Vice President of American Brass Specialty Products until June 1992. From June 1992 to September 1996, Mr. Hockema provided consulting and investment advisory services to individuals and companies in the metals industry. Mr. Hockema has served on the board of directors of Superior Industries International, Inc. since December 2014. He holds a Master of Science degree in Management and a Bachelor of Science degree in Civil Engineering, both from Purdue University. Mr. Hockema has more than 24 years of experience with Kaiser and another 21 years in the metals industries, and, as a result, has a depth of experience in the aluminum and metals industries. As the only management representative on the board of directors, Mr. Hockema provides an insider's perspective in board of directors discussions about our business and the strategic direction for our company.

Daniel J. Rinkenberger has served as our Executive Vice President and Chief Financial Officer since June 2012. Mr. Rinkenberger served as our Senior Vice President and Chief Financial Officer from April 2008 to June 2012, as our Vice President from January 2005 to April 2008 and as our Treasurer from January 2005 to July 2008. Prior to January 2005, he served as our Vice President of Economic Analysis and Planning from February 2002. He served as Vice President, Planning and Business Development of the Kaiser Fabricated Products division from June 2000 through February 2002. Prior to that, he served as Vice President, Finance and Business Planning of the Kaiser Flat-Rolled Products division from February 1998 to February 2000, and as our Assistant Treasurer from January 1995 through February 1998. Before joining Kaiser, he held a series of positions of increasing responsibility in the Treasury Department at Pennzoil Corporation. He holds a Master of Business Administration degree in finance from the University of Chicago and a Bachelor of Education degree from Illinois State University. He is a Chartered Financial Analyst.

John M. Donnan has served as our Executive Vice President - Legal, Compliance and Human Resources since June 2012. Mr. Donnan is responsible for our company’s corporate legal, compliance, internal audit, environmental, safety, quality and human resources functions. He previously served as our Senior Vice President, Secretary and General Counsel from December 2007 to June 2012 and as our Vice President, Secretary and General Counsel from January 2005 to December 2007. Mr. Donnan joined the legal staff of Kaiser in 1993 and was named Deputy General Counsel of Kaiser in 2000. Prior to joining Kaiser, Mr. Donnan was an associate in the Houston, Texas office of the law firm of Chamberlain, Hrdlicka, White, Williams & Martin. He holds a Juris Doctorate degree from the University of Arkansas School of Law and Bachelor of Business Administration degrees in finance and accounting from Texas Tech University. He is a member of the Texas and California bars.

Keith A. Harvey has served as our Executive Vice President - Fabricated Products since June 2014. He previously served as our Senior Vice President - Sales and Marketing, Aerospace and General Engineering from June 2012 to June 2014, Vice President - Sales and Marketing, Aerospace and General Engineering from 2000 to June 2012 and as our Vice President - Sales and Marketing of Extruded Products from 1996 to 2000. Mr. Harvey joined Kaiser in 1981 as an industrial engineer at the company’s former rolling mill in West Virginia. He subsequently held positions of increasing responsibility in engineering and sales at several Kaiser locations and was named a Vice President in 1994. Mr. Harvey holds a Bachelor of Science degree in Industrial Engineering from West Virginia University.

John Barneson has served as our Senior Vice President - Corporate Development since December 2007. He previously served as our Senior Vice President and Chief Administrative Officer from August 2001 to December 2007 and as our Vice President and Chief Administrative Officer from December 1999 through August 2001. He served as Engineered Products Vice President of Business Development and Planning from September 1997 to December 1999. Mr. Barneson served as Flat-Rolled Products Vice President of Business Development and Planning from April 1996 to September 1997. Mr. Barneson has been an employee of Kaiser since September 1975 and has held a number of staff and operation management positions within the former Flat-Rolled and Engineered Products business units. He holds a Master of Science degree and a Bachelor of Science degree in Industrial Engineering from Oregon State University.

Melinda C. Ellsworth has served as our Vice President and Treasurer since July 2008. Prior to joining Kaiser, Ms. Ellsworth was Vice President, Treasurer and Investor Relations at HNI Corporation, a leading provider of office furniture and hearth products, from February 2002 to May 2007. From May 1998 to January 2002, she served in several roles with Sunbeam Corporation, ending her tenure as Vice President, International Finance and Treasury. She additionally has over a decade of experience in commercial banking. She holds a Bachelor of Business Administration degree in accounting from St. Bonaventure University and is a Certified Public Accountant (inactive).

Mark R. Krouse has served as our Vice President - Human Resources since September 2013. Prior to joining Kaiser, Mr. Krouse served as Vice President, Human Resources of Samsung C&T Engineering and Construction, Americas from January 2012 to August 2013. Mr. Krouse was also an Adjunct Professor of California State University, Fullerton from September 2007 to June 2010. In addition, Mr. Krouse held various human resources positions, including Vice President, Human Resources, with Fluor Corporation from 1976 to 2006. Mr. Krouse holds a Master of Science degree in International Administration and a Bachelor of International Relations degree, both from the University of Southern California.

Ray Parkinson has served as our Vice President - Advanced Engineering since 2001. Dr. Parkinson joined Kaiser in 1986 as technical director for extruded products and has more than 30 years of experience in sales, operations, quality control, engineering and research and development in diverse manufacturing environments. Dr. Parkinson has a Ph.D. in metallurgy, as well as Bachelor’s and Master’s degrees in Engineering, from Imperial College in the United Kingdom and a Master of Business Administration from St. Mary’s College.

Jason Walsh has served as our Vice President - Financial, Planning and Analysis since April 2012. Mr.Walsh joined Kaiser in 2006 as Manager, Financial Planning & Analysis and served as Group Controller, Common Alloy Products and Director, Financial Planning & Analysis. Prior to joining Kaiser, he held positions of increasing responsibility in manufacturing operations with Caterpillar Inc. He holds a Master of Business Administration degree in Finance from the University of Chicago and a Bachelor of Science degree in Mechanical Engineering from the University of Illinois at Urbana-Champaign.

Neal E. West has served as our Vice President and Chief Accounting Officer since June 2008. Prior to joining Kaiser, Mr. West served as the Principal Accounting Officer of Gateway, Inc. from June 2005 to May 2008. Mr. West was also the Vice President and Corporate Controller of Gateway, Inc. from April 2005 to May 2008. Prior to joining Gateway, Inc., Mr. West was the Vice President and Controller for APL Logistic, Ltd. from April 2000 to April 2005. In addition, Mr. West has held a number of finance, service and support positions at APL Ltd. Mr. West also previously worked for Standard Pacific and West-Tronics, Inc. as Division Controller and Financial Manager. Mr. West is a Certified Public Accountant, a Certified Management Accountant and a Chartered Global Management Accountant and holds a Master of Science degree in information systems from Roosevelt University and a Bachelor of Science degree in accounting and business administration from Illinois State University.

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed with management the compensation discussion and analysis section included below. Based on its review and discussions with management, the compensation committee recommended to the board of directors that such compensation discussion and analysis be included in this Proxy Statement.

This report is submitted by the members of the compensation committee of the board of directors:

Compensation Committee
William F. Murdy (Chair)
Lauralee E. Martin
Jack Quinn
Thomas M. Van Leeuwen
Brett E. Wilcox

Compensation Discussion and Analysis

Introduction

This section provides (1) our 2014 performance highlights, (2) an overview of the compensation committee, (3) a discussion of the objectives of our comprehensive compensation structure and the design of our overall 2014 compensation program for senior management, and (4) a discussion of all material elements of 2014 compensation for each of our named executive officers whose names and titles are set forth in the following table:

Name	Title
Jack A. Hockema	President and Chief Executive Officer (principal executive officer)
Daniel J. Rinkenberger	Executive Vice President and Chief Financial Officer (principal financial officer)
John M. Donnan	Executive Vice President - Legal, Compliance and Human Resources
Keith A. Harvey	Executive Vice President - Fabricated Products
John Barneson	Senior Vice President - Corporate Development
_________________

2014 Performance Highlights

In 2014, despite continued economic uncertainty and challenges, we delivered solid operating performance. Our key achievements in 2014 include:

•	net sales of $1.4 billion;

•	operating income of $138 million;

•	record heat treat plate, automotive extrusions and total shipments;

•	record manufacturing efficiency facilitated by completed capital investments; and

•	approximately $70 million returned to shareholders through quarterly dividends and share repurchases.

Overview of the Compensation Committee

The compensation committee of our board of directors is comprised entirely of independent directors. By design, members of the compensation committee also serve on other board committees, including the executive committee, audit committee, the nominating and corporate governance committee and the talent development committee. We believe this structure helps coordinate the efforts of the respective committees. The compensation committee's primary duties and responsibilities are to establish and implement our compensation policies and programs for senior management. While the nominating and corporate governance committee has the responsibility to evaluate the overall performance of the chief executive officer, the compensation committee coordinates with and assists the nominating and corporate governance committee in that evaluation.

The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. Pursuant to that authority, the compensation committee engaged Meridian to advise it on all matters related to compensation of our chief executive officer and other members of senior management, including the other named executive officers.

The compensation committee meets formally and informally throughout the year. Informal meetings frequently occur when our directors are together for meetings of our full board of directors and telephonically at the request of one or more committee members. Our chief executive officer, other members of our management and outside advisors may be invited to attend all or a portion of a compensation committee meeting depending on the nature of the agenda items; however, neither our chief executive officer nor any other member of management votes on items before the compensation committee.

The compensation committee works with our senior management and Meridian to determine the agenda for its formal meetings and to prepare meeting materials. The compensation committee and our board of directors also solicit the views of our chief executive officer on compensation matters, including, among others:

•	objectives for our compensation programs;

•	the structure of our compensation programs;

•	the role of our compensation programs in management succession planning; and

•	compensation of other members of senior management, including our other named executive officers.

Objectives of our Compensation Structure

Our compensation structure was developed to achieve the following objectives, which we believe are critical for enhancing stockholder value and our long-term success:

•
creating alignment between our senior management and our stockholders by rewarding our senior management for achieving strategic goals that successfully drive our operations and enhance our stockholder return;

•	attracting, motivating and retaining highly experienced executives vital to our short-term and long-term success, profitability and growth;

•	correlating our senior management compensation with our actual performance; and

•	providing competitive, targeted compensation levels that are benchmarked to our compensation peer group discussed below as follows:

•	for base salary, the 50th percentile;

•	for annual cash incentives at target-level performance, the 50th percentile; and

•	for annualized economic equity grant value of long-term incentives, between the 50th and the 65th percentiles.

Design of our 2014 Compensation Program

Our 2014 compensation program for our senior management, including the named executive officers, was designed to reinforce performance and accountability at the corporate, operational and individual levels through the use of:

•	a short-term annual cash incentive payable only if the performance threshold is met; and

•
an equity-based, long-term incentive consisting of (1) shares of restricted stock with a three-year cliff vesting schedule to promote senior management retention, and (2) performance shares that vest, if at all, based on our TSR compared to a group of peer companies over a three-year performance period (2014 through 2016).

In addition to focusing on “pay for performance,” our 2014 compensation program:

•	balanced short-term and long-term goals, with:

•	approximately 57% of our chief executive officer's target total compensation being delivered through long-term incentives; and

•	approximately 45% of the target total compensation for our other named executive officers being delivered through long-term incentives;

•	delivered a mix of fixed and at-risk compensation directly related to our overall performance and the creation of stockholder value, with:

•	approximately 75% of our chief executive officer's target total compensation being at-risk compensation payable only if certain corporate performance levels are achieved; and

•	approximately 67% of the target total compensation for our other named executive officers being at-risk compensation payable only if certain corporate performance levels are achieved;

•	provided compensation that is competitive with our compensation peer group recommended by the compensation committee's independent compensation consultant;

•
utilized equity-based awards, including performance shares that vest only if we achieve a certain TSR performance goal, stock ownership guidelines and annual cash incentives linked to achievement of financial, corporate, operational and individual performance;

•	emphasized the importance of safety, quality, delivery and cost performance; and

•
utilized forfeiture provisions that can result in the loss of awards and resulting benefits if we determine that a recipient, including any of our named executive officers, has engaged in certain activities detrimental to us.

Periodically, but not less than annually, each element of compensation is reviewed and considered by the compensation committee and our board of directors both individually and collectively with the other elements of compensation to ensure that each element is consistent with the objectives of both our comprehensive compensation structure and that particular element of compensation. The compensation committee and our board of directors share suggestions or concerns identified in the course of that review with senior management and Meridian, who address the suggestions or concerns in a manner that is satisfactory to the compensation committee and our board of directors. This process occurs over a series of meetings of the compensation committee and our board of directors and executive sessions of the independent directors without members of management present.

In designing the overall compensation program and each individual element of compensation for senior management, including our named executive officers, the compensation committee considers the following factors, among others:

•	The external challenges to our near- and long-term ability to attract and retain strong senior management;

•	Each individual's contributions to our overall results;

•	Our historical and anticipated operating and financial performance compared with targeted goals; and

•	Our size and complexity compared with companies in our compensation peer group.

The compensation committee uses tally and other summary sheets that provide a summary of the compensation history of our chief executive officer and those members of our senior management reporting to our chief executive officer. These tally and information sheets include a historical summary of base salary, annual bonus and equity awards.

In reviewing and deliberating over our 2014 compensation program, the compensation committee considered, among other things:

•	the economic conditions in the United States and abroad;

•	the company's business plan and underlying assumptions;

•	the goal of maintaining alignment between our senior management and our stockholders through the use of short- and long-term, performance-based compensation;

•	the benefits of maintaining a consistent approach to compensation and the structure of our programs through business cycles;

•	the anticipated performance of the company's compensation programs based on the company's business plan and current financial position; and

•	information and reports prepared by proxy advisors, including Glass, Lewis & Co. and Institutional Shareholder Services Inc.

The review included discussions with Meridian and management regarding existing and contemplated market practices, as well as the structure and objectives of each component of our compensation program.

The compensation committee also reviews the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies. Working with our compensation consultant, our management selects for inclusion in our compensation peer group companies that are determined to: (1) be of a similar size; (2) have positions of similar complexity and scope of responsibility; and/or (3) compete with us for talent. The compensation committee, working with our compensation consultant, reviews, evaluates and updates the compensation peer group, which includes companies in both similar and different industries, at least annually. For 2014, our compensation committee approved the following 25-company peer group:

Applied Industrial Tech, Inc.	Olin Corporation
Brady Corporation	OMNOVA Solutions Inc.
Briggs & Stratton Corporation	Polaris Industries Inc.
Crane Company	Rayonier Inc.
Donaldson Company, Inc.	Steelcase Inc.
ESCO Technologies Inc.	Texas Industries, Inc.
Gardner Denver, Inc.	Valmont Industries, Inc.
Graco Inc.	Vulcan Materials Company
Kaman Corporation	Walter Energies, Inc.
Kennametal Inc.	Waters Corporation
Martin Marietta Materials, Inc.	Watts Water Technologies, Inc.
Mueller Water Products, Inc.	Woodward Governor Company
Neenah Paper, Inc.

Due to the differences in size among the companies in our peer group, Meridian uses a form of regression analysis to adjust survey data results based on our revenue as compared to the revenue of other companies in our peer group. Importantly, the compensation committee recognizes that we compete for talent with companies much larger than those included in our compensation peer group. These larger companies, including Alcoa, Aleris, Constellium and Sapa, aggressively recruit for the best qualified talent in particularly critical functions. As a result, to attract and retain talent, the compensation committee may from time to time determine that it is in the best interests of our company and our stockholders to provide compensation packages that deviate from targeted pay levels.

Elements of 2014 Compensation

The table below summarizes the elements of our named executive officers' compensation in 2014:

Element	Form of Compensation	Objective		Performance Metrics
Base Salary	Cash	•	Provide a competitive, fixed compensation upon which our named executive officers can rely.	Not performance based
		•	Target at the 50th percentile of our compensation peer group.

Short-Term Incentives	Cash	•	Create financial incentive for	Adjusted EBITDA
			achieving or exceeding company	(determined using an
			performance goals.	EVA calculation
		•	Target at the 50th percentile of our	reflecting adjusted PTOI
			compensation peer group.	less a capital charge
calculated as a
percentage of our
adjusted net assets),
safety, quality, delivery,
cost and individual
performance.

Long-Term Incentives	Restricted Stock	•	Create financial incentive for	Not performance based
			continued employment with our	(retention based and "at
			company through three-year cliff	risk" to the extent
			vesting.	underlying performance
		•	Together with performance shares,	impacts stock price)
target at between the 50th and 65th
percentile of our compensation
peer group.

	Performance Shares	•	Create financial incentive for	Relative TSR (compared
			achieving or exceeding long-term	to peer companies
			performance goals.	in the S&P 600
		•	Together with restricted stock,	SmallCap Materials
			target at between the 50th and 65th	Index)
percentile of our compensation
peer group.

Retirement Benefits	Defined Contribution Plan	•	Part of our broad-based employee benefits program.	Not performance based (except for the portion of the company contribution attributable to the short-term incentive, which is performance based)

	Deferred Compensation Plan	•	Restore the benefits of matching and fixed rate contributions that we would otherwise pay but for the limitations on benefit accruals and payment imposed by the Internal Revenue Service.	Not performance based (except for the portion of the company contribution attributable to the short-term incentive, which is performance based)

Perquisites	Vehicle Allowance and Certain Reimbursements	•	In connection with base salary, attract, motivate and retain individuals in a competitive environment.	Not performance based

Each compensation element is discussed in detail below.

Base salary

The compensation committee reviews annually base salaries for our chief executive officer and other executive officers, including our other named executive officers, and determines whether a change is appropriate. In reviewing base salaries, the compensation committee considers factors, including, among others:

•	level of responsibility;

•	prior experience;

•	base salaries paid for comparable positions by our compensation peer group; and

•	the relationship among base salaries paid within our company.

Our intent is to fix base salaries at levels consistent with the design of our overall compensation program for the particular year. In 2014, the compensation committee increased the base salaries of our named executive officers by 3% to 4% principally to more closely align their base salaries with market and survey information regarding executive officers with similar experience and responsibilities. Base salaries for our named executive officers in 2014 were as follows:

Name	2014 Base Salary
Jack A. Hockema	$856,000
Daniel J. Rinkenberger	$424,400
John M. Donnan	$397,800
Keith A. Harvey	$395,000
John Barneson	$350,100
_________________

Annual cash incentives

Our 2014 short-term incentive plan, which we refer to as our 2014 STI Plan, was designed to reward participants for achieving certain Adjusted EBITDA performance goals established using an EVA calculation reflecting the adjusted PTOI of our core Fabricated Products business less a capital charge calculated as a percentage of our adjusted net assets. The structure, terms and objectives of the 2014 STI Plan were generally consistent with those of the short-term incentive plan approved by the compensation committee in 2013, with the primary differences being the addition of performance modifiers for quality, delivery and cost, as recommended by management. Consistent with short-term incentive plans approved by the compensation committee in prior years, our 2014 STI Plan also included a modifier for safety and permitted, subject to the maximum payout opportunity described below, adjustments to individual awards, up to plus or minus 100% of the target award, based on actual performance, including individual, facility, and/or functional area performance. Individuals not meeting individual performance goals could receive a reduced, or even no, payout and individuals meeting or exceeding individual performance goals could receive increased payouts; provided, however, that no increase could exceed the maximum payout opportunity of three times the target.

Our 2014 STI Plan tied pay to performance subject to the payout maximum. Under our 2014 STI Plan, no payout would be made unless we (i) achieved the threshold Adjusted EBITDA and (ii) had a positive adjusted net income. A payout at target level required Adjusted EBITDA that was established based on adjusted PTOI of 15% of our adjusted net assets, and a payout at the maximum level required Adjusted EBITDA that was established based on adjusted PTOI of 35% of our adjusted net assets. Consistent with our objective of aligning senior management and our stockholders by rewarding our senior management for achieving strategic goals that successfully drive our operations and enhance our stockholder value, our 2014 STI Plan provided that performance in excess of the threshold level would result in an increase in payouts up to the maximum payout opportunity. Under our 2014 STI Plan, potential payouts between the threshold and target levels and between the target and maximum levels would be linearly interpolated.

Emphasizing the value we place on employee safety, our product quality, our relationship with our customers and manufacturing efficiency, in addition to financial performance, our 2014 STI Plan took into consideration: corporate safety performance, as measured by TCIR; quality performance, as measured by our no-fault claim rate; delivery performance, as measured by our on-time delivery rate; and cost performance, as measured by manufacturing costs, compared to historical manufacturing costs. Under our 2014 STI Plan, subject to the maximum payout, the award multiplier resulting from actual 2014 Adjusted EBITDA would be adjusted for safety, quality and delivery performance above or below the applicable threshold, each of which could increase or decrease the award multiplier by up to 10%, and for cost performance above or below the applicable threshold, which could increase or decrease the award multiplier by up to 20% for our executive officers, including the named executive officers, and 10% for all other participants.

In early 2015, our actual results for 2014 and the resulting award multiplier were determined. Under our 2014 STI Plan, Under our 2014 STI Plan, the award multiplier was calculated based on actual 2014 Adjusted EBITDA, which was determined using our reported consolidated operating income, calculated using generally accepted accounting principles, including depreciation and amortization and excluding the following non-run-rate items:

•mark-to-market gains and losses on derivative instruments;

•net periodic benefit income relating to our voluntary employees’ beneficiary associations, or VEBAs;

•adjustment to plant-level last-in, first out, or LIFO, inventory;

•environmental income and expenses; and

•asset impairment charges.

The resulting award multiplier was then adjusted for actual safety, quality, delivery and cost performance in 2014. The final 2014 STI Plan award multiplier for our executive officers, including our named executive officers, was 1.177, representing performance greater than the target, but less than the performance required to achieve the maximum payout.

Each participant's individual award under the 2014 STI Plan was calculated by multiplying the final 2014 STI Plan multiplier of 1.177 by the participant's monetary incentive target, which was established at the beginning of 2014, taking into consideration, among other things:

•a targeted level benchmarked to the 50th percentile of our compensation peer group;

•internal compensation balance;

•position responsibilities;

•our business plan and its key underlying assumptions;

•the expectations under then-existing and anticipated market conditions; and

•the opportunity to create stockholder value.

There were no individual adjustments to the awards of our named executive officers under our 2014 STI Plan.

The table below sets forth the possible payouts that could have been earned by our named executive officers at each performance level and the actual amounts earned by them under the 2014 STI Plan.

Name	Below Threshold	Threshold	Target	Maximum	Actual
Jack A. Hockema	—	$293,000	$586,000	$1,758,000	$689,722
Daniel J. Rinkenberger	—	$140,550	$281,100	$843,300	$330,855
John M. Donnan	—	$132,600	$265,200	$795,600	$312,140
Keith A. Harvey	—	$130,000	$260,000	$780,000	$306,020
John Barneson	—	$79,550	$159,100	$477,300	$187,261

Long-term incentives

We believe that consistent execution of our strategy over multi-year periods will lead to an increase in our stockholder return. We use equity awards to provide our named executive officers with an incentive to focus on long-term stockholder value creation. Our long-term incentive program for 2014 through 2016, which we refer to as our 2014 - 2016 LTI Program, for key employees, including our named executive officers, was approved by the compensation committee on March 5, 2014. In 2014, we changed our long-term incentive program from an EVA-based program to a TSR-based program to further align the interest of management and our stockholders. Our 2014 - 2016 LTI Program was designed to “pay-for-performance” and to include retention features by rewarding participants with (1) shares of time-vested restricted stock and (2) performance shares that vest only if a certain TSR performance over the 2014 through the 2016 period is achieved.

Our 2014 - 2016 LTI Program provides, with respect to the performance shares, for a threshold performance level up to which no performance shares will vest, a target performance level at which the target number of performance shares will vest, a maximum performance level at or above which the maximum number of performance shares (equal to two times the target number of performance shares) will vest, and pro rata vesting between the threshold and maximum performance levels. Each performance share that becomes vested entitles the participant to receive one share of our common stock.

Performance under our 2014 - 2016 LTI Program will be determined based on our TSR relative to the TSR of our peer companies in the S&P SmallCap 600 Materials Index. The threshold performance required for payout under the 2014 - 2016 LTI Program is a TSR ranking at the 25th percentile. The performance required for the maximum payout under the 2014 - 2016 LTI Program is a TSR ranking above the 90th percentile. If our TSR over the 2014 through 2016 performance period is negative, then the maximum number of shares that the participants can receive under the 2014 - 2016 LTI Program is the target number of performance shares regardless of our TSR percentile ranking.

The target monetary value for each named executive officer was determined in accordance with the following objectives of our compensation structure which we believe are critical for enhancing shareholder value and our long-term success:

•	an annualized economic equity grant value of long-term incentives between the 50th and the 65th percentiles of our compensation peer group;

•	balanced short-term and long-term goals, with:

•	over 50% of the chief executive officer's target total compensation being delivered through long-term incentives; and

•	over 40% of the target total compensation for the other named executive officers being delivered through long-term incentives;

•	internal compensation balance; and

•	recognition of differing position responsibilities.

The compensation committee determined that each named executive officer, with the exception of Mr. Hockema, should receive time-based restricted stock having an economic value equal to 50% of his target monetary value and a target number of performance shares having an economic value equal to 50% of his target monetary value. As provided by Mr. Hockema's employment agreement and consistent with the foregoing objectives, Mr. Hockema received time-based restricted stock having an economic value equal to 36% of his target monetary value and a target number of performance shares having an economic value equal to 64% of his target monetary value.

The table below sets forth the target monetary value under our 2014 - 2016 LTI Program and the number of shares of restricted stock and performance shares granted to our named executive officers during 2014:

Name	Target Monetary Value	Number of Shares of Restricted Stock (1)	Number of Performance Shares (2)
Jack A. Hockema	$1,943,000	11,493	48,803
Daniel J. Rinkenberger	$610,000	5,011	11,970
John M. Donnan	$530,500	4,358	10,410
Keith A. Harvey	$515,000	4,231	10,105
John Barneson	$435,000	3,573	8,536
____________

(1)
The restrictions on 100% of the shares of restricted stock granted will lapse on March 5, 2017 or earlier if the named executive officer's employment terminates as a result of death or disability, the named executive officer's employment is terminated by us without cause, the named executive officer's employment is voluntarily terminated by him for good reason or in the event of a change in control. If the employment of an named executive officer, other than Mr. Hockema, terminates before March 5, 2017 as a result of his retirement at or after age 65, the shares of restricted stock granted to him will remain outstanding and the restrictions on 100% of such shares will lapse on March 5, 2017. If Mr. Hockema's employment terminates before March 5, 2017 as a result of his retirement, the shares of restricted stock granted to him will remain outstanding and the restrictions on a prorated portion of such shares, determined based on the actual days of Mr. Hockema's employment during the restriction period, will lapse on March 5, 2017. The number of shares of restricted stock granted was calculated by dividing the applicable percentage (i.e., 36% for Mr. Hockema and 50% for the other named executive officers) of the target monetary value by the sum of (i) the average of the closing prices of our company's common stock for the 20 trading days prior to the grant date, which was $68.80 per share, reduced by (ii) 11.53%, the discount factor provided by Meridian to reflect the design characteristics, including the vesting period, of the restricted stock.

(2)
The table below sets forth the number of performance shares that will vest for each of Messrs. Hockema, Rinkenberger, Donnan, Harvey and Barneson under our 2014 - 2016 LTI Program at each performance level:

Name	Below Threshold	Threshold	Target	Maximum
Jack A. Hockema	—	12,200	24,401	48,803
Daniel J. Rinkenberger	—	2,992	5,985	11,970
John M. Donnan	—	2,602	5,205	10,410
Keith A. Harvey	—	2,526	5,052	10,105
John Barneson	—	2,134	4,268	8,536

The number of performance shares, if any, that vest based on the level of performance achieved during the three-year performance period will vest on the later to occur of March 5, 2017 and the date on which the compensation committee certifies the performance level achieved during the three-year performance period, which shall be no later than March 15, 2017. If, prior to December 31, 2016, the named executive officer's employment terminates as a result of death or disability, the target number of performance shares will vest. If, prior to December 31, 2016, the named executive officer's employment is terminated by us without cause or is voluntarily terminated by him for good reason, the performance shares granted to him will remain outstanding and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period. If, prior to December 31, 2016, a change in control occurs, the performance shares granted to him will vest immediately and the number of performance shares, if any, that will vest will be determined based on the performance level achieved during the performance period through the change in control date. If, prior to the vesting date, the employment of a named executive officer, other than Mr. Hockema, terminates as a result of his retirement, the performance shares granted to him will remain outstanding and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period. If, prior to the vesting date, Mr. Hockema's employment terminates as a result of his retirement at or after age 65, the performance shares granted to him will remain outstanding and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period and prorated based on the actual days of Mr. Hockema's employment during the performance period.
The threshold, target and maximum number of performance shares that may vest, if at all, in 2017 under our 2014-2016 LTI Program are determined as follows:

•
the threshold number of performance shares reflects that no performance shares will vest in 2017 under our 2014-2016 LTI Program unless our company's performance exceeds the threshold performance required over the 2014 through 2016 performance period;

•
the target number of performance shares was calculated by dividing the applicable percentage (i.e., 64% for Mr. Hockema and 50% for the other named executive officers) of the target monetary value by the sum of (i) the average of the closing prices of our company's common stock for the 20 trading days prior to the grant date, which was $68.80 per share, reduced by (ii) 25.93%, the discount factor provided by Meridian in connection with the calculation of the economic value of the performance shares for purposes of determining the number of performance shares to be granted on the grant date; and

•	the maximum number of performance shares was calculated by dividing an amount equal to twice the target monetary value by the economic value of each performance share on the grant date.

On March 5, 2015, the three-year vesting period applicable to the grant of restricted stock under our long-term incentive program for 2012 through 2014, which we refer to as our 2012 - 2014 LTI Program, ended and the shares vested in accordance with the terms of the underlying grant. In addition, in early 2015 our compensation committee determined that 50% of the target performance shares (25% of the total performance shares) granted under our 2012 - 2014 LTI Program had been earned based on our performance over the 2012 through 2014 performance period. The remaining performance shares granted under our 2012 - 2014 LTI Program were forfeited. Despite solid performance over the 2012 through 2014 performance period, our financial results and the resulting multiplier for the 2012 - 2014 LTI Program were negatively impacted by recessionary economic conditions during the restriction period.

Retirement benefits

We no longer maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including our named executive officers, are currently provided through a defined contribution retirement program consisting of the following two principal plans:

•	the Kaiser Aluminum Savings and Investment Plan, a tax-qualified profit-sharing and 401(k) plan (which we refer to as our Savings Plan); and

•
a nonqualified and unsecured deferred compensation plan intended to restore benefits that would be payable to designated participants in the Savings Plan but for the limitations on benefit accruals and payments imposed by the Internal Revenue Code (which we refer to as our Restoration Plan).

The defined contribution retirement program has the following three primary components, which are discussed more fully below:

•	A company match of the employee's pre-tax deferrals under our Savings Plan;

•	A company contribution to the employee's account under our Savings Plan; and

•	A company contribution to the employee's account under our Restoration Plan.

Under the terms of our Restoration Plan, cash balances are maintained in a “rabbi trust” where they remain subject to the claims of our creditors and are otherwise invested in funds designated by each individual from a menu of possible investments. In addition, the cash balances maintained in the rabbi trust are forfeited if the individual is terminated for cause.

The compensation committee believes the Savings Plan and the Restoration Plan support the objectives of our comprehensive compensation structure, including the ability to attract and retain senior and experienced mid- to late-career executives for critical positions within our organization. Each of these plans is discussed more fully below.

Perquisites

During 2014, all of our named executive officers received a vehicle allowance. Messrs. Donnan and Harvey were reimbursed for dues for club memberships.

Our use of perquisites as an element of compensation is very limited and largely based on business-related entertainment needs. We do not view perquisites as a significant element of our comprehensive compensation structure but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Stock Ownership Guidelines

In order to further align the interests of senior management, including our named executive officers, with those of our stockholders, we have stock ownership guidelines. Under those guidelines, members of our senior management are expected to hold common stock having a value equal to a multiple of their base salary as determined by their position. The guidelines provide for a target multiple of six times base salary for our chief executive officer and three times base salary for the other named executive officers. Each member of senior management covered by our stock ownership guidelines is expected to retain at least 75% of the net shares resulting from equity compensation awards until he or she achieves the applicable ownership level required by the stock ownership guidelines. The ownership guidelines are expected to be met within five years. Each of our named executive officers has satisfied the applicable stock ownership requirements under the stock ownership guidelines.

For purposes of these guidelines, stock ownership includes shares over which the holder has direct or indirect ownership or control, including restricted stock and restricted stock units, but does not include unexercised stock options. For purposes of measuring compliance with our stock ownership guidelines (1) restricted stock and restricted stock units are valued at the closing price of the company's common stock on the grant date, (2) performance shares are valued using the target number of performance shares and the closing price of our common stock on the grant date, and (3) all other shares of common stock purchased or acquired by members of our senior management are valued at the purchase price of the shares.

Securities Trading Policy

Our securities trading policy contains anti-hedging and anti-pledging provisions prohibiting our directors and employees from engaging in any speculative transactions involving our securities, including (1) buying or selling puts or calls, (2) short sales, (3) buying on margin or holding our securities in a margin account, and (4) pledging our securities as collateral for a loan or any other obligations.

Employment Contracts, Termination of Employment Arrangements and Change-in-Control Arrangements

As discussed more fully below, in March 2014 we entered into an amended and restated employment agreement with Mr. Hockema. The compensation committee, working with Meridian, determined that the negotiated terms of the agreement were consistent with market practice. The compensation committee also determined that extending the term of the employment agreement with Mr. Hockema was important to, among other things:

•	provide an economic incentive for Mr. Hockema to delay his retirement until at least December 2016;

•	improve our ability to retain other key members of senior management; and

•	provide assurance to our customers and other stakeholders of the continuity of senior management for an extended period.

The compensation committee determined that the agreement and the terms of the agreement were in the best interests of our company and stockholders.

Also, as discussed more fully below, certain members of senior management, including each of our named executive officers, continue to have benefits related to terminations of employment in connection with a change in control, by us without cause and by the named executive officer with good reason. These protections were implemented in 2002 and limit our ability to downwardly adjust certain aspects of compensation, including base salaries and target incentive compensation, without triggering the ability of the affected named executive officer to receive termination benefits.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation in excess of $1 million paid to our principal executive officer and our next three highest paid executive officers, other than the principal financial officer, unless certain criteria are satisfied. The compensation committee considers the anticipated tax treatment to our company and our executive officers in the review and establishment of compensation programs and payments.

Historically, the compensation committee determined not to limit compensation to the compensation deductible under Section 162(m) in light of the limited impact of Section 162(m) on our company and our substantial tax attributes, including net operating loss carry-forwards, available to use to offset taxable income. Accordingly, through 2011, our short-term and long-term incentive plans and programs were not designed to meet all the requirements necessary for payouts thereunder to be considered “performance-based” for purposes of Section 162(m).

The compensation committee, however, continued to explore potential modifications to our short- and long-term incentive plans and programs that would increase the deductibility of our incentive compensation, and since March 2012, the compensation committee has annually approved umbrella arrangements under our Equity Incentive Plan (which were designed to allow the qualification of awards under Section 162(m)) to preserve the deductibility of compensation under our incentive programs. These umbrella arrangements are based on net cash provided by operating activities as a single objective performance metric. The payouts calculated under the umbrella arrangements are not intended to be the actual payouts to the covered employees; rather, it is anticipated that the payouts to the covered employees under the umbrella arrangements will be reduced by the compensation committee through the exercise of negative discretion (which is permitted under Section 162(m)) to match the payouts that would otherwise be earned and made under the underlying incentive plan, as the compensation committee did with the awards under the 2014 short-term incentive umbrella plan and the 2014-2017 long-term incentive umbrella plan. The umbrella arrangements will not result in any duplication of payouts. The approval of such arrangements is consistent with our policy to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. However, we could from time to time pay compensation to our executives that is not fully deductible.

Actions With Respect to 2015 Compensation

The compensation committee has reviewed and determined our compensation program for 2015. The review included discussions with Meridian and management regarding existing and contemplated market practices, as well as the structure and objectives of each component of our compensation program. Upon completion of the review, in March 2015, the compensation committee approved the annual base salaries of our named executive officers for 2015, effective April 1, 2015. For 2015, the compensation committee approved a 3% base salary increase for each of our named executive officers, except for Mr. Harvey, who received a base salary increase of 14%, reflecting his assumption of additional responsibilities related to operations during 2014 and his relocation to California, where our corporate office is located.

In addition, the compensation committee concluded that our short- and long-term incentives appeared to be well designed and performing through the business cycle as designed, determined that no material modification to the design of such incentives were necessary, and accordingly, approved (1) a short-term incentive plan for 2015 with a structure, terms and objectives generally consistent with the structure, terms and objectives of the short-term incentive plans approved by the compensation committee in 2014, except for the measurement of cost performance by comparing manufacturing costs to planned manufacturing costs rather than to historical manufacturing costs, and (2) a long-term incentive program for 2015 through 2017 with a structure, terms and objectives generally consistent with the structure, terms and objectives of our 2014 - 2016 LTI Program. For more information regarding the 2015 compensation of our named executive officers, see our Current Report on Form 8-K filed with the SEC on March 9, 2015.

In March 2015, the compensation committee also approved umbrella arrangements under our Equity Incentive Plan similar to the arrangements approved in 2014 to preserve the deductibility of compensation under our 2015 incentive programs.

The Role of the Advisory Vote on Executive Compensation

We provides our stockholders with the opportunity to cast an annual vote on executive compensation. At our 2014 annual meeting of stockholders, a substantial majority of the shares of our common stock voted on the proposal were voted to approve the compensation of our named executive officers as disclosed in the proxy statement relating to such meeting. The compensation committee has considered the outcome of the vote on executive compensation at our 2014 annual meeting of stockholders and believes it affirms our stockholders' support of our overall approach to executive compensation. Accordingly, we have not made any changes to our overall approach to executive compensation as a result of the 2014 advisory vote. The compensation committee will continue to consider the outcome of the annual vote on executive compensation when making future compensation decisions for the named executive officers.

Summary Compensation Table

The table below sets forth information regarding compensation for our named executive officers: (1) Jack A. Hockema, our President, Chief Executive Officer and Chairman of the Board; (2) Daniel J. Rinkenberger, our Executive Vice President and Chief Financial Officer; and (3) each of John M. Donnan, Keith A. Harvey and John Barneson, our three other most highly compensated executive officers (based on total compensation for 2014).

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Jack A. Hockema,	2014	$856,000	$2,804,575	$689,722	$19,642	$322,562	$4,692,501
President, Chief	2013	$849,750	$2,566,879	$799,304	—	$345,777	$4,561,710
Executive Officer	2012	$831,000	$2,738,130	$974,333	$12,607	$273,999	$4,830,069
and Chairman of the Board

Daniel J. Rinkenberger,	2014	$421,300	$835,674	$330,855	$33,770	$145,963	$1,767,562
Executive Vice President	2013	$409,000	$746,320	$465,465	$13,467	$144,344	$1,778,596
and Chief Financial Officer	2012	$388,750	$785,428	$453,869	$47,265	$118,311	$1,793,623

John M. Donnan,	2014	$394,925	$726,768	$312,140	$25,693	$147,112	$1,606,638
Executive Vice President -	2013	$383,475	$648,882	$439,038	$10,793	$145,462	$1,627,650
Legal, Compliance and	2012	$370,000	$682,937	$428,178	$39,761	$282,454	$1,803,330
Human Resources

Keith A. Harvey,	2014	$391,250	$2,338,271	$306,020	$37,374	$192,580	$3,265,495
Executive Vice President -	2013	$376,250	$617,371	$426,250	$14,232	$143,375	$1,577,478
Fabricated Products	2012	$356,250	$648,793	$411,051	$38,150	$116,643	$1,570,887

John Barneson	2014	$347,550	$595,904	$187,261	$69,178	$139,651	$1,339,544
Senior Vice President -
Corporate Development
____________

(1)
Reflects the aggregate grant date fair value of restricted stock and performance share awards to our named executive officers determined in accordance with Financial Accounting Standards Board Accounting Standard Code Topic 718 (referred to herein as ASC Topic 718), without regard to potential forfeiture. For Mr. Harvey, the amount includes the aggregate grant date fair value of 25,000 shares of restricted stock granted to him effective June 4, 2014 in connection with his appointment as Executive Vice President - Fabricated Products and assumption of additional responsibilities. The aggregate grant date fair value of the performance share awards reflected in this table has been determined assuming the probable outcome of the performance condition on the date of the grant and without adjustment for actual performance during the period and using a Monte Carlo simulation of future stock prices of our company and our peer companies on the S&P 600 SmallCap Materials Sector Index. The aggregate grant date fair value of the 2014 performance share awards determined assuming the probable outcome of the performance condition and assuming an outcome of the performance condition at the maximum level are as follows:

		Aggregate Grant Date Fair Value
Name	Year	At Probable Performance	At Maximum Performance
Jack A. Hockema	2014	$2,029,717	$4,059,434
Daniel J. Rinkenberger	2014	$497,832	$995,665
John M. Donnan	2014	$432,952	$865,904
Keith A. Harvey	2014	$420,267	$840,534
John Barneson	2014	$355,012	$710,024
____________

For information regarding the assumptions made in the valuation of restricted stock and performance share awards with respect to our 2014 fiscal year, see Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	Reflects payments earned under our short-term incentive plans.

(3)
Reflects the aggregate change in actuarial present value of the named executive officer's accumulated benefit under a defined pension benefit plan previously maintained by us for our salaried employees, which we refer to as our Old Pension Plan, during the applicable fiscal year, calculated by (a) assuming mortality according to the RP - 2000WC mortality table projected 23 years with Scale AA as of December 31, 2013 and the RP-2014 White Collar Healthy Annuitant mortality table projected with Scale MP-2014 as of December 31, 2014 and (b) applying a discount rate of 3.40%, 3.40% and 3.60% per annum for 2012, 2013 and 2014, respectively, to determine the actuarial present value of the accumulated benefit at December 31 of the preceding year and a discount rate of 3.75%, 3.40% and 3.40% per annum, respectively, to determine the actuarial present value of the accumulated benefit at December 31 of the applicable year. Effective December 17, 2003, the Pension Benefit Guaranty Corporation, or PBGC, terminated and effectively assumed responsibility for making benefit payments in respect of our Old Pension Plan, whereupon all benefit accruals under the Old Pension Plan ceased and benefits available thereunder to certain salaried employees, including Mr. Hockema, were significantly reduced due to the limitations on benefits payable by the PBGC. Above-market or preferential earnings are not available under our Restoration Plan, which is our only plan or arrangement pursuant to which compensation may be deferred on a basis that is not tax-qualified, or any of our other benefit plans.

(4)
Includes (a) contributions made or to be made by us under our Savings Plan, (b) contributions made or to be made by us under our Restoration Plan (which is intended to restore the benefit of contributions that we would have otherwise paid to participants under our Savings Plan but for limitations imposed by the Internal Revenue Code), (c) dividend and dividend equivalent payments which were not factored into the reported grant date fair value of the restricted stock and performance share awards, and (d) the costs to us of perquisites and other personal benefits. See the table set forth under “Executive Compensation - All Other Compensation” below for information regarding each such component.

As reflected in the table above, the base salary received by each of our named executive officers, as a percentage of their respective total compensation was as follows:

•	For 2014 Mr. Hockema, 18.2%; Mr. Rinkenberger, 23.8%; Mr. Donnan, 24.6%; Mr. Harvey, 12.0%; and Mr. Barneson, 25.9%;

•	For 2013, Mr. Hockema, 18.6%; Mr. Rinkenberger, 23.0%; Mr. Donnan, 23.6%; and Mr. Harvey, 23.9%; and

•	For 2012 Mr. Hockema, 17.2%; Mr. Rinkenberger, 21.7%; Mr. Donnan, 20.5%; and Mr. Harvey, 22.7%.

All Other Compensation

The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

Name	Year	Savings Plan Contributions	Restoration Plan Contributions	Dividend and Dividend Equivalent Payments	Club Membership Dues	Vehicle Allowance	Other		Total
Jack A. Hockema	2014	$27,933	$170,703	$109,356	—	$14,570	—		$322,562
	2013	$30,600	$188,314	$112,293	—	$14,570	—		$345,777
	2012	$26,925	$136,159	$96,345	—	$14,570	—		$273,999

Daniel J. Rinkenberger	2014	$26,000	$62,677	$46,998	—	$10,288	—		$145,963
	2013	$25,500	$60,787	$47,769	—	$10,288	—		$144,344
	2012	$25,000	$35,683	$47,340	—	$10,288	—		$118,311

John M. Donnan	2014	$26,000	$57,396	$41,078	$9,954	$12,684	—		$147,112
	2013	$25,500	$55,665	$41,861	$9,752	$12,684	—		$145,462
	2012	$25,000	$32,416	$39,742	$8,411	$12,684	$164,201	(1)	$282,454

Keith A. Harvey	2014	$31,200	$66,900	$55,853	$9,407	$11,073	$18,147	(2)	$192,580
	2013	$20,400	$63,876	$36,620	$11,406	$11,073	—		$143,375
	2012	$29,387	$30,624	$32,897	$12,662	$11,073	—		$116,643

John Barneson	2014	$34,500	$51,036	$33,998	$9,658	$10,459	—		$139,651
____________

(1)	Represents reimbursement of relocation costs incurred by Mr. Donnan in connection with his relocation from Texas to California, where our corporate office is located.

(2)	Represents reimbursement of temporary living costs incurred by Mr. Harvey in connection with his relocation from North Carolina to California, where our corporate office is located.

Grants of Plan-Based Awards in 2014

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2014.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jack A. Hockema	—	$293,000	$586,000	$1,758,000	—	—	—	—		—
	3/5/2014	—	—	—	—	—	—	11,493	(4)	$774,858
	3/5/2014	—	—	—	12,200	24,401	48,803	—		$2,029,717

Daniel J.	—	$140,550	$281,100	$843,300	—	—	—	—		—
Rinkenberger	3/5/2014	—	—	—	—	—	—	5,011	(4)	$337,842
	3/5/2014	—	—	—	2,992	5,985	11,970	—		$497,832

John M. Donnan	—	$132,600	$265,200	$795,600	—	—	—	—		—
	3/5/2014	—	—	—	—	—	—	4,358	(4)	$293,816
	3/5/2014	—	—	—	2,602	5,205	10,410	—		$432,952

Keith A. Harvey	—	$130,000	$260,000	$780,000	—	—	—	—		—
	3/5/2014	—	—	—	—	—	—	4,231	(4)	$285,254
	3/5/2014	—	—	—	2,526	5,052	10,105	—		$420,267
	6/4/2014	—	—	—	—	—	—	25,000	(5)	$1,632,750

John Barneson	—	$79,550	$159,100	$477,300	—	—	—	—		—
	3/5/2014	—	—	—	—	—	—	3,573	(4)	$240,892
	3/5/2014	—	—	—	2,134	4,268	8,536	—		$355,012
____________

(1)
Reflects the threshold, target and maximum award amounts under our 2014 STI Plan for our named executive officers. No awards are payable when performance does not reach the threshold performance level. Under our 2014 STI Plan, if the threshold performance level was reached, participants were eligible to receive a cash incentive award between one-half and three times the participant's target award amount. See the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for the actual monetary awards paid to the named executive officers under the 2014 STI Plan in March 2015.

(2)
Reflects the number of performance shares that will become vested for each of the named executive officers under our 2014 - 2016 LTI Program in 2017 at the threshold, target and maximum performance levels. No performance shares will vest under the 2014 - 2016 LTI Program unless our company's performance exceeds the threshold performance required during the three-year performance period. The number of performance shares, if any, that vest base on the level of performance required during the three-year performance period will vest on the later to occur of March 5, 2017 and the date on which the compensation committee certifies the performance level achieved. If, prior to December 31, 2016, the named executive officer's employment terminates as a result of death or disability, the target number of performance shares will vest. If, prior to December 31, 2016, the named executive officer's employment is terminated by us without cause or is voluntarily terminated by him for good reason, the performance shares granted to him will remain outstanding and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period. If, prior to December 31, 2016, a change in control occurs, the performance shares granted to him will vest immediately and the number of performance shares, if any, that will vest upon the change in control date will be determined based on the performance level achieved during the performance period through the change in control date. If, prior to the vesting date, the employment of a named executive officer, other than Mr. Hockema, terminates as a result of his retirement at or after age 65, the performance shares granted to him will remain outstanding and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period. If, prior to the vesting date, Mr. Hockema's employment terminates as a result of his retirement, the performance shares granted to him will remain outstanding and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period and prorated based on the actual days of Mr. Hockema's employment during the performance period.

(3)
Reflects the aggregate grant date fair value of restricted stock and performance share awards to our named executive officers determined in accordance with ASC Topic 718, without regard to potential forfeiture. The aggregate grant date fair value of the performance share awards reflected in this table has been determined assuming the probable outcome of the performance condition on the date of the grant and without adjustment for actual performance during the period and using a Monte Carlo simulation of future stock prices of our company and our peer companies on the S&P 600 SmallCap Materials Index.

(4)
Reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective March 5, 2014. The restrictions on 100% of the shares of restricted stock granted will lapse on March 5, 2017 or earlier if the named executive officer's employment terminates as a result of death or disability, the named executive officer's employment is terminated by us without cause, the named executive officer's employment is voluntarily terminated by him for good reason or in the event of a change in control. If the employment of an named executive officer, other than Mr. Hockema, terminates before March 5, 2017 as a result of his retirement at or after age 65, the shares of restricted stock granted to him will remain outstanding and the restrictions on 100% of such shares will lapse on March 5, 2017. If Mr. Hockema's employment terminates before March 5, 2017 as a result of his retirement , the shares of restricted stock granted to him will remain outstanding and the restrictions on a prorated portion of such shares, determined based on the actual days of Mr. Hockema's employment during the restriction period, will lapse on March 5, 2017. The named executive officer will receive all dividends and other distributions paid with respect to the shares of restricted stock he holds, but if any of such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

(5)
Reflects the number of shares of restricted stock received by Mr. Harvey on June 4, 2014. The restrictions on 100% of the shares of restricted stock granted will lapse on March 5, 2019 or earlier if Mr. Harvey's employment terminates as a result of death or disability, Mr. Harvey's employment is terminated by us without cause or in the event of a change in control. If Mr. Harvey's employment terminates before March 5, 2019 as a result of his retirement at or after age 65, the shares of restricted stock granted to him will remain outstanding and the restrictions on 100% of such shares will lapse on March 5, 2019. Mr. Harvey will receive all dividends and other distributions paid with respect to the shares of restricted stock he holds, but if any of such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

Employment-Related Agreements and Certain Employee Benefit Plans

Employment Agreement with Jack A. Hockema

On July 6, 2006, we entered into an employment agreement with Jack A. Hockema, pursuant to which Mr. Hockema continued his duties as our President and Chief Executive Officer. On November 9, 2010, we entered into an amended and restated employment agreement with Mr. Hockema to extend the term of the existing employment agreement from July 5, 2012 through July 6, 2015, eliminate the automatic renewal provision, eliminate our obligation to make excise tax gross-up payments to Mr. Hockema, and modify his long-term incentive compensation to increase the portion of such compensation in the form of performance shares, as more fully described below. The agreement was again amended and restated on March 5, 2014, primarily to extend the term of the existing employment agreement through December 31, 2016 and modify the calculation of any prorated payment of Mr. Hockema's annual short-term incentive compensation upon the termination of his employment prior to the last day of the applicable fiscal year so that such calculation is based on actual, rather than target, performance. The agreement was amended on March 31, 2014 to permit his 2014 long-term incentive award to provide for prorated payment based on the actual number of days of his employment during the applicable restricted or performance period, rather than full payment, in the event of his retirement prior to the end of the applicable restricted or performance period.

The terms of Mr. Hockema's amended and restated employment agreement provide for an initial base salary of $856,000, subject to annual increases, if any, agreed by us and Mr. Hockema and for an annual short-term incentive target equal to 68.5% of his base salary. The short-term incentive may be paid in cash, shares of the company's common stock, or a combination of cash and shares of the company's common stock, but is subject to both our meeting the applicable underlying performance thresholds and an annual cap of three times the target. If Mr. Hockema's employment terminates other than on a date which is the last day of a fiscal year, then his annual short-term incentive award with respect to the fiscal year in which his employment terminates will be determined based on the company's actual performance under the company's short-term incentive plan in which Mr. Hockema participates and prorated for the actual number of days of employment during such fiscal year, and such amount will be paid to Mr. Hockema or his estate unless his employment was terminated by us for cause. The amended and restated employment agreement provides that Mr. Hockema is entitled to receive annual equity awards (such as restricted stock, stock options or performance shares) with a target economic value of 227% of his base salary, with the portion of his annual equity awards in the form of restricted stock equaling 36% of the target economic value, and his annual equity awards in the form of performance shares equaling 64% of the target economic value.

Under Mr. Hockema's amended and restated employment agreement, following any termination of his employment, we must pay or provide to Mr. Hockema or his estate:

•	base salary earned through the date of such termination;

•	except in the case of a termination by us for cause, earned but unpaid incentive awards;

•	accrued but unpaid vacation;

•	benefits under our employment benefit plans to the extent vested and not forfeited on the date of such termination; and

•	benefit continuation and conversion rights to the extent provided under our employment benefit plans.

In addition, if Mr. Hockema's employment is terminated as a result of his death or disability, at the end of the term of his employment agreement or upon his retirement during the term, all of his outstanding equity awards will vest in accordance with their terms, subject to the provisions described above, and all of his vested but unexercised grants will remain exercisable through the second anniversary of such termination. If Mr. Hockema's employment is terminated by us for cause, all of his unvested equity grants will be forfeited and all of his vested but unexercised equity grants will be forfeited on the date that is 90 days following such termination. If Mr. Hockema's employment is terminated by us without cause or is voluntarily terminated by him with good reason, in addition to the payment of his accrued benefits as described above, (1) we will make a lump-sum payment to Mr. Hockema in an amount equal to 3.37 times his base salary, (2) his medical, dental, vision, life insurance and disability benefits, which we refer to as welfare benefits, will continue for two years commencing on the date of such termination, and (3) all of his outstanding equity awards will vest in accordance with their terms, subject to the provisions described above, and all of his vested but unexercised grants will remain exercisable through the second anniversary of such termination.

If there is a change in control of our company, all of Mr. Hockema's equity awards outstanding as of the date of such change in control will vest in accordance with their terms. If Mr. Hockema's employment is terminated by us without cause or is voluntarily terminated by him with good reason within two years following a change in control, in addition to the payments of his accrued benefits as described above, (1) we will make a lump-sum payment to Mr. Hockema in an amount equal to 5.05 times his base salary, (2) his welfare benefits will continue for three years commencing on the date of such termination, and (3) all previously unvested equity grants will become exercisable and vested but unexercised grants will remain exercisable through the second anniversary of such termination. If any payments to Mr. Hockema would be subject to a federal excise tax by reason of being considered contingent on a change in control, then such payments will be reduced to the minimum extent necessary so that no portion of such payments, as so reduced, is subject to such tax, except that such a reduction will be made only if and to the extent such reduction would result in an increase in the aggregate payment on an after-tax basis.
Mr. Hockema will be subject to noncompetition, nonsolicitation and confidentiality restrictions following his termination of employment.

For quantitative disclosure regarding estimated payments and other benefits that would have been received by Mr. Hockema or his estate if his employment had terminated on December 31, 2014, the last day of 2014, under various circumstances, see “- Potential Payments and Benefits upon Termination of Employment” below.

Salaried Severance Plan

Mr. Hockema's employment agreement discussed above describes the benefits available to Mr. Hockema upon the severance of his employment with the company. Messrs. Rinkenberger, Donnan, Harvey and Barneson are subject to our severance plan for salaried employees, which we refer to as our Salaried Severance Plan. Our Salaried Severance Plan provides for payment of a termination allowance and continuation of welfare benefits upon an involuntary separation of employment that is intended to be permanent and that is due to our convenience. The termination allowance and continuation of welfare benefits are not available under our Salaried Severance Plan if:

•	the employee received severance compensation or welfare benefit continuation pursuant to a Change in Control Agreement (described below) or any other agreement;

•	the employee's employment is terminated other than by us without cause; or

•	the employee declined to sign, or subsequently revokes, a designated form of release.

The termination allowance payable to covered employees under our Salaried Severance Plan consists of a lump-sum cash payment equal to the employee's weekly base salary multiplied by a number of weeks (not to exceed 26), which we refer to as the continuation period, determined based on the employee's number of years of full employment. Under our Salaried Severance Plan, welfare benefits are continued following the termination of employment for the shorter of the continuation period and the period commencing on the termination of employment and ending on the date that the employee is no longer eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA. As of December 31, 2014, the continuation periods for Messrs. Rinkenberger, Donnan, Harvey and Barneson were 20, 20, 26 and 26 weeks, respectively.

For quantitative disclosure regarding estimated payments and other benefits that would have been received by each of Messrs. Hockema, Rinkenberger, Donnan, Harvey and Barneson or his estate if his employment had terminated on December 31, 2014 under various circumstances, see “- Potential Payments and Benefits upon Termination of Employment” below.

Change in Control Agreements

In 2002, in connection with the commencement of our chapter 11 bankruptcy and the implementation of our court-approved Chapter 11 Key Employee Retention Plan, we also entered into Change in Control Agreements with certain key executives, including Messrs. Hockema, Rinkenberger, Donnan, Harvey and Barneson, in order to provide them with appropriate protection in the event of a termination of employment in connection with a change in control or, except as otherwise provided, a significant restructuring. Mr. Hockema's employment agreement discussed above supersedes his Change in Control Agreement. The Change in Control Agreements terminate on the second anniversary of a change in control.

The Change in Control Agreements provide for severance payments and continuation of welfare benefits upon termination of employment in certain circumstances. The participants are eligible for severance benefits if their employment is terminated by us without cause or by the participant with good reason during a period that commences 90 days prior to the change in control and ends on the second anniversary of the change in control. Participants (including Messrs. Rinkenberger, Donnan, Harvey and Barneson) also are eligible for severance benefits if their employment is terminated by us due to a significant restructuring event when there has been no change in control. These benefits are not available if:

•	the participant's employment is terminated other than by us without cause or by the participant for good reason; or

•	the participant declines to sign, or subsequently revokes, a designated form of release.

In consideration for the severance payment and continuation of benefits, a participant will be subject to noncompetition, nonsolicitation and confidentiality restrictions following his or her termination of employment with us.

Upon a qualifying termination of employment, each of Messrs. Rinkenberger, Donnan, Harvey and Barneson is entitled to receive the following:

•	three times (for Mr. Barneson) or two times (for Messrs Rinkenberger, Donnan and Harvey) the sum of his base pay and most recent short-term incentive target;

•	a prorated portion of his short-term incentive target for the year of termination; and

•	a prorated portion of his long-term incentive target in effect for the year of his termination, provided that such target was achieved.

In addition, welfare benefits and perquisites are continued for a period of three years (for Mr. Barneson) or two years (for Messrs. Rinkenberger, Donnan and Harvey) after termination of employment with us.

In general, if any payments would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, the participant will be entitled to receive an additional amount (a “gross-up payment”) such that, after satisfaction of all tax obligations imposed on such payments, the participant retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. However, if no such federal excise tax or similar state or local tax would apply if the aggregate payments were reduced by 5%, then the aggregate payments to the participant will be reduced by the amount necessary to avoid application of such federal excise tax or similar state or local tax.

For quantitative disclosure regarding estimated payments and other benefits that would have been received by each of Messrs. Hockema, Rinkenberger, Donnan, Harvey and Barneson or his estate if his employment had terminated on December 31, 2014, the last day of 2014, under various circumstances, see “Executive Compensation - Potential Payments and Benefits Upon Termination of Employment” below.

Equity Incentive Plan

As discussed above, our Equity Incentive Plan is an omnibus plan that facilitates the issuance of incentive awards as part of our comprehensive compensation structure and is administered by a committee of non-employee directors of our board of directors, currently, the compensation committee.

Officers and other key employees (and persons who have agreed to commence serving in any of those capacities within 90 days) who are selected by the compensation committee, as well as our non-employee directors, are eligible to participate in the Equity Incentive Plan. Any director emeritus and any person who provides services to us or any of our subsidiaries that are equivalent to those typically provided by employees and who are selected by the compensation committee are also eligible to participate in the Equity Incentive Plan.

Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, a maximum of 2,722,222 shares of common stock may be issued under the Equity Incentive Plan. As of the date of this Proxy Statement, [ ] shares of common stock are available for additional awards under the Equity Incentive Plan.

For more detailed discussion of the Equity Incentive Plan, see "Proposals Requiring Your Vote - Proposal for Approval of Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code - Description of the Equity Incentive Plan" above.

Savings Plan

We sponsor a tax-qualified profit sharing and 401(k) plan, our Savings Plan, in which eligible salaried employees may participate. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation up to the lesser of 75% or the statutorily prescribed limit of $18,000 in calendar year 2015 (plus up to an additional $6,000 in the form of “catch-up” contributions for participants near retirement age), and have the amount of any reduction contributed to the Savings Plan. Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code, so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. We match 100% of the amount an employee contributes to the Savings Plan, subject to a 4% maximum based on the employee's compensation as defined in the Savings Plan.

Employees are immediately vested 100% in our matching contributions to our Savings Plan. We also make annual fixed-rate contributions on behalf of our employees in the following amounts:

•
for our employees who were employed with us on or before January 1, 2004, we contribute in a range from 2% to 10% of the total of the employee's base salary and short-term incentive award, based upon the sum of the employee's age and years of continuous service as of January 1, 2004; and

•	for our employees who were first employed with us after January 1, 2004, we contribute 2% of the total of the employee's base salary and short-term incentive award.

As discussed more fully below, the fixed-rate contributions were implemented following the termination of our qualified, defined benefit retirement plan and resulting loss of benefit accruals under that plan.

An employee is required to be employed on the last day of the year in order to receive the fixed-rate contribution. Employees are vested 100% in our fixed-rate contributions to the Savings Plan after three years of service. The total amount of elective, matching and fixed-rate contributions in any year cannot exceed the lesser of 100% of the total of an employee's base salary and short-term incentive award or $52,000 in 2014, respectively (adjusted annually). We may amend or terminate these matching and fixed-rate contributions at any time by an appropriate amendment to our Savings Plan. Upon termination of employment, employees are eligible to receive a distribution of their vested plan balances under our Savings Plan. The independent trustee of the Savings Plan invests the assets of the Savings Plan as directed by participants.

Restoration Plan

We sponsor a nonqualified, deferred compensation plan, our Restoration Plan, in which members of our senior management and highly compensated employees may participate. Eligibility to participate in our Restoration Plan is determined by the compensation committee. The purpose of our Restoration Plan is to restore the benefit of matching and fixed-rate contributions that we would have otherwise paid to participants under our Savings Plan but for the limitations on benefit accruals and payments imposed by the Internal Revenue Code. We maintain an account on behalf of each participant in the Restoration Plan, and contributions to a participant's Restoration Plan account to restore benefits under the Savings Plan are made generally in the manner described below:

•
if our matching contributions to a participant under the Savings Plan are limited in any year, we will make an annual contribution to that participant's account under the Restoration Plan equal to the difference between:

•	the matching contributions that we could have made to that participant's account under the Savings Plan if the Internal Revenue Code did not impose any limitations; and

•	the maximum contribution we could in fact make to that participant's account under the Savings Plan in light of the limitations imposed by the Internal Revenue Code; and

•
annual fixed-rate contributions to the participant's account under the Restoration Plan are made in an amount equal to between 2% and 10% of the participant's excess compensation, as defined in Section 401(a)(17) of the Internal Revenue Code of 1986.

Participants are immediately vested 100% in our matching contributions to the Restoration Plan and are vested 100% in our fixed-rate contributions to our Restoration Plan after three years of service or upon retirement, death, disability or a change of control. Participants do not make contributions to their respective Restoration Plan accounts. A participant is entitled to distributions six months following his or her termination of service, except that any participant who is terminated for cause will forfeit the entire amount of matching and fixed-rate contributions made by us to that participant's account under the Restoration Plan.

We may amend or terminate these matching and fixed-rate contributions at any time by an appropriate amendment to our Restoration Plan. The value of each participant's account under our Restoration Plan changes based upon the performance of the funds designated by the participant from a menu of various money market and investment funds.

Outstanding Equity Awards at December 31, 2014

The table below sets forth the information regarding equity awards held by our named executive officers as of December 31, 2014 and illustrates the impact of the intended design of our compensation program, which generally insures three years of restricted stock and performance share awards are outstanding at any time.

	Option Awards				Stock Awards
										Equity
										Incentive
										Plan
										Awards:
								Equity		Market or
								Incentive		Payout
								Plan Awards:		Value
								Number		of
								of		Unearned
							Market	Unearned		Shares,
	Number of						Value of	Shares,		Units or
	Securities	Number of			Number of		Shares or	Units or		Other
	Unexercised	Securities			Shares or		Units of	Other Rights		Rights
	Options	Unexercised	Option		Stock That		Stock That	That Have		That Have
	(#)	Options	Exercise	Option	Have Not		Have Not	Not		Not
	Exercisable	(#)	Price	Expiration	Vested		Vested (2)	Vested		Vested (2)
Name	(1)	Unexercisable	($)	Date	(#)		($)	(#)		($)
Jack A. Hockema	8,037	—	$80.01	4/3/2017	10,243	(3)	$731,657	34,349	(6)	$2,453,549
					7,449	(4)	$532,082	26,898	(7)	$1,921,324
					11,493	(5)	$820,945	24,401	(8)	$1,742,963

Daniel J. Rinkenberger	803	—	$80.01	4/3/2017	6,850	(3)	$489,296	8,181	(6)	$584,369
					5,363	(4)	$383,079	6,406	(7)	$457,581
					5,011	(5)	$357,936	5,985	(8)	$427,509

John M. Donnan	2,083	—	$80.01	4/3/2017	5,956	(3)	$425,437	7,114	(6)	$508,153
					4,663	(4)	$333,078	5,569	(7)	$397,794
					4,358	(5)	$311,292	5,205	(8)	$371,793

Keith A. Harvey	1,202	—	$80.01	4/3/2017	5,658	(3)	$404,151	6,758	(6)	$482,724
					4,436	(4)	$316,863	5,299	(7)	$378,508
					4,231	(5)	$302,220	5,052	(8)	$360,864
					25,000	(9)	$1,785,750

John Barneson	2,334	—	$80.01	4/3/2017	4,884	(3)	$348,864	5,833	(6)	$416,651
					3,823	(4)	$273,077	4,567	(7)	$326,221
					3,573	(5)	$255,219	4,268	(8)	$304,863
____________

(1)
Reflects option rights granted to the named executive officer effective April 3, 2007. The option rights became exercisable as to one-third of the total number of shares of common stock for which they are exercisable on each of April 3, 2008, April 3, 2009 and April 3, 2010. The option rights expire on April 3, 2017, unless terminated earlier in accordance with their terms.

(2)	Reflects the aggregate market value determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Stock Market on December 31, 2014.

(3)
For named executive officers other than Mr. Hockema, reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective March 5, 2012; for Mr. Hockema, reflects the number of shares of restricted stock received by him effective March 5, 2012 less the number of shares withheld to satisfy the withholding tax obligations resulting from the recognition of income at the time of grant because Mr. Hockema had previously reached age 65 on October 30, 2011. The restrictions on all such shares lapsed on March 5, 2015.

(4)
For named executive officers other than Mr. Hockema, reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective March 5, 2013; for Mr. Hockema, reflects the number of shares of restricted stock received by him effective March 5, 2013 less the number of shares withheld to satisfy the withholding tax obligations resulting from the recognition of income at the time of grant because Mr. Hockema had previously reached age 65 on October 30, 2011. The restrictions on all such shares will lapse on March 5, 2016 or earlier upon an accelerated vesting event. If, prior to March 5, 2016, the named executive officer's employment terminates as a result of his retirement at or after age 65, the shares of restricted stock granted to him will remain outstanding and the restrictions on 100% of such shares will lapse on March 5, 2016.

(5)
Reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective March 5, 2014. See Note 4 to the table set forth under "Executive Compensation - Grants of Plan-Based Awards in 2014" above for more information on the shares of restricted stock granted to the named executive officers effective March 5, 2014.

(6)
Reflects the target number of performance shares received by the named executive officer pursuant to awards granted effective March 5, 2012. Such target number is approximately one-half of the performance shares received by the named executive officer pursuant to awards granted effective March 5, 2012. The number of performance shares earned based on the level of performance achieved during the three-year performance period vested on March 5, 2015. The compensation committee certified the performance level achieved during the three-year performance period on March 5, 2015 and, based on the certified performance level, 50% of the target performance shares received by the named executive officers were earned.

(7)
Reflects the target number of performance shares received by the named executive officer pursuant to awards granted effective March 5, 2013. Such target number is approximately one-half of the performance shares received by the named executive officer pursuant to awards granted effective March 5, 2013. The number of performance shares, if any, that vest based on the level of performance achieved during the three-year performance period will vest on the later to occur of March 15, 2016 and the date on which the compensation committee certifies the performance level achieved during the three-year performance period. If, prior to December 31, 2016, an accelerated vesting event occurs with respect to the named executive officer, the target number of performance shares will vest. If an accelerated vesting event occurs with respect to a named executive officer, on or after December 31, 2016 and prior to the vesting date, the performance shares will remain outstanding and the number of performance shares, if any, that will vest on the vesting date will be determined based on the performance level achieved during the applicable three-year performance period, except that the performance shares will be forfeited if the executive officer's employment is terminated by us for cause or is voluntarily terminated by him without good reason prior to age 65. If, prior to the vesting date, the employment of the named executive officer terminates as a result of his retirement at or after age 65, the performance shares granted to him will remain outstanding and the number of performance shares, if any, that will vest on the vesting date will be determined based on the performance level achieved during the applicable three-year performance period. Each performance share that becomes vested entitles the participant to receive one share of our common stock.

(8)
Reflects the target number of performance shares received by the named executive officer pursuant to awards granted effective March 5, 2014. Such target number is approximately one-half of the performance shares received by the named executive officer pursuant to awards granted effective March 5, 2014. See Note 2 to the table set forth under "Executive Compensation - Grants of Plan-Based Awards in 2014" above for more information on the performance shares granted to the named executive officers effective March 5, 2014.

(9)
Reflects the number of shares of restricted stock received by Mr. Harvey pursuant to an award granted effective June 4, 2014, in connection with his appointment as Executive Vice President - Fabricated Products and assumption of increased responsibilities. The restrictions on all such shares will lapse on June 4, 2019. See Note 5 to the table set forth under "Executive Compensation - Grants of Plan-Based Awards in 2014" for more information on the shares of restricted stock granted to Mr. Harvey effective June 4, 2014.

Option Exercises and Stock Vested in 2014

The table below sets forth information regarding the vesting during 2014 of restricted stock and performance shares granted to our named executive officers in 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jack A. Hockema	23,452	$1,685,730
Daniel J. Rinkenberger	8,506	$611,411
John M. Donnan	7,827	$562,604
Keith A. Harvey	5,847	$420,282
John Barneson	7,053	$506,970
____________

(1)
Reflects the aggregate market value of (i) restricted shares that vested on March 5, 2014, determined based on a per share price of $71.88, the closing price per share of our common stock as reported on the Nasdaq Stock Market on the vesting date of such shares of restricted stock, and (ii) shares of common stock that were received upon the vesting on March 5,

2014 of 23% of the total number of performance shares (46% of the target number of performance shares) granted to our named executive officers in 2011 based on actual results over the three-year performance period, determined based on a per share price of $71.88, the closing price per share of our common stock as reported on the Nasdaq Stock Market on the vesting date of such performance shares.

Pension Benefits as of December 31, 2014

The table below sets forth information regarding the present value as of December 31, 2014 of the accumulated benefits of our named executive officers under our old defined benefit pension plan, our Old Pension Plan. As discussed further below, our Old Pension Plan was terminated on December 17, 2003, at which time the number of years of credited service for participants was frozen.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
Jack A. Hockema	Kaiser Aluminum Salaried Employees Retirement Plan	11.92	$408,981
Daniel J. Rinkenberger	Kaiser Aluminum Salaried Employees Retirement Plan	12.67	$443,324
John M. Donnan	Kaiser Aluminum Salaried Employees Retirement Plan	10.25	$353,911
Keith A. Harvey	Kaiser Aluminum Salaried Employees Retirement Plan	17.83	$438,534
John Barneson	Kaiser Aluminum Salaried Employees Retirement Plan	28.83	$634,963
____________

(1)	Determined (a) assuming mortality according to the RP-2014 White Collar Healthy Annuitant mortality table projected with Scale MP-2014 and (b) applying a discount rate of 3.60% per annum.

The Old Pension Plan previously maintained by us was a qualified, defined-benefit retirement plan for our salaried employees who met certain eligibility requirements. Effective December 17, 2003, the PBGC terminated and effectively assumed responsibility for making benefit payments in respect of the Old Pension Plan. As a result of the termination, all benefit accruals under the Old Pension Plan were terminated and benefits available to certain executive officers, including Mr. Hockema, were significantly reduced due to the limitation on benefits payable by the PBGC. Benefits payable to participants will be reduced to a maximum of $34,742 annually for retirement at age 62, a lower amount for retirement prior to age 62, and a higher amount for retirements after age 62, up to $43,977 annually for retirement at age 65, and participants will not accrue additional benefits. In addition, the PBGC will not make lump-sum payments to participants.

Nonqualified Deferred Compensation for 2014

The table below sets forth, for each of our named executive officers, information regarding his participation in our Restoration Plan during 2014. For additional information about our Restoration Plan, see "Executive Compensation - Restoration Plan."

Name	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)(3)	Aggregate Balance at Last FYE
	(a)	(b)	(c)
Jack A. Hockema	$170,703	$119,021	$3,495,432
Daniel J. Rinkenberger	$62,677	$14,368	$352,506
John M. Donnan	$57,396	$26,280	$456,948
Keith A. Harvey	$66,900	$15,549	$441,907
John Barneson	$51,036	$138,645	$2,122,858
____________

(1)	In each case, 100% of such amount is included in the amounts for 2014 reflected in the “All Other Compensation” column of the Summary Compensation Table above.

(2)	Amounts included in this column reflect the change in market value of the investments made under the Restoration Plan and do not include amounts reflected in column (a).

(3)
Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, such amount is not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.

Potential Payments and Benefits Upon Termination of Employment

The tables below set forth for each named executive officer quantitative disclosure regarding estimated payments and other benefits that would have been received by the named executive officer or his estate if his employment had terminated on December 31, 2014, the last day of 2014, under the following circumstances:

•	voluntary termination by the named executive officer prior to age 65, except for Mr. Hockema, who turned age 65 during 2011;

•	termination by us for cause;

•	termination by us without cause or by the named executive officer with good reason;

•	termination by us without cause or by the named executive officer with good reason following a change in control;

•	termination at retirement at or after age 65;

•	termination as a result of disability; or

•	termination as a result of death.

Information regarding estimated payments and other benefits upon termination of employment of Messrs. Rinkenberger, Donnan, Harvey and Barneson at retirement is provided for illustrative purposes notwithstanding the fact that none of such named executive officers had reached age 65 as of December 31, 2014.

JACK A. HOCKEMA

	Circumstances of Termination (1)
Payments and Benefits	Termination by us for Cause	Termination by us without Cause or by the Named Executive Officer with Good Reason		Termination by us without Cause or by the Named Executive Officer with Good Reason Following a Change in Control		Retirement At or After Age 65		Disability		Death
Payment of earned but unpaid:
Base salary (2)	—	—		—		—		—		—
Short-term incentive (3)	—	$689,722		$689,722		$689,722		$689,722		$689,722
Vacation (4)	$82,308	$82,308		$82,308		$82,308		$82,308		$82,308
Other Benefits:
Lump sum payment	—	$2,884,720	(5)	$4,322,800	(6)	—		—		—
Healthcare benefits (7)	—	$47,044		$74,150		—		—		—
Disability benefits	—	$11,406	(8)	$16,181	(8)	—		$213,142	(9)	—
Life insurance	—	$1,018	(10)	$1,574	(10)	—		—		$50,000	(11)
Perquisites and other personal benefits	—	—		—		—		—		—
Tax gross-up (12)	—	—		—		—		—		—
Acceleration of Equity Awards:
Market value of stock vesting on
termination	—	$6,975,711	(13)	$7,498,579	(14)	$5,218,176	(15)	$6,975,711	(16)	$6,975,711	(16)
Spread for options vesting on
termination (17)	—	—		—		—		—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (18)	—	$3,495,432		$3,495,432		$3,495,432		$3,495,432		$3,495,432
Total	$82,308	$14,187,361		$16,180,746		$9,485,638		$11,456,315		$11,293,173
____________

(1)
Mr. Hockema reached age 65 on October 30, 2011. Accordingly, any voluntary termination by Mr. Hockema would be treated as retirement at or after age 65. See “Retirement At or After Age 65” column of this table.

(2)	Assumes that there is no earned but unpaid base salary at the time of termination.

(3)
Under our 2014 STI Plan, Mr. Hockema's target award for 2014 was $586,000, but his award could have ranged from a threshold of $293,000 to a maximum of $1,758,000, or could have been zero if the threshold performance was not achieved. Mr. Hockema's award under our 2014 STI Plan was determined in March 2015 to be $689,722. Pursuant to Mr. Hockema's employment agreement, we must pay Mr. Hockema or his estate any earned but unpaid short-term incentive unless his employment is terminated by us for cause. Under Mr. Hockema's employment agreement, if his employment had been terminated during 2014 but prior to December 31, 2014, Mr. Hockema's award for 2014 under our 2014 STI Plan would have been determined based on actual performance and prorated for the actual number of days of Mr. Hockema's employment in 2014, provided that Mr. Hockema would have received no award for 2014 under our 2014 STI Plan if his employment had been terminated by us for cause. Under Mr. Hockema's employment agreement, if his employment had been terminated on December 31, 2014, the last day of our 2014 fiscal year, Mr. Hockema would have been entitled to full payment of his award under the 2014 STI Plan unless his employment had been terminated by us for cause.

(4)	Assumes that Mr. Hockema used all of his 2014 vacation and that he had five weeks of accrued vacation for 2015.

(5)
Under Mr. Hockema's employment agreement, if Mr. Hockema's employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must make a lump-sum payment to Mr. Hockema in an amount equal to 3.37 times his base salary for the fiscal year in which such termination occurs.

(6)
Under Mr. Hockema's employment agreement, if Mr. Hockema's employment is terminated by us without cause or is voluntarily terminated by him for good reason within two years following a change in control, we must make a lump-sum payment to Mr. Hockema in an amount equal to 5.05 times his base salary for the fiscal year in which such termination occurs.

(7)
Under Mr. Hockema's employment agreement, if Mr. Hockema's employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must continue his medical and dental benefits for two years, or, if such termination occurs within two years following a change in control, three years, commencing on the date of such termination. The table reflects the present value of such medical and dental benefits at December 31, 2014 determined (a) assuming family coverage in a consumer-driven health plan and a premium dental plan throughout the applicable benefit continuation period, (b) based on current COBRA coverage rates for 2015 and assuming a 10% increase in the cost of medical and dental coverage for 2016 as compared to 2015 and a 10% increase in the cost of medical and dental coverage for 2017 as compared to 2016.

(8)
Under Mr. Hockema's employment agreement, if Mr. Hockema's employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must continue his disability benefits for two years, or, if such termination occurs within two years following a change in control, three years, commencing on the date of such termination. This table reflects the present value of such disability benefits at December 31, 2014 determined (a) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (b) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (c) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (d) applying a discount rate of 3.60% per annum.

(9)
Reflects the actuarial present value of Mr. Hockema's disability benefits at December 31, 2014 determined (a) assuming full disability at December 31, 2014, (b) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (c) applying a discount rate of 3.60% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(10)
Under Mr. Hockema's employment agreement, if Mr. Hockema's employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must continue his life insurance benefits for two years, or, if such termination occurs within two years following a change in control, three years, commencing on the date of such termination. The table reflects the present value of such life insurance benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period at Mr. Hockema's current election of coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 White Collar Healthy Annuitant Mortality Table with MP-2014 Generational Mortality Improvement Projection, and (e) applying a discount rate of 3.60% per annum.

(11)
Reflects the life insurance benefit payable assuming Mr. Hockema's death had occurred on December 31, 2014 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Hockema, that would provide a $1,000,000 death benefit payable to Mr. Hockema's estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(12)
We do not have an obligation to make excise payments to Mr. Hockema. Mr. Hockema's employment agreement instead provides that, if any payments to Mr. Hockema would be subject to a federal excise tax by reason of being considered contingent on a change in control, then such payments will be reduced to the minimum extent necessary so that no portion of such payments, as so reduced, is subject to such tax, except that such a reduction will be made only if and to the extent such reduction would result in an increase in the aggregate payment on an after-tax basis. It is estimated that, if Mr. Hockema's employment had been terminated on December 31, 2014 by us without cause or by him for good reason following a change in control on such date, no payments owing to Mr. Hockema would have been subject to a federal excise tax by reason of being considered contingent on a change in control and, accordingly, no such payments would have been reduced.

(13)
If, on December 31, 2014, Mr. Hockema's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Hockema would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Hockema in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to him effective March 5, 2014 would have remained, with the number of shares of common stock, if any, to be received by Mr. Hockema in respect to such performance shares to be determined based on the performance level achieved during the applicable three-year performance period; in such instances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 29,185, the number of shares of restricted stock held by Mr. Hockema, (ii) 17,174, the actual number of shares of common stock received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 26,898 and 24,401, the target number of shares of common stock that could be received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(14)
If, on December 31, 2014, there had been a change in control and Mr. Hockema's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Hockema would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Hockema in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to Mr. Hockema effective March 5, 2014 would have immediately vested, with the number of common stock, if any, to be received by Mr. Hockema in respect to such performance shares to be determined based on the performance level achieved during the performance period through the date of such change in control; in such instances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 29,185, the number of shares of restricted stock held by Mr. Hockema, (ii) 17,174, the actual number of shares of common stock received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, (iii) 26,898, the target number of shares of common stock that would have been received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2013, and (iv) 31,721, the number of shares of common stock that would have been received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2014 based on the performance level achieved during the performance period through the date of the change in control.

(15)
If Mr. Hockema had retired on December 31, 2014, then the shares of restricted stock and performance shares that were held by Mr. Hockema on December 31, 2014 would have remained outstanding, with the restrictions on such shares of restricted stock to lapse in each case on the third anniversary of the date of grant and with the number of shares of common stock, if any, to be received by Mr. Hockema in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance periods, except that the shares of restricted stock granted to Mr. Hockema effective March 5, 2014 and shares of common stock to be received in respect of performance shares granted to Mr. Hockema effective March 5, 2014 would be prorated based on actual days of Mr. Hockema's employment during the applicable restriction or performance period; in such instances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 10,243 and 7,449, the number of shares of restricted stock held by Mr. Hockema that were granted to him effective March 5, 2012 and March 5, 2013, respectively, (ii) 3,156, the number of shares of restricted stock held by Mr. Hockema that were granted to him effective March 5, 2014, prorated based on the number of days Mr. Hockema was employed by our company during the applicable restriction period, (iii) 17,174, the actual number of shares of common stock received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, (iv) 26,898, the target number of shares of common stock that could be received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2013, and (v) 8,133, the target number of shares of common stock that could be received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2014, prorated based on the number of days Mr Hockema was employed during the applicable performance period.

(16)
If, on December 31, 2014, Mr. Hockema's employment had been terminated as a result of his death or disability, then (a) the restrictions on all shares of restricted stock that were held by Mr. Hockema would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Hockema in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, and (c) the target number of performance shares granted to him effective March 5, 2013 and March 5, 2014 would have vested; in such circumstances, the table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 29,185, the number of shares of restricted stock held by Mr. Hockema, (ii) 17,174, the actual number of shares of common stock received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 26,898 and 24,401, the target number of shares of common stock that could be received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(17)
Reflects the spread, if any, of (a) the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Hockema's termination, determined based on a per share price of $71.43, the closing price per share of common stock as reported on the Nasdaq Global Select Market on December 31, 2014, over (b) the aggregate exercise price required to purchase such shares upon exercise of such option rights. All option rights held by Mr. Hockema on December 31, 2014 had previously vested. Accordingly, no spread is reported in this table. In any event, the $80.01 per share exercise price of such option rights exceeded the $71.43 closing price per share of our common stock as reported on the Nasdaq Stock Market on December 31, 2014.

(18)
Under our Restoration Plan, Mr. Hockema is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if his employment is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Hockema is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

DANIEL J. RINKENBERGER

	Circumstances of Termination
Payments and Benefits	Voluntary Termination by Named Executive Officer Prior to Age 65	Termination by us for Cause	Termination by us without Cause or by the Named Executive Officer with Good Reason (1)		Termination by us without Cause or by the Named Executive Officer with Good Reason Following a Change in Control (2)		Retirement At or After Age 65 (3)		Disability		Death
Payment of earned but unpaid:
Base salary (4)	—	—	—		—		—		—		—
Short-term incentive (5)	—	—	$330,855		$330,855		$330,855		$330,855		$330,855
Vacation (6)	$40,808	$40,808	$40,808		$40,808		$40,808		$40,808		$40,808
Other Benefits:
Lump sum payment	—	—	$163,231		$1,411,000		—		—		—
Healthcare benefits (7)	—	—	$8,616		$47,044		—		—		—
Disability benefits	—	—	$5,003	(8)	$31,296	(8)	—		$1,197,061	(9)	—
Life insurance	—	—	$126	(10)	$816	(10)	—		—		$100,000	(11)
Perquisites and other personal benefits	—	—	—		$20,576	(12)	—		—		—
Tax gross-up (13)	—	—	—				—		—		—
Acceleration of Equity Awards:
Market value of stock vesting on
termination	—	—	$2,407,548	(14)	$2,535,765	(15)	$2,407,548	(16)	$2,407,548	(17)	$2,407,548	(17)
Spread for options vesting on
termination (18)	—	—	—		—		—		—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (19)	$352,506	—	$352,506		$352,506		$352,506		$352,506		$352,506
Total	$393,314	$40,808	$3,308,693		$4,770,666		$3,131,717		$4,328,778		$3,231,717
____________

(1)
Under our Salaried Severance Plan, if Mr. Rinkenberger's employment is terminated by us without cause, Mr. Rinkenberger is entitled to (a) a lump-sum payment equal to his weekly base salary multiplied by 20 weeks, which we referred to as the continuation period, determined based on his number of years of full employment as of December 31, 2014, and (b) continuation of his medical and dental, disability, and life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA.

(2)
Under Mr. Rinkenberger's Change in Control Agreement, if Mr. Rinkenberger's employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. Rinkenberger is entitled to (a) a lump-sum payment equal to two times the sum of his base salary and most recent short-term incentive target, (b) continuation of his medical and dental, disability, and life insurance benefits for two years commencing on the date of such termination, and (c) continuation of his perquisites for two years commencing on the date of such termination.

(3)	Notwithstanding the fact that Mr. Rinkenberger had not reached age 65 as of December 31, 2014, this column is provided for illustrative purposes.

(4)	Assumes that there is no earned but unpaid base salary at the time of termination.

(5)
Under our 2014 STI Plan, Mr. Rinkenberger's target award for 2014 was $281,100, but his award could have ranged from a threshold of $140,550 to a maximum of $843,300, or could have been zero if the threshold performance was not achieved. Mr. Rinkenberger's award under our 2014 STI Plan was determined in March 2015 to be $330,855. If Mr. Rinkenberger's employment had terminated on December 31, 2014, Mr. Rinkenberger would have been entitled to full payment of his award under the 2014 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him. Under the 2014 STI Plan, Mr. Rinkenberger would have been entitled to a prorated award under the 2014 STI Plan if his employment had been terminated during 2014 but prior to December 31, 2014 and his employment had been terminated as a result of death, disability or retirement at or after age 65. Under Mr. Rinkenberger's Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2014 other than on December 31, 2014, Mr. Rinkenberger's target award for 2014 under our 2014 STI Plan would have been prorated for the actual number of days of Mr. Rinkenberger's employment in 2014 and Mr. Rinkenberger would have been entitled to payment of such amount.

(6)	Assumes that Mr. Rinkenberger used all of his 2014 vacation and that he had five weeks of accrued vacation for 2015.

(7)
This table reflects the present value of Mr. Rinkenberger's medical and dental benefits at December 31, 2014 determined (a) assuming family coverage in a consumer-driven health plan and a premium dental plan throughout his applicable benefit continuation period and (b) based on current COBRA coverage rates for 2015 and assuming a 10% increase in the cost of medical and dental coverage for 2016 as compared to 2015.

(8)
This table reflects the present value of Mr. Rinkenberger's disability benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (e) applying a discount rate of 3.60% per annum.

(9)
Reflects the actuarial present value of Mr. Rinkenberger's disability benefits at December 31, 2014 determined (a) assuming full disability at December 31, 2014, (b) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (c) applying a discount rate of 3.60% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(10)
This table reflects the present value of Mr. Rinkenberger's life insurance benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period at his current election of coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 White Collar Healthy Annuitant Mortality Table with MP-2014 Generational Mortality Improvement Projection, and (e) applying a discount rate of 3.60% per annum.

(11)
Reflects the life insurance benefit payable assuming Mr. Rinkenberger's death had occurred on December 31, 2014 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Rinkenberger, that would provide an additional $1,000,000 death benefit payable to Mr. Rinkenberger's estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(12)
This table reflects the estimated cost to us of continuing Mr. Rinkenberger's perquisites for such two-year period. Such amount has been estimated by multiplying the cost of Mr. Rinkenberger's vehicle allowance for 2014 by two.

(13)
Under Mr. Rinkenberger's Change in Control Agreement, in general, if any payments to Mr. Rinkenberger would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. Rinkenberger an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Rinkenberger retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. However, if no such federal excise tax or similar state or local tax would apply if the aggregate payments were reduced by 5%, then the aggregate payments to Mr. Rinkenberger will be reduced by the amount necessary to avoid application of such federal excise tax or similar state or local tax. This table reflects an estimate of any such additional amount that we would have been obligated to pay Mr. Rinkenberger, or any such reduction to the aggregate payments to Mr. Rinkenberger that would have occurred, if his employment had been terminated on December 31, 2014 by us without cause or by him for good reason following a change in control on such date.

(14)
If, on December 31, 2014, Mr. Rinkenberger's employment been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Rinkenberger would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Rinkenberger in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to him effective March 5, 2014 would have remained, with the number of shares of common stock, if any, to be received by Mr. Rinkenberger in respect of such performance shares to be determined based on the performance level achieved during the three-year performance period; in such circumstances, the table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 17,244, the number of restricted stock that were held by Mr. Rinkenberger, (ii) 4,090, the actual number of shares of common stock received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 6,406 and 5,985, the target number of shares of common stock that could be received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(15)
If, on December 31, 2014, there had been a change in control and Mr. Rinkenberger's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Rinkenberger would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Rinkenberger in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to Mr. Rinkenberger effective March 5, 2014 would have immediately vested, with the number of shares of common stock, if any, to be received by Mr. Rinkenberger in respect to such performance shares to be determined based on the performance level achieved during the performance period through the date of such change in control; in such instances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 17,244, the number of shares of restricted stock that were held by Mr. Rinkenberger, (ii) 4,090, the actual number of shares of common stock received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, (iii) 6,406, the target number of shares of common stock that could be received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2013, and (iv) 7,780 the number of shares of common stock that would have been received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2014 based on the performance level achieved during the performance period through the date of the change in control.

(16)
If Mr. Rinkenberger had qualified for retirement on December 31, 2014 and he had retired on such date, then the shares of restricted stock and performance shares that were held by Mr. Rinkenberger would have remained outstanding, with the restrictions on such shares of restricted stock to lapse in each case on the third anniversary of the date of grant and with the number of shares of common stock, if any, to be received by Mr. Rinkenberger in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance periods; in such circumstances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 17,224, the number of shares of restricted stock that were held by Mr. Rinkenberger, (ii) 4,090, the actual number of shares of common stock received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 6,406 and 5,985, the target number of shares of common stock that could be received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(17)
If, on December 31, 2014, Mr. Rinkenberger's employment had been terminated as a result of his death or disability, then (a) the restrictions on all shares of restricted stock that were held by Mr. Rinkenberger would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Rinkenberger in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, and (c) the target number of performance shares granted to him effective March 5, 2013 and March 5, 2014 would have vested; in such circumstances, the table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 17,224, the number of shares of restricted stock that were held by Mr. Rinkenberger, (ii) 4,090, the actual number of shares of common stock received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 6,406 and 5,985, the target number of shares of common stock that could be received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(18)
Reflects the spread, if any, of (a) the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Rinkenberger's termination, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, over (b) the aggregate exercise price required to purchase such shares upon exercise of such option rights. All option rights that were held by Mr. Rinkenberger on December 31, 2014 had previously vested. Accordingly, no spread is reflected in this table. In any event, the $80.01 per share exercise price of such option rights exceeded the $71.43 closing price per share of our common stock as reported on the Nasdaq Stock Market on December 31, 2014.

(19)
Under our Restoration Plan, Mr. Rinkenberger is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Rinkenberger is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

JOHN M. DONNAN

	Circumstances of Termination
Payments and Benefits	Voluntary Termination by Named Executive Officer Prior to Age 65	Termination by us for Cause	Termination by us without Cause or by the Named Executive Officer with Good Reason (1)		Termination by us without Cause or by the Named Executive Officer with Good Reason Following a Change in Control (2)		Retirement At or After Age 65 (3)		Disability		Death
Payment of earned but unpaid:
Base salary (4)	—	—	—		—		—		—		—
Short-term incentive (5)	—	—	$312,140		$312,140		$312,140		$312,140		$312,140
Vacation (6)	$38,250	$38,250	$38,250		$38,250		$38,250		$38,250		$38,250
Other Benefits:
Lump sum payment	—	—	$153,000		$1,326,000		—		—		—
Healthcare benefits (7)	—	—	$8,616		$47,044		—		—		—
Disability benefits	—	—	$4,849	(8)	$31,009	(8)	—		$1,407,141	(9)	—
Life insurance	—	—	$896	(10)	$5,831	(10)	—		—		$800,000	(11)
Perquisites and other personal benefits	—	—	—		$45,276	(12)	—		—		—
Tax gross-up (13)	—	—	—		—		—		—		—
Acceleration of Equity Awards:
Market value of stock vesting on
termination	—	—	$2,093,470	(14)	$2,204,973	(15)	$2,093,470	(16)	$2,093,470	(17)	$2,093,470	(17)
Spread for options vesting on
termination (18)	—	—	—		—		—		—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (19)	$456,948	—	$456,948		$456,948		$456,948		$456,948		$456,948
Total	$495,198	$38,250	$3,068,169		$4,467,471		$2,900,808		$4,307,949		$3,700,808
____________

(1)
Under our Salaried Severance Plan, if Mr. Donnan's employment is terminated by us without cause, Mr. Donnan is entitled to (a) a lump-sum payment equal to his weekly base salary multiplied by 20 weeks, which we refer to as the continuation period, determined based on his number of years of full employment as of December 31, 2014, and (b) continuation of his medical and dental, disability and life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA.

(2)
Under Mr. Donnan's Change in Control Agreement, if Mr. Donnan's employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. Donnan is entitled to (a) a lump-sum payment equal to two times the sum of his base salary and most recent short-term incentive target, (b) continuation of his medical and dental, disability, and life insurance benefits for two years commencing on the date of such termination, and (c) continuation of his perquisites for two years commencing on the date of such termination.

(3)	Notwithstanding the fact that Mr. Donnan had not reached age 65 as of December 31, 2014, this column is provided for illustrative purposes.

(4)	Assumes that there is no earned but unpaid base salary at the time of termination.

(5)
Under our 2014 STI Plan, Mr. Donnan's target award for 2014 was $265,200, but his award could have ranged from a threshold of $132,600 to a maximum of $795,600, or could have been zero if the threshold performance was not achieved. Mr. Donnan's award under our 2014 STI Plan was determined in March 2015 to be $312,140. If Mr. Donnan's employment had terminated on December 31, 2014, Mr. Donnan would have been entitled to full payment of his award under the 2014 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him. Under the 2014 STI Plan, Mr. Donnan would have been entitled to a prorated award under the 2014 STI Plan if his employment had been terminated during 2014 but prior to December 31, 2014 and his employment had been terminated as a result of death, disability or retirement at or after age 65. Under Mr. Donnan's Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2014 other than on December 31, 2014, Mr. Donnan's target award for 2014 under our 2014 STI Plan would have been prorated for the actual number of days of Mr. Donnan's employment in 2014 and Mr. Donnan would have been entitled to payment of such amount.

(6)	Assumes that Mr. Donnan used all of his 2014 vacation and that he had five weeks of accrued vacation for 2015.

(7)
This table reflects the present value of Mr. Donnan's medical and dental benefits at December 31, 2014 determined (a) assuming family coverage in a consumer-driven health plan and a premium dental plan throughout Mr. Donnan's applicable benefit continuation period and (b) based on current COBRA coverage rates for 2015 and assuming a 10% increase in the cost of medical and dental coverage for 2016 as compared to 2015.

(8)
This table reflects the present value of Mr. Donnan's disability benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (d) applying a discount rate of 3.60% per annum.

(9)
Reflects the actuarial present value of Mr. Donnan's disability benefits at December 31, 2014 determined (a) assuming full disability at December 31, 2014, (b) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (c) applying a discount rate of 3.60% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(10)
This table reflects the present value of Mr. Donnan's life insurance benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period at his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 White Collar Healthy Annuitant Mortality Table with MP-2014 Generational Mortality Improvement Projection, and (e) applying a discount rate of 3.60% per annum.

(11)
Reflects the life insurance benefit payable assuming Mr. Donnan's death had occurred on December 31, 2014 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Donnan, that would provide an additional $1,000,000 death benefit payable to Mr. Donnan's estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(12)
This table reflects the estimated cost to us of continuing Mr. Donnan's perquisites for the required two-year period. Such amount has been estimated by multiplying the cost of Mr. Donnan's vehicle allowance and club membership dues for 2014 by two.

(13)
Under Mr. Donnan's Change in Control Agreement, in general, if any payments to Mr. Donnan would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. Donnan an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Donnan retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. However, if no such federal excise tax or similar state or local tax would apply if the aggregate payments were reduced by 5%, then the aggregate payments to Mr. Donnan will be reduced by the amount necessary to avoid application of such federal excise tax or similar state or local tax. This table reflects an estimate of any such additional amount that we would have been obligated to pay Mr. Donnan, or any such reduction to the aggregate payments to Mr. Donnan that would have occurred, if his employment had been terminated on December 31, 2014 by us without cause or by him for good reason following a change in control on such date.

(14)
If, on December 31, 2014, Mr. Donnan's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock held by Mr. Donnan would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Donnan in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to him effective March 5, 2014 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Donnan in respect to such performance shares to be determined based on the performance level achieved during the three-year performance period; in such circumstances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 14,977, the number of shares of restricted stock that were held by Mr. Donnan,(ii) 3,557, the actual number of shares of common stock received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 5,569 and 5,205, the target number of shares of common stock that could be received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(15)
If, on December 31, 2014, there had been a change in control and Mr. Donnan's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Donnan would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Donnan in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to Mr. Donnan effective March 5, 2014 would have immediately vested, with the number of shares of common stock, if any, to be received by Mr. Donnan in respect to such performance shares to be determined based on the performance level achieved during the performance period through the date of such change in control; in such instances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 14,977, the number of shares of restricted stock that were held by Mr. Donnan,(ii) 3,557, the actual number of shares of common stock received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, (iii) the target number of shares of common stock that could be received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2013, and (iv) 6,766, the number of shares of common stock that would have been received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2014 based on the performance level achieved during the performance period through the date of the change in control.

(16)
If Mr. Donnan had qualified for retirement on December 31, 2014 and he had retired on such date, then the shares of restricted stock and performance shares that were held by Mr. Donnan would have remained outstanding, with the restrictions on such shares of restricted stock to lapse in each case on the third anniversary of the date of grant and with the number of shares of common stock, if any, to be received by Mr. Donnan in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance periods; in such circumstances, the table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 14,977, the number of shares of restricted stock that were held by Mr. Donnan, (ii) 3,557, the actual number of shares of common stock received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 5,569 and 5,205, the target number of shares of common stock that could be received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(17)
If, on December 31, 2014, Mr. Donnan's employment had been terminated as a result of his death or disability, then (a) the restrictions on all shares of restricted stock that were held by Mr. Donnan would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Donnan in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, and (c) the target number of performance shares granted to him effective March 5, 2013 and March 5, 2014 would have vested; in such circumstances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 14,977, the number of shares of restricted stock that were held by Mr. Donnan,(ii) 2,356, the actual number of shares of common stock received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 5,569 and 5,205, the target number of shares of common stock that could be received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(18)
Reflects the spread, if any, of (a) the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Donnan's termination, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, over (b) the aggregate exercise price required to purchase such shares upon exercise of such option rights. All option rights that were held by Mr. Donnan on December 31, 2014 had previously vested. Accordingly, no spread is reflected in this table. In any event, the $80.01 per share exercise price of such option rights exceeded the $71.43 closing price per share of our common stock as reported on the Nasdaq Stock Market on December 31, 2014.

(19)
Under our Restoration Plan, Mr. Donnan is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Donnan is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

KEITH A. HARVEY

	Circumstances of Termination
Payments and Benefits	Voluntary Termination by Named Executive Officer Prior to Age 65	Termination by us for Cause	Termination by us without Cause or by the Named Executive Officer with Good Reason (1)		Termination by us without Cause or by the Named Executive Officer with Good Reason Following a Change in Control (2)		Retirement At or After Age 65 (3)		Disability		Death
Payment of earned but unpaid:
Base salary (4)	—	—	—		—		—		—		—
Short-term incentive (5)	—	—	$306,020		$306,020		$306,020		$306,020		$306,020
Vacation (6)	$37,981	$37,981	$37,981		$37,981		$37,981		$37,981		$37,981
Other Benefits:
Lump sum payment	—	—	$197,500		$1,310,000		—		—		—
Healthcare benefits (7)	—	—	$11,201		$47,044		—		—		—
Disability benefits	—	—	$4,974	(8)	$31,468	(8)	—		$1,304,638	(9)	—
Life insurance	—	—	$957	(10)	$6,186	(10)	—		—		$800,000	(11)
Perquisites and other personal benefits	—	—	—		$40,960	(12)	—		—		—
Tax gross-up (13)	—	—	—		$1,746,730		—		—		—
Acceleration of Equity Awards:
Market value of stock vesting on
termination	—	—	$3,789,719	(14)	$3,898,007	(15)	$3,789,719	(16)	$3,789,719	(17)	$3,789,719	(17)
Spread for options vesting on
termination (18)	—	—	—		—		—		—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (19)	$441,907	—	$441,907		$441,907		$441,907		$441,907		$441,907
Total	$479,888	$37,981	$4,790,259		$7,866,303		$4,575,627		$5,880,265		$5,375,627
____________

(1)
Under our Salaried Severance Plan, if Mr. Harvey's employment is terminated by us without cause, Mr. Harvey is entitled to (a) a lump-sum payment equal to his weekly base salary multiplied by 26 weeks (the maximum under the Salaried Severance Plan), which we refer to as the continuation period, determined based on his number of years of full employment as of December 31, 2014, and (b) continuation of his medical and dental, disability and life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA.

(2)
Under Mr. Harvey's Change in Control Agreement, if Mr. Harvey's employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. Harvey is entitled to (a) a lump-sum payment equal to two times the sum of his base salary and most recent short-term incentive target, (b) continuation of his medical and dental, disability, and life insurance benefits for two years commencing on the date of such termination, and (c) continuation of his perquisites for two years commencing on the date of such termination.

(3)	Notwithstanding the fact that Mr. Harvey had not reached age 65 as of December 31, 2014, this column is provided for illustrative purposes.

(4)	Assumes that there is no earned but unpaid base salary at the time of termination.

(5)
Under our 2014 STI Plan, Mr. Harvey's target award for 2014 was $260,000, but his award could have ranged from a threshold of $130,000 to a maximum of $780,000, or could have been zero if the threshold performance was not achieved. Mr. Harvey's award under our 2014 STI Plan was determined in March 2015 to be $306,020. If Mr. Harvey's employment had terminated on December 31, 2014, Mr. Harvey would have been entitled to full payment of his award under the 2014 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him. Under the 2014 STI Plan, Mr. Harvey would have been entitled to a prorated award under the 2014 STI Plan if his employment had been terminated during 2014 but prior to December 31, 2014 and his employment had been terminated as a result of death, disability or retirement at or after age 65. Under Mr. Harvey's Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2014 other than on December 31, 2014, Mr. Harvey's target award for 2014 under our 2014 STI Plan would have been prorated for the actual number of days of Mr. Harvey's employment in 2014 and Mr. Harvey would have been entitled to payment of such amount.

(6)	Assumes that Mr. Harvey used all of his 2014 vacation and that he had five weeks of accrued vacation for 2015.

(7)
This table reflects the present value of Mr. Harvey's medical and dental benefits at December 31, 2014 determined (a) assuming family coverage in a consumer-driven health plan and a premium dental plan throughout Mr. Harvey's applicable benefit continuation period and (b) based on current COBRA coverage rates for 2015 and assuming a 10% increase in the cost of medical and dental coverage for 2016 as compared to 2015.

(8)
This table reflects the present value of Mr. Harvey's disability benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (d) applying a discount rate of 3.60% per annum.

(9)
Reflects the actuarial present value of Mr. Harvey's disability benefits at December 31, 2014 determined (a) assuming full disability at December 31, 2014, (b) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (c) applying a discount rate of 3.60% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(10)
This table reflects the present value of Mr. Harvey's life insurance benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period at his current election of coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 White Collar Healthy Annuitant Mortality Table with MP-2014 Generational Mortality Improvement Projection, and (e) applying a discount rate of 3.60% per annum.

(11)
Reflects the life insurance benefit payable assuming Mr. Harvey's death had occurred on December 31, 2014 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Harvey, that would provide an additional $1,000,000 death benefit payable to Mr. Harvey's estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(12)
This table reflects the estimated cost to us of continuing Mr. Harvey's perquisites for the required two-year period. Such amount has been estimated by multiplying the cost of Mr. Harvey's vehicle allowance and club membership dues for 2014 by two.

(13)
Under Mr. Harvey's Change in Control Agreement, in general, if any payments to Mr. Harvey would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. Harvey an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Harvey retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. However, if no such federal excise tax or similar state or local tax would apply if the aggregate payments were reduced by 5%, then the aggregate payments to Mr. Harvey will be reduced by the amount necessary to avoid application of such federal excise tax or similar state or local tax. This table reflects an estimate of any such additional amount that we would have been obligated to pay Mr. Harvey, or any such reduction to the aggregate payments to Mr. Harvey that would have occurred, if his employment had been terminated on December 31, 2014 by us without cause or by him for good reason following a change in control on such date.

(14)
If, on December 31, 2014, Mr. Harvey's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Harvey would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Harvey in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to him effective March 5, 2014 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Harvey in respect to such performance shares to be determined based on the performance level achieved during the three-year performance period; in such circumstances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 39,325, the number of shares of restricted stock that were held by Mr. Harvey, (ii) 3,379, the actual number of shares of common stock received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 5,299 and 5,052, the target number of shares of common stock that could be received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(15)
If, on December 31, 2014, there had been a change in control and Mr. Harvey's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Harvey would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Harvey in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to Mr. Harvey effective March 5, 2014 would have immediately vested, with the number of common stock, if any, to be received by Mr. Harvey in respect to such performance shares to be determined based on the performance level achieved during the performance period through the date of such change in control; in such instances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 39,325, the number of shares of restricted stock held by Mr. Harvey on December 31, 2014,(ii) 3,379, the actual number of shares of common stock received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, (iii) 5,299, the target number of shares of common stock that would have been received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2013, and (iv) 6,568 the number of shares of common stock that could be received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2014 based on the performance level achieved during the performance period through the date of the change in control.

(16)
If Mr. Harvey had qualified for retirement on December 31, 2014 and he had retired on such date, then the shares of restricted stock and performance shares that were held by Mr. Harvey would have remained outstanding, with the restrictions on such shares of restricted stock to lapse in each case on the third anniversary of the date of grant and with the number of shares of common stock, if any, to be received by Mr. Harvey in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance periods; in such circumstances, the table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 39,325, the number of shares of restricted stock that were held by Mr. Harvey, (ii) 3,379, the actual number of shares of common stock received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 5,299 and 5,052, the target number of shares of common stock that could be received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(17)
If, on December 31, 2014, Mr. Harvey's employment had been terminated as a result of his death or disability, then (a) the restrictions on all shares of restricted stock that were held by Mr. Harvey would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Harvey in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, and (c) the target number of performance shares granted to him effective March 5, 2013 and March 5, 2014 would have vested; in such circumstances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 39,325, the number of shares of restricted stock that were held by Mr. Harvey, (ii) 3,379, the actual number of shares of common stock received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) the target number of shares of common stock that could be received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(18)
Reflects the spread, if any, of (a) the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Harvey's termination, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, over (b) the aggregate exercise price required to purchase such shares upon exercise of such option rights. All option rights that were held by Mr. Harvey on December 31, 2014 had previously vested. Accordingly, no spread is reflected in this table. In any event, the $80.01 per share exercise price of such option rights exceeded the $71.43 closing price per share of our common stock as reported on the Nasdaq Stock Market on December 31, 2014.

(19)
Under our Restoration Plan, Mr. Harvey is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Harvey is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

JOHN BARNESON

	Circumstances of Termination
Payments and Benefits	Voluntary Termination by Named Executive Officer Prior to Age 65	Termination by us for Cause	Termination by us without Cause or by the Named Executive Officer with Good Reason (1)		Termination by us without Cause or by the Named Executive Officer with Good Reason Following a Change in Control (2)		Retirement At or After Age 65 (3)		Disability		Death
Payment of earned but unpaid:
Base salary (4)	—	—	—		—		—		—		—
Short-term incentive (5)	—	—	$187,261		$187,261		$187,261		$187,261		$187,261
Vacation (6)	$33,663	$33,663	$33,663		$33,663		$33,663		$33,663		$33,663
Other Benefits:
Lump sum payment	—	—	$175,050		$1,527,600		—		—		—
Healthcare benefits	—	—	$11,201	(7)	$75,150	(7)	—		—		—
Disability benefits	—	—	$4,903	(8)	$24,204	(8)	—		$414,315	(9)	—
Life insurance	—	—	$173	(10)	$1,073	(10)	—		—		$50,000	(11)
Perquisites and other personal benefits	—	—	—		$60,351	(12)	—		—		—
Tax gross-up (13)	—	—	—				—		—		—
Acceleration of Equity Awards:
Market value of stock vesting on
termination	—	—	$1,716,534	(14)	$1,807,965	(15)	$1,716,534	(16)	$1,716,534	(17)	$1,716,534	(17)
Spread for options vesting on
termination (18)	—	—	—		—		—		—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (19)	$2,122,858	—	$2,122,858		$2,122,858		$2,122,858		$2,122,858		$2,122,858
Total	$2,156,521	$33,663	$4,251,643		$5,840,125		$4,060,316		$4,474,631		$4,110,316
____________

(1)
Under our Salaried Severance Plan, if Mr. Barneson's employment is terminated by us without cause, Mr. Barneson is entitled to (a) a lump-sum payment equal to his weekly base salary multiplied by 26 weeks (the maximum under the Salaried Severance Plan), which we refer to as the continuation period, determined based on his number of years of full employment as of December 31, 2014, and (b) continuation of his medical and dental, disability and life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA.

(2)
Under Mr. Barneson's Change in Control Agreement, if Mr. Barneson's employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. Barneson is entitled to (a) a lump-sum payment equal to three times the sum of his base salary and most recent short-term incentive target, (b) continuation of his medical and dental, disability and life insurance benefits for three years commencing on the date of such termination, and (c) continuation of his perquisites for two years commencing on the date of such termination.

(3)	Notwithstanding the fact that Mr. Barneson had not reached age 65 as of December 31, 2014, this column is provided for illustrative purposes.

(4)	Assumes that there is no earned but unpaid base salary at the time of termination.

(5)
Under our 2014 STI Plan, Mr. Barneson's target award for 2014 was $159,100, but his award could have ranged from a threshold of $79,550 to a maximum of $477,300, or could have been zero if the threshold performance was not achieved. Mr. Barneson's award under our 2014 STI Plan was determined in March 2015 to be $187,261. If Mr. Barneson's employment had terminated on December 31, 2014, Mr. Barneson would have been entitled to full payment of his award under the 2014 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him. Under the 2014 STI Plan, Mr. Barneson would have been entitled to a prorated award under the 2014 STI Plan if his employment had been terminated during 2014 but prior to December 31, 2014 and his employment had been terminated as a result of death, disability or retirement at or after age 65. Under Mr. Barneson's Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2014 other than on December 31, 2014, Mr. Barneson's target award for 2014 under our 2014 STI Plan would have been prorated for the actual number of days of Mr. Barneson's employment in 2014 and Mr. Barneson would have been entitled to payment of such amount.

(6)	Assumes that Mr. Barneson used all of his 2014 vacation and that he had five weeks of accrued vacation for 2015.

(7)
This table reflects the present value of Mr. Barneson's medical and dental benefits at December 31, 2014 determined (a) assuming family coverage in a consumer-driven health plan and a premium dental plan throughout the applicable benefit continuation period and (b) based on current COBRA coverage rates for 2015 and assuming a 10% increase in the cost of medical and dental coverage for 2016 as compared to 2015.

(8)
This table reflects the present value of Mr. Barneson's disability benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (d) applying a discount rate of 3.60% per annum.

(9)
Reflects the actuarial present value of Mr. Barneson's disability benefits at December 31, 2014 determined (a) assuming full disability at December 31, 2014, (b) assuming mortality according to the RP-2014 Mortality Table for Disabled Retirees with MP-2014 Generational Mortality Projection, and (c) applying a discount rate of 3.60% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(10)
This table reflects the present value of Mr. Barneson's life insurance benefits at December 31, 2014 determined (a) assuming coverage throughout the applicable benefit continuation period at his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2014 White Collar Healthy Annuitant Mortality Table with MP-2014 Generational Mortality Improvement Projection, and (e) applying a discount rate of 3.60% per annum.

(11)
Reflects the life insurance benefit payable assuming Mr. Barneson's death had occurred on December 31, 2014 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Barneson, that would provide an additional $1,000,000 death benefit payable to Mr. Barneson's estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(12)
This table reflects the estimated cost to us of continuing Mr. Barneson's perquisites for the required thee-year period. Such amount has been estimated by multiplying the cost of Mr. Barneson's vehicle allowance for 2014 by three.

(13)
Under Mr. Barneson's Change in Control Agreement, in general, if any payments to Mr. Barneson would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. Barneson an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Barneson retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. However, if no such federal excise tax or similar state or local tax would apply if the aggregate payments were reduced by 5%, then the aggregate payments to Mr. Barneson will be reduced by the amount necessary to avoid application of such federal excise tax or similar state or local tax. This table reflects an estimate of any such additional amount that we would have been obligated to pay Mr. Barneson, or any such reduction to the aggregate payments to Mr. Barneson that would have occurred, if his employment had been terminated on December 31, 2014 by us without cause or by him for good reason following a change in control on such date.

(14)
If, on December 31, 2014, Mr. Barneson's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Barneson would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Barneson in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested; and (d) the performance shares granted to him effective March 5, 2014 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Barneson in respect to such performance shares to be determined based on the performance level achieved during the three-year performance period; in such circumstances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 12,280, the number of shares of restricted stock that were held by Mr. Barneson, (ii) 2,916, the actual number of shares of common stock received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 4,567 and 4,268, the target number of shares of common stock that could be received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(15)
If, on December 31, 2014, there had been a change in control and Mr. Barneson's employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, then (a) the restrictions on all shares of restricted stock that were held by Mr. Barneson would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Barneson in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, (c) the target number of performance shares granted to him effective March 5, 2013 would have vested, and (d) the performance shares granted to Mr. Barneson effective March 5, 2014 would have immediately vested, with the number of shares of common stock, if any, to be received by Mr. Barneson in respect to such performance shares to be determined based on the performance level achieved during the performance period through the date of such change in control; in such instances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 12,280, the number of shares of restricted stock that were held by Mr. Harvey,(ii) 2,916, the actual number of shares of common stock received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, (iii) 4,567, the target number of shares of common stock that would have been received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2013, and (iv) 5,548 the number of shares of common stock that could be received by Mr. Harvey in respect of the performance shares granted to him effective March 5, 2014 based on the performance level achieved during the performance period through the date of the change in control.

(16)
If Mr. Barneson had qualified for retirement on December 31, 2014 and he had retired on such date, then the shares of restricted stock and performance shares that were held by Mr. Barneson would have remained outstanding, with the restrictions on such shares of restricted stock to lapse in each case on the third anniversary of the date of grant and with the number of shares of common stock, if any, to be received by Mr. Barneson in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance periods; in such circumstances, the table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to the sum of (i) 12,280, the number of shares of restricted stock held by Mr. Barneson on December 31, 2014, (ii) 2,916, the actual number of shares of common stock received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 4,567 and 4,268, the target number of shares of common stock that could be received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(17)
If, on December 31, 2014, Mr. Barneson's employment had been terminated as a result of his death or disability, then (a) the restrictions on all shares of restricted stock that were held by Mr. Barneson would have lapsed, (b) the performance shares granted to him effective March 5, 2012 would have remained outstanding, with the number of shares of common stock, if any, to be received by Mr. Barneson in respect of such performance shares to be determined based on the performance level achieved during the applicable three-year performance period, and (c) the target number of performance shares granted to him effective March 5, 2013 and March 5, 2014 would have vested; in such circumstances, this table reflects the aggregate market value, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, of a number of shares equal to (i) 12,280, the number of shares of restricted stock that were held by Mr. Barneson, (ii) 2,916, the actual number of shares of common stock received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2012 based on the performance level achieved during the applicable three-year performance period as determined by our compensation committee in early 2015, and (iii) 4,567 and 4,268, the target number of shares of common stock that could be received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2013 and March 5, 2014, respectively.

(18)
Reflects the spread, if any, of (a) the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Barneson's termination, determined based on a per share price of $71.43, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2014, over (b) the aggregate exercise price required to purchase such shares upon exercise of such option rights. All option rights that were held by Mr. Barneson on December 31, 2014 had previously vested. Accordingly, no spread is reflected in this table. In any event, the $80.01 per share exercise price of such option rights exceeded the $71.43 closing price per share of our common stock as reported on the Nasdaq Stock Market on December 31, 2014.

(19)
Under our Restoration Plan, Mr. Barneson is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Barneson is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

DIRECTOR COMPENSATION

The table below sets forth certain information concerning compensation of our non-employee directors who served in 2014.

Director Compensation for 2014

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Carolyn Bartholomew	$71,250	$95,000	$2,003	$168,253
David Foster	$65,500	$95,000	$2,003	$162,503
L. Patrick Hassey	$38,250	$71,250	$314	$109,814
Teresa A. Hopp	$84,750	$95,000	$2,003	$181,753
Lauralee E. Martin	$72,250	$95,000	$2,003	$169,253
William F. Murdy	$74,750	$95,000	$2,003	$171,753
Alfred E. Osborne, Jr., Ph.D.	$87,750	$95,000	$2,003	$184,753
Jack Quinn	$67,500	$95,000	$2,003	$164,503
Thomas M. Van Leeuwen	$80,000	$95,000	$2,003	$177,003
Brett E. Wilcox	$77,250	$95,000	$2,003	$174,253
____________

(1)
Reflects (a) annual retainer of $45,000, (b) any additional annual retainer for serving as Lead Independent Director or chair of a committee of the board of directors, and (c) fees for attendance of board or board committee meetings. Each non-employee director had the right to elect to receive shares of our common stock in lieu of any or all of his or her annual cash retainer, including retainers for serving as Lead Independent Director or a committee chair. In 2014: Mr. Hassey elected to receive 421 shares of common stock in lieu of $33,684 of his annual retainer; Ms. Martin elected to receive 700 shares of common stock in lieu of $48,034 of her annual retainer; Mr. Murdy elected to receive 583 shares of common stock in lieu of $40,005 of his annual retainer; Dr. Osborne elected to receive 933 shares of common stock in lieu of $64,022 of his annual retainer; and Mr. Wilcox elected to receive 700 shares of common stock in lieu of $48,034 of his annual retainer. In each case, the number of shares received was determined based on a per share price of $68.62, the average of the closing prices per share of our common stock as reported on the Nasdaq Global Select Market for the 20 trading days prior to the award date of the annual retainers, except for Mr. Hassey, whose number of shares received was determined based on a per share price of $80.01, the average of the closing prices per share of our common stock as reported on the Nasdaq Global Select Market for the 20 trading days prior to the award date of Mr. Hassey's annual retainer.

(2)
Reflects the aggregate grant date fair value of restricted stock awards to non-employee directors determined in accordance with ASC Topic 718, without regard to potential forfeiture. On June 4, 2014, in accordance with our director compensation policy described below, each non-employee director, except Mr. Hassey, received a grant of restricted stock having a value of $95,000; the average of the closing prices per share of our common stock as reported on the Nasdaq Global Select Market for the 20 trading days prior to the award date was $68.62, resulting in the issuance of 1,384 shares of restricted stock to each non-employee director, other than Mr. Hassey. On September 10, 2014, the date Mr. Hassey was appointed to our board of directors, Mr. Hassey received a grant of restricted stock having a value of $71,250, which was prorated to reflect service on the board of directors of less than one full year prior to the 2015 meeting of the stockholders; the average of the closing prices per share of our common stock as reported on the Nasdaq Global Select Market for the 20 trading days prior to the award date was $79.27, resulting in the issuance of 898 shares of restricted stock. For additional information regarding the assumptions made in the valuation of restricted stock awards with respect to our 2014 fiscal year, see Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. As of December 31, 2014, each non-employee director held 1,384 shares of restricted stock, except for Mr. Hassey, who held 898 shares of restricted stock. The restrictions on 100% of the shares of restricted stock granted to non-employee directors will lapse on June 4, 2015 or earlier if the director's services to our company terminate as a result of death or disability, or in the event of a change in control. The non-employee director will receive all dividends and other distributions paid with respect to the shares of restricted stock he or she holds, but if any of such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

(3)	Reflects dividends received on restricted stock.

Director Compensation Arrangements

We periodically review director compensation in relation to other comparable companies and in light of other factors that the compensation committee deems appropriate and discuss director compensation with the full board of directors. Pursuant to our director compensation policy, each of our non-employee directors receives the following compensation:

•	an annual retainer of $45,000 per year;

•	an annual grant of restricted stock having a value equal to $95,000;

•	a fee of $1,500 per day for each meeting of our board of directors attended in person and $750 per day for each such meeting attended by phone; and

•
a fee of $1,500 per day for each in-person committee meeting of the board of directors attended ($2,000 per day for each such audit committee meeting) and $750 per day for each telephonic committee meeting of our board of directors meeting attended ($1,000 per day for each such audit committee meeting).

In addition, pursuant to our director compensation policy, our Lead Independent Director receives an additional annual retainer of $10,000, the chair of the audit committee receives an additional annual retainer of $15,000, the chair of the compensation committee receives an additional annual retainer of $5,000, the chair of the nominating and corporate governance committee receives an additional annual retainer of $5,000 and the chair of the talent development committee receives an additional annual retainer of $5,000, with all such amounts payable at the same time as the annual retainer. Each non-employee director may elect to receive shares of common stock in lieu of any or all of his or her annual retainer, including any additional annual retainer for service as the Lead Independent Director or the chair of a committee of the board of directors. Our stock ownership guidelines require our non-employee directors to own company stock equal in value to six times their annual base retainer.

The payment of annual retainers, including any additional annual retainer for service as Lead Independent Director or the chair of a committee of our board of directors, and the annual grant of restricted stock is made each year on the date on which we hold our annual meeting of stockholders, unless our board of directors determines such payment and grant should occur on another date. The number of shares of common stock to be received in the grant of restricted stock, as well as the number of shares of common stock to be received by any non-employee director electing to receive our common stock in lieu of any or all of his or her payment of annual retainer, including any additional annual retainer, is based on the average of the closing prices per share of our common stock for the 20 trading days prior to the date such grant and payments are made.

We reimburse all of our directors for reasonable and customary travel and other disbursements relating to meetings of our board of directors and committees thereof, and non-employee directors are provided accident insurance with respect to company-related business travel.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 with respect to shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares of Common Stock Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders (1)	525,801	(2)	$80.01	(3)	776,549	(4)
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Total	525,801	(2)	$80.01	(3)	776,549	(4)
____________

(1)
Our Equity Incentive Plan initially became effective on July 6, 2006. Thereafter, our board of directors amended and restated the Equity Incentive Plan effective as of February 6, 2008, again effective as of June 2, 2009 and again effective as of March 1, 2010; these amendments were not material and did not affect the number of shares available for issuance under the Equity Incentive Plan. Subsequently, the Equity Incentive Plan was amended and restated by our board of directors and approved by our stockholders effective as of June 8, 2010; in this instance, the amendments increased the number of shares available for issuance under the Equity Incentive Plan. Following June 8, 2010, our board of directors amended and restated the Equity Incentive Plan effective as of February 8, 2012 and again effective as of April 10, 2013; these amendments were not material and did not affect the number of shares available for issuance under the Equity Incentive Plan. The Equity Incentive Plan is our only equity compensation plan. A copy of the Equity Incentive Plan is attached as Appendix A to this Proxy Statement.

(2)
Reflects options to purchase 16,645 shares of common stock, restricted stock units covering 5,357 shares of our common stock and performance shares covering 503,799 shares of our common stock, in each case outstanding as of December 31, 2014, and does not include 183,197 unvested restricted shares outstanding on December 31, 2014.

(3)
Reflects the exercise price per share of our common stock purchasable upon exercise of options outstanding as of December 31, 2014. The exercise price is the same for all such options. No exercise price is payable in connection with the issuance of shares covered by the restricted stock units or performance shares outstanding as of December 31, 2014.

(4)
Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants, a maximum of 2,722,222 shares of our common stock may be issued under the Equity Incentive Plan, taking into account all shares issued under the Equity Incentive Plan. As of December 31, 2014, 1,419,872 shares of our common stock had been issued thereunder. Of such 1,419,872 shares, 183,197 were shares of restricted stock that remained subject to forfeiture as of such date. In the event of forfeiture, such shares again become available for issuance.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table presents information regarding the number of shares of the company's common stock beneficially owned as of April 10, 2015 by:

•	each named executive officer;

•	each of our current directors;

•	all our current directors and executive officers as a group; and

•	each person or entity known to us to beneficially own 5% or more of our common stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares noted below. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, is calculated based on 17,220,496 shares of our common stock outstanding as of April 10, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Named Executive Officers
Jack A. Hockema	142,406	(1)(2)(3)	*
Daniel J. Rinkenberger	66,451	(1)(2)	*
John M. Donnan	31,160	(1)(2)	*
Keith A. Harvey	51,686	(1)(2)	*
John Barneson	58,626	(1)(2)	*
Carolyn Bartholomew	11,795	(2)	*
David Foster	8,369	(2)	*
L. Patrick Hassey	1,319	(2)	*
Teresa A. Hopp	12,222	(2)	*
Lauralee E. Martin	10,934	(2)	*
William F. Murdy	16,384	(2)	*
Alfred E. Osborne, Jr., PhD	15,936	(2)(4)	*
Jack Quinn	10,454	(2)	*
Thomas M. Van Leeuwen	8,153	(2)	*
Brett E. Wilcox	19,177	(2)	*
All current directors and executive officers as a group (20 persons)	512,820	(1)(2)(3)(4)	3.0%
5% Stockholders
Dimensional Fund Advsisors LP	1,549,804	(6)	9.0%
BlackRock, Inc,	1,547,045	(5)	9.0%
Vanguard Group, Inc.	1,178,692	(9)	6.8%
Hotchkis and Wiley Capital Management, LLC	1,002,405	(7)	5.8%
Macquarie Group Limited	927,990	(8)	5.4%
_____________
*    Less than one percent.

(1)
Includes shares of our common stock that as of April 10, 2015 were issuable upon exercise of options within 60 days after April 10, 2015, as follows: Hockema (8,037 shares); Rinkenberger (803 shares); Donnan (2,083 shares); Harvey (1,202 shares); Barneson (2,334 shares) and all current directors and executive officers as a group (15,102 shares).

(2)
Includes shares of restricted stock that remained subject to forfeiture as of April 10, 2015, as follows: Hockema (29,988 shares); Rinkenberger (15,191 shares); Donnan (13,210 shares); Harvey (39,187 shares); Barneson (10,831 shares)Bartholomew (1,384 shares); Foster (1,384 shares); Hassey (898 share); Hopp (1,384 shares); Martin (1,384 shares); Murdy (1,384 shares); Osborne (1,384 shares); Quinn (1,384 shares); Van Leeuwen (1,384 shares); Wilcox (1,384 shares); and all current directors and executive officers as a group (140,865 shares).

(3)	Includes 104,381 shares of our common stock held by the Hockema Family Trust.

(4)
Includes 3,500 shares of our common stock held by a Keough plan of which Dr. Osborne is the beneficiary, 200 shares of our common stock held by Dr. Osborne's son and 500 shares held by the Rahnasto/Osborne Revocable Trust U/A DTD 11/07/1999 of which Dr. Osborne is a co-beneficiary and a co-trustee.

(5)
Shares beneficially owned by Dimensional Fund Advisors LP are as reported on Amendment No. 4 to Schedule 13G filed by the Dimensional Fund Advisors LP on February 5, 2015. Dimensional Fund Advisors LP has sole voting power with respect to 1,512,388 shares and sole dispositive power with respect to 1,549,804 shares. The principal address of Dimensional Fund Advisors, LP is Palisades West, Building One, 6300 Bee Caves Road, Austin, Texas, 78746.

(6)
Shares beneficially owned by BlackRock, Inc. are as reported on Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. on January 22, 2015. BlackRock, Inc. has sole voting power with respect to 1,498,549 shares and sole dispositive power with respect to 1,547,045 shares. The principal address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(7)
Shares beneficially owned by Vanguard Group, Inc. are as reported on Amendment No. 2 to Schedule 13G filed by Vanguard Group, Inc. on February 10, 2015. Vanguard Group, Inc. has sole voting power with respect to 23,751 shares and sole dispositive power with respect to 1,156,141 shares. Vanguard Group, Inc. has shared dispositive power with respect to 22,551 shares. The principal address of Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(8)
Shares beneficially owned by Hotchkis and Wiley Capital Management, LLC are as reported on Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC on February 13, 2015. Hotchkis and Wiley Capital Management, LLC has sole voting power with respect to 850,405 shares and sole dispositive power with respect to 1,002,405 shares. The principal address of Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Floor, Los Angeles, California 90017.

(9)
Shares beneficially owned by Macquarie Group Limited, Macquarie Bank Limited, Delaware Management Holdings, Inc. and Delaware Management Business Trust are as reported on Schedule 13G filed by Macquarie Group Limited, Macquarie Bank Limited, Delaware Management Holdings, Inc. and Delaware Management Business Trust on February 13, 2015. Macquarie Group Limited and Macquarie Bank Limited have sole voting and dispositive power with respect to 0 shares. Delaware Management Holdings, Inc. and Delaware Management Business Trust have sole voting and sole dispositive power with respect to 972,900 shares. The principal address of Macquarie Group Limited and Macquarie Bank Limited is No. 1 Martin Place, Sydney, New South Wales, Australia. The principal address of Delaware Management Holdings, Inc. and Delaware Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our corporate governance guidelines require that our board of directors conduct an appropriate review of all related-party transactions. The charter for the audit committee of our board of directors requires that any related-party transaction required to be disclosed under Item 404 of SEC Regulation S-K must be approved by the audit committee. Neither our board of directors nor the audit committee has adopted specific policies or procedures for review or approval of related-party transactions.

AUDIT COMMITTEE REPORT

The audit committee charter requires the audit committee to undertake a variety of activities designed to assist our board of directors in fulfilling its oversight role regarding our independent registered public accounting firm's independence, our financial reporting process, our internal control over financial reporting and our compliance with applicable laws, rules and regulations. These requirements are briefly summarized under “Corporate Governance - Board Committees - Audit Committee” above. The audit committee charter also makes it clear that the independent registered public accounting firm is ultimately accountable to our board of directors and the audit committee, not our management.

Our internal accountants prepare our consolidated financial statements and our independent registered public accounting firm is responsible for auditing those financial statements. The audit committee oversees the financial reporting processes implemented by our management but does not conduct any auditing or accounting reviews. The members of the audit committee are not company employees. Instead, the audit committee relies, without independent verification, on our management's representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and on the report of our independent registered public accounting firm on our financial statements. The audit committee's oversight does not provide it with an independent basis for determining whether our management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's discussions with our management and its accountants do not ensure that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the audit of our financial statements has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm is in fact “independent.”

We have engaged Deloitte & Touche LLP as our independent registered public accounting firm to audit and report to our stockholders on our financial statements for 2015 and the effectiveness of our internal control over financial reporting as of December 31, 2015. The audit committee reviews annually the independence and performance of Deloitte & Touche LLP in connection with the audit committee's determination of whether to retain Deloitte & Touche LLP or engage another firm as our independent registered public accounting firm. In the course of these reviews, the audit committee considers, among other things:

•the historical and recent performance of Deloitte & Touche LLP on our company's integrated audit;

•an analysis of known risks and significant proceedings involving Deloitte & Touche LLP, if any;

•	external data relating to the audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte & Touche LLP and its member firms;

•the appropriateness of Deloitte & Touche LLP's fee;

•
Deloitte & Touche LLP's tenure as our independent registered public accounting firm and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting;

•Deloitte & Touche LLP's capability and expertise in relation to the breadth and complexity of our operations; and

•Deloitte & Touche LLP's independence.

Based on its review the audit committee believes that Deloitte & Touche LLP is independent and that it is in the best interest of our company and our stockholders to retain Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2015.

In accordance with SEC rules and Deloitte & Touche LLP's policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our company. For lead audit and engagement quality control review partners, the maximum number of consecutive years of service in that capacity is five years. The process for approval of the lead audit partner for our company pursuant to this rotation policy involves a meeting between the chair of the audit committee and the candidate for the role, as well as discussion by the full committee and with management.

The audit committee has discussed with management and Deloitte & Touche LLP significant accounting policies applied by us in our financial statements as well as alternative treatments and significant judgments and estimates, including (1) the valuation of our legal commitments and contingencies, (2) estimates in respect of defined benefit plans, including the two defined benefit postretirement medical plans maintained by a VEBA trust that provides benefits for certain eligible retirees represented by unions and their spouses and eligible dependents (which we refer to as the Union VEBA Trust), and another VEBA trust that provides benefits for certain other eligible retirees and their surviving spouses and eligible dependents, (3) estimates in regard to environmental commitments and contingencies, (4) estimates in respect to conditional asset retirement obligations, (5) long-lived assets, (6) our income taxes, (7) tax contingencies, (8) inventory valuation, (9) the valuation of our convertible notes that matured on April 1, 2015 and related call options, (10) acquisitions, goodwill and intangible assets, and (11) revenue recognition. For a more detailed discussion of these accounting items, see Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014. During the year ended December 31, 2014, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports.

The audit committee has read and discussed the company's audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 with our management. The audit committee has also discussed with our independent registered public accounting firm the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee.

The audit committee has also received and read the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

The audit committee discussed with our internal accountants and Deloitte & Touche LLP the overall scope and plans for their respective audits. The audit committee meets with management, our internal accountants and our independent accountants periodically in separate private sessions to discuss any matter that the audit committee, our management, our internal accountants, the independent accountants or such other persons believe should be discussed privately.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.

The audit committee considered whether, and concluded that, the provision by Deloitte & Touche LLP of the services for which we paid the amounts set forth under “Tax Fees” and “All Other Fees” below is compatible with maintaining the independence of Deloitte & Touche LLP.

This report is submitted by the members of the audit committee of the board of directors:

Audit Committee
Teresa A. Hopp (Chair)
Carolyn Bartholomew
Lauralee E. Martin
Alfred E. Osborne, Jr., Ph.D.
Thomas M. Van Leeuwen
Brett E. Wilcox

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act or the Securities Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

INDEPENDENT PUBLIC ACCOUNTANTS

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for each of 2013 and 2014, and fees billed for other services rendered by Deloitte & Touche LLP.

	2013	2014
Audit Fees(1)	$1,392,201	$1,599,750
Audit-Related Fees (2)	$52,886	$40,325
Tax Fees (3)	$16,223	$8,028
All Other Fees (4)	$7,200	$8,600
____________

(1)
Audit fees consist principally of fees for the audit of our annual financial statements included in our Annual Report on Form 10-K for those years and review of our financial statements included in our Quarterly Reports on Form 10-Q for those years, and for audit services provided in connection with compliance with the requirements of the Sarbanes-Oxley Act.

(2)	Audit-related fees consist principally of fees for statutory audits.

(3)	Tax fees consist principally of fees for tax advisory services.

(4)
All other fees for 2013 consist of the subscription fee to the Deloitte & Touche LLP Research Tool Library and fees relating to the review of agreed-upon procedures relating to certain environmental matters. All other fees for 2014 consist of the subscription fee to the Deloitte & Touche LLP Research Tool Library, fees relating to the review of agreed-upon procedures relating to certain environmental matters and fees relating to the review of comments from the SEC and our response to such comments.

The audit committee charter requires that the audit committee pre-approve all audit and non-audit engagements, fees, terms and services in a manner consistent with Sarbanes-Oxley Act and all rules and applicable listing standards promulgated by the SEC and the Nasdaq Stock Market. The audit committee may delegate the authority to grant any pre-approvals of non-audit engagements to one or more members of the audit committee, provided that such member (or members) reports any pre-approvals to the audit committee at its next scheduled meeting. The audit committee has delegated pre-approval authority to its chair. All of the audit-related fees, tax fees and other fees for 2014 were pre-approved by the audit committee.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to 2014, we believe that our officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except that a Form 4 was filed late in connection with one transaction by Mr. Parkinson.

OTHER MATTERS

We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

STOCKHOLDER PROPOSALS

To be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, proposals of stockholders must be in writing and received by us no later than January [ ], 2016. To be presented at the 2016 annual meeting of stockholders without inclusion in our proxy statement for such meeting, proposals of stockholders must be in writing and received by us no later than March [ ], 2016 and no earlier than February [ ], 2016, in accordance with procedures set forth in our bylaws. Such proposals should be mailed to Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831 and directed to the corporate secretary.

By Order of the Board of Directors

John M. Donnan
Executive Vice President - Legal,
Compliance and Human Resources
Foothill Ranch, California
April [ ], 2015

Appendix A

KAISER ALUMINUM CORPORATION
Amended and Restated
2006 Equity and Performance Incentive Plan
1.Purpose. The purpose of the 2006 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees of Kaiser Aluminum Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.Definitions. As used in this Plan,

(a)“Appreciation Right” means a right granted pursuant to Section 6 or Section 10 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)“Award” means any award granted pursuant to the Plan.

(c)“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(d)“Board” means the Board of Directors of the Company.

(e)“Change in Control” has the meaning provided in an Evidence of Award.

(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)“Committee” means the committee of Non-Employee Directors appointed by the Board to administer the Plan and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 18 of this Plan, such subcommittee.

(h)“Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

(i)“Company” means Kaiser Aluminum Corporation, a Delaware corporation.

(j)“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(k)“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other Awards contemplated by Section 11 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units or other Awards contemplated by Section 11 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l)“Detrimental Activity” means any conduct or act determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary, including, without limitation, any one or more of the following types of activity:

(i)	Conduct resulting in an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws.

(ii)
Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(iii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iv)
The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries.

(v)
The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(vi)	Activity that results in Termination for Cause.

(m)“Director” means a member of the Board of Directors of the Company.

(n)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

(o)“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 or Section 10 of this Plan that is not granted in tandem with an Option Right.

(q)“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r)“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed or on which the Participant’s efforts have the most influence. The Committee may provide, in connection with the establishment of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standard Board Accounting Standards Codification 225-20-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to Covered Employees that are intended to qualify as performance-based compensation under Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be based on specified levels of, growth in or performance relative to peer company performance in, one or more of the following criteria, either alone or in any combination:

(i)	Earnings per share;

(ii)	Net income (before or after taxes);

(iii)	Cash flow;

(iv)	Return measures (including, but not limited to, return on assets, revenue, equity or sales);

(v)	Cash flow return on investments;

(vi)	Earnings before or after taxes, interest, depreciation and amortization;

(vii)	Growth in sales or revenues;

(viii)	Share price (including, but not limited to, growth measures and total shareholder return);

(ix)	Operating measures (including, but not limited to, operating margin and operating costs); and

(x)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.
(s)“Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(t)“Non-Employee Director” means a Person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(u)“Non-Qualified Stock Option” means an Option Right that is not an Incentive Stock Option.

(v)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(w)“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(x)“Option Price” means the purchase price payable on exercise of an Option Right.

(y)“Option Right” means the right to purchase Common Shares upon exercise of an Option granted pursuant to Section 5 or Section 10 of this Plan.

(z)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other Awards under this Plan. The term “Participant” shall also include any director emeritus and any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee and who is selected by the Committee to receive benefits under the Plan.

(aa)“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 9 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(ab)“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.

(ac)“Performance Unit” means a bookkeeping entry awarded pursuant to Section 9 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(ad)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(ae)“Plan” means this Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan.

(af)“Restricted Stock” means Common Shares granted or sold pursuant to Section 7 or Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ag)“Restriction Period” means the period of time during which Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Management Objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8 or Section 10 of this Plan.

(ah)“Restricted Stock Unit” means an Award made pursuant to Section 8 or Section 10 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(ai)“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(aj)“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ak)“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 or Section 10 of this Plan that is granted in tandem with an Option Right.

3.Effective Date.

The Plan was originally effective as of July 6, 2006 (the “Effective Date”), which was the effective date for the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, as modified. Following the Effective Date, the Board amended and restated the Plan in its entirety effective as of February 6, 2008, again effective as of June 2, 2009 and again effective as of March 1, 2010. On June 1, 2010, the Board amended and restated the Plan in its entirety, with such amendment and restatement effective as of June 8, 2010, the date the Plan as so amended and restated was approved by the Company’s stockholders. Following the stockholders’ approval of the Plan, the Board amended and restated the Plan in its entirety effective as of February 8, 2012 and again amended and restated the Plan in its entirety, to read as set forth herein, effective April 10, 2013.
4.Shares Available Under the Plan.

(a)Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as Awards to Non-Employee Directors, or (vi) as Awards contemplated by Section 11 of this Plan will not exceed in the aggregate 2,722,222 shares. Any shares relating to Awards that expire or are forfeited or are cancelled shall again be available for issuance under the Plan. Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (a) shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (b) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (c) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (d) all shares covered by an Appreciation Right, to the extent that it is exercised and whether or not shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will count against the number of shares available in Section 4(a) above.

(c)Notwithstanding anything in this Section 4 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 13 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,722,222 Common Shares; (ii) no Participant will be granted Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other Awards under Section 11 of this Plan, in the aggregate, for more than 500,000 Common Shares during any calendar year; (iii) the number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other Awards under Section 11 of this Plan (after taking into account any forfeitures and cancellations) will not in the aggregate exceed 2,722,222 Common Shares.

(d)Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an Award of Performance Shares, Performance Units or other Awards under Section 11 of this Plan having an aggregate maximum value, determined as of their respective Dates of Grant, in excess of $5 million.

5.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each grant will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 4 of this Plan.

(b)Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company or one of its Subsidiaries (a “10% Shareholder”) the Option Price per share shall not be less than 110% of the Market Value per Share on the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, no grant of an Option will specify an Option Price per share that is less than the par value of the Common Shares for which such Option is exercisable.

(c)Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 5(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee; provided, however, that the payment method described in clause (ii) will not be available at any time that the Company is prohibited from purchasing or otherwise acquiring Common Shares.

(d)The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or in the form of Restricted Stock Units; provided, however, that this payment method will not be available at any time that the Company is prohibited from purchasing or otherwise acquiring Common Shares. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

(e)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(f)Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(g)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.

(h)Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(i)Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(j)The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

(k)The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 6 of this Plan.

(l)No Option Right will be exercisable more than 10 years from the Date of Grant; provided that, in the case of Incentive Stock Options granted to 10% Shareholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.

(m)The Committee reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; and (ii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee for a period of at least 6 months and have a value at the time of exercise that is equal to the Option Price.

(n)The Committee may substitute, without receiving Participant permission, Appreciation Rights paid only in Common Shares (or Appreciation Rights paid in Common Shares or cash at the Committee’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are the same as the terms for the Options and the difference between the Market Value per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value per Share of the underlying Common Shares and the Option Price of the Options.

(o)Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

6.Appreciation Rights.

(a)The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)
Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)
Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.

(v)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vii)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only (i) at a time when the related Option Right is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right for cancellation.

(d)Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

7.Restricted Stock. The Committee may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, each grant or sale of Restricted Stock to a Participant will be made for such consideration as is required by applicable law in order to ensure that such Restricted Stock is validly issued, fully paid and nonassessable upon such grant or sale.

(c)Except as provided in Section 10, each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.

(d)Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)Subject to Section 7(c) of this Plan, any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
(f)Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award.

(g)Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.

8.Restricted Stock Units. The Committee may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, each grant or sale of Restricted Stock Units to a Participant will be made for such consideration as is required by applicable law in order to ensure that any Common Shares delivered by the Company pursuant thereto are validly issued, fully paid and nonassessable when so delivered.

(c)Except as provided in Section 10, each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.

(d)During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.Performance Shares and Performance Units. The Committee may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors, provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(b)The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.

(c)Each grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

(d)Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
(e)Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.
(f)The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.
(g)Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

10.Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other Awards contemplated by Section 11 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.

(a)Each grant of Option Rights awarded pursuant to this Section 10 will be upon terms and conditions consistent with Section 5 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify an Option Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:

(i)	Each grant will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 4 of this Plan.

(ii)
If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(iii)
Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the Optionee for at least 6 months, or in a combination of cash and such Common Shares.

(b)Non-Employee Directors, pursuant to this Section 10, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

(c)Each grant or sale of Appreciation Rights pursuant to this Section 10 will be upon terms and conditions consistent with Section 6 of this Plan.

(d)Each grant or sale of Restricted Stock pursuant to this Section 10 will be upon terms and conditions consistent with Section 7 (other than in Section 7(c) thereof) of this Plan.

(e)Each grant or sale of Restricted Stock Units pursuant to this Section 10 will be upon terms and conditions consistent with Section 8 (other than Section 8(c) thereof) of this Plan.

(f)Non-Employee Directors may be granted, sold, or awarded other Awards as contemplated by Section 11 of this Plan; provided that such other Awards are granted by the Board.

11.Other Awards.

(a)The Committee may, subject to limitations under applicable law, grant to any Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares, or Management Objectives or other factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, achievement of Management Objectives or other factors designated by the Committee, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company or the achievement of Management Objectives. The Committee shall determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee shall determine.

(b)Cash awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 11.

(c)The Committee may grant Common Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

12.Transferability.

(a)Except as provided in Section 12(b) and 12(c) below, no Option Right, Appreciation Right or other derivative security or Award granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)Notwithstanding Section 12(a) above, to the extent authorized in an Evidence of Award, an Option Right (excluding Incentive Stock Options), Appreciation Right or other derivative security or Award granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(c)Notwithstanding Section 12(a) above, to the extent authorized in an Evidence of Award, an Option Right (excluding Incentive Stock Options), Appreciation Right or other derivative security or Award granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

(d)The Committee, or the Board in the case of Awards under or governed by Section 10 of this Plan, may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer.

13.Adjustments.

(a)The Committee will make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other Awards granted pursuant to Section 11 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, extraordinary cash dividend, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, an “Event”). Moreover, in the case of such an Event, the Committee, in its discretion and without the consent of any Participant, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash) or take such other action as it, in good faith, may determine to be equitable in the circumstances, including, but not limited to, causing such Awards to become exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to any such Event, and may require in connection with any such substitution the surrender of all replaced Awards. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Committee, in its sole discretion, exercised in good faith, determines is appropriate to reflect any Event described in this Section 13; provided, however, that any such adjustment will be made in accordance with Section 409A of the Code and, with respect to Incentive Stock Options, any such adjustment shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

(b)The existence of the Plan, the Evidence of Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.Change in Control. The Committee may prescribe in an Evidence of Award that (a) a “Change in Control” will result in acceleration of the time at which (b) an Option Right, Appreciation Right or other Award may be exercised, (c) the substantial risk of forfeiture or prohibition or restriction on transfer will lapse, (d) the Restriction Period will end, (e) Performance Shares or Performance Units will be deemed to have been fully earned, or (f) a transfer restriction will terminate.

15.Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit, provided that the number of shares relinquished shall not exceed the minimum number of shares required to satisfy the payment of the statutory minimum amount of taxes that the Company is required to withhold in connection with the realization of such benefit.

17.Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

18.Administration of the Plan.

(a)This Plan will be administered by the Committee, which may from time to time delegate all or any part of its authority under this Plan to a subcommittee of the Committee, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee. A majority of the Committee (or subcommittee) will constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee (or subcommittee).

(b)The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other Awards pursuant to Section 11 of this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

(c)The Committee or, to the extent of any delegation as provided in Section 18(a), a subcommittee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. To the extent permitted by applicable law, the Committee or the subcommittee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee or the subcommittee: (i) designate employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee or the subcommittee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee or the subcommittee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.

19.Amendments, Etc.

(a)The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal securities exchange, association or quotation system upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained.

(b)The Committee will not, without the further approval of the shareholders of the Company: (i) amend any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price of such outstanding Option Right or Appreciation Right; (ii) cancel any outstanding Option Right or Appreciation Right in exchange for an Award with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option Right or Appreciation Right; or (iii) cancel any outstanding Option Right or Appreciation Right with an Option Price or Base Price that is greater than the then-current Market Value per Share in exchange for cash or other property; provided however, that this Section 19(b) is intended to prohibit the “repricing” of “underwater” Option Rights and Appreciation Rights, will not be construed to prohibit any adjustment or other action contemplated by Section 13 of this Plan in connection with an Event.

(c)The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d)If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 11 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(e)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f)To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights, and there will be no further effect on any provision of this Plan.

(g)Subject to Section 19(b) hereof, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, but subject to Section 13 above no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

20.Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Participant shall:

(a)Forfeit any Award granted under this Plan then held by the Participant;

(b)Return to the Company, in exchange for payment by the Company of any cash amount actually paid therefor by the Participant (unless such payment is prohibited by law), all Common Shares that the Participant has not disposed of that were acquired pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(c)With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)	any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)	the Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason. For purposes of this Section 20, Common Shares that are Restricted Stock will be deemed to be acquired pursuant to this Plan at such time as the prohibition on transfer thereof expires and Common Shares that are issued or delivered in respect of any other Award will be deemed to be acquired pursuant to this Plan at such time as they are actually issued or delivered to the Participant.
21.Compliance with Section 409A of the Code.

(a)To the extent applicable, this Plan is intended to comply with Section 409A of the Code and shall be administered, construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

(b)Notwithstanding any provision of this Plan to the contrary, to the extent an award is subject to Section 409A of the Code and such award shall be deemed to be vested or restrictions lapse, expire or terminate, and payment made, upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the first business day of the seventh month after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

22.Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

23.Termination. No Award will be made under this Plan more than 10 years after the Effective Date (as defined in Section 3 of this Plan), but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

24.Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 24, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

25.Section 162(m). To the extent the Committee issues any Award which is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan (subject to Section 19(a)) or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

26.General Provisions.

(a)No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan. Notwithstanding any other provision of this Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the provisions of Section 7, 8, 9, 10 or 11 of this Plan will be made for such consideration having a value that is not less than the par value of such Common Shares as is required by law in order to ensure that such Common Shares are validly issued, fully paid and nonassessable on such issuance.

(b)Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

(c)No Participant shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(d)If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

Appendix B

Proposed Amendment to Section 1 of Article VII of the
Company’s Amended and Restated Certificate of Incorporation
to Implement a Majority Voting Standard in Uncontested Director Elections
At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected ~~by plurality vote of all votes cast~~ at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In an uncontested election of directors at any meeting of stockholders, each director will be elected by an affirmative vote of the majority of the votes cast with respect to the director at such meeting. In a contested election of directors at any meeting of stockholders, each director will be elected by a plurality vote of the votes cast at such meeting. For purposes hereof, (i) a “majority of the votes cast” with respect to a director means the number of votes for the director exceeds the number of votes withheld from the director and (ii) an election of directors will be considered “contested” if, as of the record date for the applicable meeting of stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. All other elections of directors will be considered “uncontested.”
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B-1

Kaiser Aluminum Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2015.

Vote by Internet

- Go to **www.investorvote.com/kalu**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote "FOR ALL" the nominees listed in the following proposal.

1. Election of Directors: 01 - David Foster 02 - L. Patrick Hassey 03 - Teresa A. Hopp

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☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

The Board of Directors recommends you vote "FOR" the following proposals:

Proposal	For	Against	Abstain
2. ADVISORY VOTE TO APPROVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT	☐	☐	☐
3. APPROVAL OF KAISER ALUMINUM CORPORATION AMENDED AND RESTATED 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN	☐	☐	☐
4. APPROVAL OF AMENDMENT TO KAISER ALUMINUM CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	☐	☐	☐
5. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

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022NQA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: **www.envisionreports.com/KALU**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KAISER ALUMINUM CORPORATION

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27422 Portola Parkway, Suite 200
Foothill Ranch, California 92610

This proxy is solicited by the Board of Directors of Kaiser Aluminum Corporation for the annual meeting of stockholders to be held on June 2, 2015.

The undersigned hereby appoints Jack A. Hockema, Daniel J. Rinkenberger and John M. Donnan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kaiser Aluminum Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of stockholders to be held 9:00 a.m. Pacific Time on Tuesday, June 2, 2015, at the corporate office of Kaiser Aluminum Corporation, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 3, 4, AND 5, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

You may revoke this proxy prior to the time this proxy is voted by (i) voting again over the Internet or by telephone no later than 11:59 p.m. Eastern Time, on Monday, June 1, 2015, (ii) submitting a properly signed proxy card with a later date, (iii) delivery, no later than 5:00 p.m., Eastern Time, on Monday, June 1, 2015, written notice of revocation to the Secretary of Kaiser Aluminum Corporation c/o Computershare, P.O. Box 43126, Providence, Rhode Island 02940-5138 or (iv) attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting alone will not revoke your proxy. To change your vote, you must also vote in person at the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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